[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.27

MASTER SERVICES AGREEMENT

This Master Services Agreement (the “Agreement”), dated as of December 15, 2003, is between Chordiant Software, Inc., a Delaware corporation (“Chordiant”), on the one hand, and Ness Global Services, Inc. a Pennsylvania corporation (“Ness Global”), Ness Technologies India Ltd. (“Ness India”), an India company, and Ness Technologies, Inc., a Delaware corporation, (collectively, “Supplier”) on the other.

Recitals

Whereas, Supplier desires to provide to Chordiant, and Chordiant desires to obtain from Supplier, the services described in this Agreement on the terms and conditions set forth in this Agreement; and

Whereas, Chordiant and Supplier have engaged in extensive negotiations and discussions that have culminated in the formation of the relationship described in this Agreement.

Now, Therefore, for and in consideration of the agreements set forth below, Chordiant and Supplier agree as follows:

1.	Definitions and Construction

1.1  Definitions.  The terms used in this Agreement with initial capital letters have the meanings set forth in Exhibit 1.

1.2  Interpretation.

(a)  The Exhibits attached to this Agreement are hereby incorporated into and deemed part of this Agreement.  All references to “Agreement” herein include the Exhibits to this Agreement.  All references to “Exhibits” herein include the attachments to such Exhibits.

(b)  The headings preceding the text of Articles, Sections and the headings to Exhibits, the table of contents and the table of Exhibits included in or attached to this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(c)  Any reference to an Exhibit, Section or Article shall be to such Exhibit, Section or Article of this Agreement, unless otherwise expressly provided.

(d)  References to any Law refer to such Law in changed or supplemented form, or to a newly adopted Law replacing a previous Law.

(e)  The use of the terms “including,” “include” or “includes” shall in all cases herein mean “including without limitation,” “include without limitation” or “includes without limitation,” respectively.

(f)  Words conveying the singular include the plural and vice versa where the context so requires.

(g)  The Parties acknowledge and agree that they have mutually negotiated the terms and conditions of this Agreement and that any provision contained herein with respect to which an issue of interpretation or construction arises shall not be construed to the detriment of the drafter on the basis that such Party or its professional advisor was the drafter, but shall be construed according to the intent of the Parties as evidenced by the entire Agreement.

1.3  Order of Precedence.  Except as otherwise expressly set forth in the body of this Agreement or in an Exhibit, in the event of a conflict, ambiguity or inconsistency between the provisions in the body of this Agreement and any Exhibit, the provisions in the body of this Agreement shall prevail.

2.	Term

2.1  Initial Term. The initial term of this Agreement shall commence on the Effective Date and continue until either the Initial Agreement Expiration Date, the last day of the final Extension Period, or such earlier date upon which this Agreement is terminated in accordance with its terms (the “Initial Term”).

2.2  Renewal and Extension.  Chordiant, in its sole discretion, upon no less than ninety (90) days advance notice prior to the end of the Initial Term and each extension thereof, may elect to extend the Initial Term for additional one year periods (each an “Extension Period”) on the terms, conditions and pricing in effect as of the date of the notice of extension.

3.	Services

3.1  Base Services Defined.  The Base Services means the services, functions and responsibilities of Supplier, as they may evolve, be supplemented, enhanced, modified, or replaced (e.g., to keep pace with technological advancements and improvements in the methods of delivering Services) during the Term, including the following:

(a)  The services, functions and responsibilities that relate to each Line of Business described in this Agreement, the Transition Plan and any Statement of Work;

(b)  The services, functions and responsibilities routinely performed prior to the Effective Date by the Affected Employees and the Affected Contractors or such other Chordiant employees and contractors whose services, functions or responsibilities were displaced or transitioned to Supplier as a result of this Agreement, even if such service, function or responsibility is not specifically described in this Agreement; provided that such service, function or responsibility is reasonably related to the Services described in this Agreement;

(c)  The services, functions, and responsibilities that are of a nature and type that would ordinarily be performed by the organization or part of the organization performing services similar to the Services within a company in the software industry, even if not specifically described in this Agreement;

(d)  Any services, functions or responsibilities required for the proper performance and delivery of the Services, whether or not expressly identified or described in this Agreement;

(e)  The Refresh of the Systems provided by Supplier; and

(f)  The joint development of a plan to extend the Software Engineering Institute’s Capability Maturity Model (SEI CMM) quality certifications of Supplier to Chordiant’s product line as soon as reasonably practicable after the Effective Date.

3.2  Provision of Services.

(a)  Commencement Dates; Transition Services.  Beginning on the Effective Date, Supplier shall provide the Transition Services as specified in the Transition Plan.  The Transition Plan sets forth a number of Commencement Dates, and specifies which Services correspond to such Commencement Dates.  Beginning on each Commencement Date, Supplier shall provide the Services that correspond with such Commencement Date.  Chordiant shall have the right to set priorities regarding scheduling the performance of Services in accordance with the procedures set forth in the Policies and Procedures Manual.

(b)  Base Services.  Supplier shall provide the Base Services as set forth in this Agreement, the Transition Plan and in each Statement of Work.

(c)  Increase in Personnel.  If Chordiant requests additional services under a Line of Business (or multiple Lines of Business) that Supplier cannot provide with the aggregate number of EDC Personnel at the time of the request, then within [ * ] (or such time as agreed by the Parties) of the receipt of such request, Supplier will provide Chordiant with an estimate of the number of resources required to provide such services (the “Additional Personnel”).  If Chordiant desires to add the Additional Personnel, the Parties will reflect the agreed upon additional EDC Personnel in a writing authorized by the Steering Committee, and Supplier will provide the Additional Personnel in accordance with the terms and prices set forth in this Agreement.  Chordiant shall not be obligated to pay for any Additional Personnel unless approved in writing by Chordiant.  Any increase in the EDC Personnel in accordance with this section shall be in Chordiant’s sole discretion and shall not be considered a New Line of Business.

(d)  Decrease in Personnel.  Upon no less than six (6) weeks prior written notice, at any time after the [ * ] from the Effective Date, Chordiant shall be entitled to reduce the number of EDC Personnel in any quarter by up to [ * ] of the average EDC Personnel for the prior quarter, or [ * ] EDC Personnel, whichever is greater.  The fees under this Agreement will be reduced to reflect the reduction in EDC Personnel, effective as of the effective date of the EDC Personnel reduction.  There shall be no penalty or other fee associated with any such decrease.

(e)  Insourcing.  Chordiant may insource, obtain from a third party, or otherwise remove from scope all or any portion of the Services then being provided by Supplier.

(f)  Suppliers.  Supplier shall provide the Services to Chordiant and the Chordiant Affiliates in accordance with this Agreement.  With respect to Supplier’s obligations and license grants contained in this Agreement, the term “Chordiant” shall include Chordiant and the Chordiant Affiliates.

(g)  Resources.  Except as expressly provided otherwise in this Agreement, Supplier shall provide all facilities, assets, and resources (including personnel, communications lines, Equipment, and Software) necessary for delivering the Services and otherwise meeting its obligations under this Agreement.  In addition, Supplier shall provide the shared common services set forth in Exhibit 13.  The location of and standards for the facility(ies) shall be set forth in Exhibit 7.  Supplier shall provide Chordiant with complete access (including any necessary security passes, keys, passwords, etc.) to all portions of Supplier Service Locations in which Supplier is providing the Services (not including other EDCs) and common areas, such that Chordiant may enter and access any part of such facilities, and all assets and resources in such facilities, at any time.

(h)  Delivery and Acceptance.  Supplier shall deliver those Deliverables specified in a Statement of Work to Chordiant in accordance with the terms set forth in the Statement of Work.  To the extent that a Statement of Work includes acceptance criteria for a Deliverable (the “Acceptance Criteria”), such Deliverable shall comply with such criteria in all material respects.  If no Acceptance Criteria are stated in the Statement of Work, the Acceptance Criteria will conform with all specifications and Chordiant instructions for the Deliverables.  Prior to delivery, Supplier shall test the Deliverables and immediately report to Chordiant any non-conformance with the Acceptance Criteria, and any other deficiency or defect in the Deliverable, including specifics regarding the nature of the failure thereof.  Chordiant shall have the right to test the Deliverables [ * ].  Supplier shall, at no cost to Chordiant (i.e., without applying toward billable time), correct any deficiencies that prevent such Deliverable from conforming to the Acceptance Criteria [ * ], unless otherwise agreed.  In the event that the Deliverable does not conform to the Acceptance Criteria within this time, and in accordance with Supplier’s Right to Cure, Chordiant may [ * ].

3.3  Improved Technology.  In providing the Services to Chordiant, at no additional cost and in addition to the Supplier’s obligations set forth in Exhibit 14, Supplier shall: (a) actively seek and identify opportunities to implement new technologies and methodologies advantageous to Chordiant’s business operations and, upon Chordiant’s approval, implement such technologies and methodologies; (b) maintain a level of technology used to provide the Services that (i) allows Chordiant to take advantage of technological advances in order to remain competitive, (ii) is at least current with the level of technology that Supplier uses in providing services to its other customers, and (iii) is at least current with the level of technology generally adopted from time to time in Chordiant’s industry (provided that the foregoing clause does not expand Supplier’s Refresh obligations specified in Exhibit 14); (c) provide to Chordiant Improved Technology for Chordiant’s evaluation in connection with the Services; and (d) meet with Chordiant periodically, at least once during every 180-day period (and more often if appropriate due to changes or improvements in the information technology industry or any technology relating to the Services), in accordance with procedures agreed upon by the Chordiant Account Executive, to inform Chordiant of any new information processing technology Supplier is developing or information technology trends and directions of which Supplier is otherwise aware that could reasonably be expected to have an impact on Chordiant or Chordiant’s business.

3.4  Governmental Approvals.  Supplier shall, at its own cost and expense, obtain and maintain all Governmental Approvals, and provide any notice to any Governmental Authority, that Supplier is required by Supplier Laws to obtain, maintain, or provide as a result of the provision or receipt of the Services. Upon request by either Party, the other Party shall provide to the requesting Party reasonable cooperation and assistance in obtaining Governmental Approvals hereunder.

3.5  Changes in Law

(a)  Changes in Laws.  Chordiant shall monitor and promptly identify and notify Supplier of all changes in Laws applicable to Chordiant and its jurisdictions that relate to the provision or receipt of the Services, other than Supplier Laws (“Chordiant Laws”).  Supplier shall monitor and promptly identify and notify Chordiant of all changes in Laws applicable to Supplier and its jurisdictions that relate to the provision or receipt of the Services, including any such Laws related to data security, privacy, immigration and visas (“Supplier Laws”).

(b)  Effect of Changes in Laws.

(i)  Chordiant Laws.  Supplier and Chordiant shall work together to identify the effect of changes in Laws on the provision or receipt of the Services.  With respect to changes in Chordiant Laws, the Parties shall discuss modifications to the Services, if any, necessary to comply with such changes.  Supplier shall promptly thereafter propose any adjustment to the applicable Fees associated with such modifications.  Upon Chordiant’s consent, Supplier shall implement such modifications to the Services in a timely manner.

(ii)  Supplier Laws.  With respect to changes in Supplier Laws,  Supplier shall implement in a timely manner, at its own cost and expense (except with respect to Laws governing immigration and prevailing wages, or as otherwise provided in Exhibit 4), any changes in the Services required to comply with such changes; provided, that if such changes have a material effect on the cost, provision or receipt of the Services, Supplier shall obtain Chordiant’s consent before implementing such changes.

(iii)  Reduction in Services. If any change in Law, or change in the Services required to conform to any change in Law, for reasons beyond either Party’s reasonable control, results in a reduction (whether temporary or permanent) in the EDC Personnel greater than that allowed under Section 3.2(d), then Chordiant may elect either to (i) negotiate and implement an equitable adjustment to the applicable Fees, or (ii) terminate the affected portion of the Services as of the date specified by Chordiant in its notice of termination without payment of any Termination Fee, provided that Chordiant provides Supplier as much notice as reasonably practicable under the circumstances.

3.6  Existing Technology; Architecture and Standards.  Supplier shall (i) obtain the minimum hardware and software configuration and support all of the technologies identified in Exhibit 8, (ii) comply with Chordiant’s information management technical architecture and product standards as the same may be modified by Chordiant from time to time, and (iii) obtain and maintain the minimum dedicated communication lines identified in Exhibit 8.

3.7  Knowledge Sharing.  [ * ], and upon Chordiant’s request, Supplier shall meet with representatives of Chordiant in order to (a) explain how the Deliverables and other products developed work and are operated, (b) explain the test methodologies and scripts, (c) explain how the technical stack development process works, (d) explain how the Services are provided, and (e) provide such training and documentation that Chordiant may require for Chordiant to understand and operate the Systems and provide the Services after the expiration or termination of this Agreement [ * ].

3.8  Reports. Supplier shall provide to Chordiant, in a timely manner and a form acceptable to Chordiant, the reports set forth in Exhibit 9, any other reports identified in this Agreement, and any reports Chordiant requests from time to time.

3.9  Schedule Management.  Supplier and Chordiant will jointly develop and maintain management plans for all Services, which will be made available to Chordiant at Chordiant’s request in an agreed upon format.  Supplier will use industry established methodologies to track progress against plan milestones and will give Chordiant regular status updates on a weekly basis for the first two (2) quarters, and then monthly or as set forth in the Policies and Procedures Manual.

3.10  Procurement.  Unless otherwise agreed by the Parties, if Chordiant requests that Supplier obtain any New Equipment, then Supplier shall identify the most favorable terms (including the lowest cost) available to Supplier for any New Equipment, and in Chordiant’s sole discretion, either: (i) Chordiant shall loan the equipment to Supplier for its use solely on Chordiant’s behalf; or (ii) Supplier shall acquire the New Equipment on the most favorable terms as set forth in (x), (y) or (z) below.  Supplier shall make available to Chordiant the benefit of any discounts or other favorable purchasing or lease arrangements it may enjoy through its relationships with third parties.  Supplier shall, upon Chordiant’s request, (x) purchase the New Equipment on its own behalf or on behalf of Chordiant, (y) lease, or arrange for a third party to lease such New Equipment to Supplier or Chordiant, or (z) license, or arrange for a third party to license such New Equipment to Supplier or Chordiant.  Prior to entering into any agreement with respect to the acquisition of New Equipment, Supplier shall provide Chordiant with all terms thereof, which shall be subject to Chordiant’s prior approval.  Supplier agrees that it shall follow the process agreed upon by the Parties for such approval.  Whichever Party manages the transportation of the New Equipment shall bear all risk of loss or damage thereto during transit.  Chordiant shall pay to Supplier, the supplier, third party lessor or third party licensor, as applicable, the actual purchase, lease or license fees, and transportation costs, as applicable, for the New Equipment.  Except as otherwise agreed by the Parties or as otherwise provided in this Agreement (1) all rights in and title to any New Equipment purchased by Supplier on behalf of Chordiant and paid for by Chordiant shall belong to Chordiant and Supplier shall take such measures as reasonably necessary for Chordiant to obtain and maintain title to New Equipment, (2) all New Equipment shall be new, and (3) Supplier shall bear all risk of loss or damage to all New Equipment located in a Supplier Service Location.  All third party warranties with respect to New Equipment purchased on behalf of or leased or licensed to Chordiant shall run to and be for the express benefit of Chordiant.  Upon notice at any time, Supplier, at Chordiant’s cost, shall return New Equipment owned by Chordiant to Chordiant at Chordiant’s request.

4.	Transition; Acquisitions and Divestitures; Cooperation.

4.1  Transition Services.  Supplier shall perform all services, functions, and responsibilities necessary to accomplish the transition to Supplier of the Services to be provided by Supplier under the Lines of Business (the “Transition Services”), which shall last [ * ].  Supplier shall perform the Transition Services in accordance with the Transition Plan and without causing a material disruption to Chordiant’s business.  Exhibit 16 shall serve as the base for the final Transition Plan, which the Parties shall complete jointly no later than January 31, 2004.  Supplier shall designate an individual who shall be responsible for managing and implementing the Transition Services (the “Supplier Transition Manager”), as well as individuals for each of Chordiant’s facilities and functions affected by the transition who shall be responsible for managing and implementing the Transition Services specific to such facilities and functions. Until the completion of the applicable Transition Services, the Supplier Transition Manager and each individual shall review with the Chordiant Account Executive the status of the Transition Services as often as may be reasonably requested by the Chordiant Account Executive.

4.2  Transition Milestones.  Supplier shall meet the Transition milestones relating to Supplier’s obligations under the Transition Plan.  If Supplier fails to achieve any Critical Transition Milestone by the completion date specified for such milestone in the Transition Plan, subject to Supplier’s Right to Cure, Chordiant may elect to terminate the Line of Business in which the failure has occurred as of the date specified by Chordiant in its notice of termination without payment of any Termination Fee.  Chordiant shall provide Supplier with as much advance notice as reasonably possible (including at Steering Committee Meetings) of any failures to achieve Critical Transition Milestones.

4.3  Transitioned Personnel.  Supplier shall use its best efforts to hire and employ Chordiant employees transitioned to Supplier under this Agreement (“Transitioned Personnel”) [ * ].

4.4  Acquisitions, New Chordiant Affiliates, and Divestitures

(a)  New Entities.  With respect to Chordiant’s acquisition of other entities, the acquisition of Chordiant, or Chordiant’s inclusion of additional Chordiant Affiliates (collectively, “New Entities”), to the extent providing such services to the New Entities does not cause Supplier to violate its noncompete obligations to another existing customer, Supplier shall, as requested by Chordiant, provide support services as necessary to incorporate the New Entities’ information technology systems into the Systems, including those services specified in Exhibit 2, and provide the Services, whether all or a portion specified by Chordiant, to the New Entities in accordance with this Agreement.

(b)  Divestitures.  If Chordiant divests itself of a business unit or entity, or removes a Chordiant Affiliate (collectively, “Divested Entities”), Supplier shall continue to provide, at Chordiant’s request, the Services to the Divested Entity for up to [ * ] under the then-current terms, conditions and pricing of this Agreement, including, without limitation, Supplier’s rights under Section 24.3(c).  In addition, with respect to any such divestitures, Supplier shall provide support services to Chordiant, the Divested Entity, and the acquiring entity as necessary to transfer the Divested Entities’ information technology systems to a third party or enable such entity to provide information technology services to itself, including those services specified in Exhibit 2.

(c)  Additional Costs.  Chordiant shall pay any [ * ]; provided that Supplier obtains Chordiant’s prior approval for the type and amount of such costs.

4.5  Cooperation with Third Parties.  Chordiant may from time to time hire subcontractors, consultants, or other third parties ("Chordiant Third Party Contractors") to perform services or provide products to Chordiant.  Supplier shall cooperate with and work in good faith with any Chordiant Third Party Contractors as requested by Chordiant, including by providing the following:

(a)  in writing, to the extent available, applicable requirements, standards and policies applicable to the Services so that the goods and services provided by the Chordiant Third Party Contractor may work in conjunction with or be integrated with the Services;

(b)  in writing, the applicable requirements of any required interfaces for the Chordiant Third Party Contractor’s work product;

(c)  in writing, the applicable requirements of any necessary modifications to the Systems;

(d)  Supplier’s quality assurance, and its development and performance acceptance testing, for the Chordiant Third Party Contractor’s work product;

(e)  assistance and support services to Chordiant, the Chordiant Third Party Contractor or any other third party, including Supplier’s participation as required to permit Supplier, Chordiant, Chordiant Third Party Contractors or any other third party to acquire the knowledge necessary to efficiently operate and maintain the Chordiant Third Party Contractor’s work product as part of the Systems; and

(f)  subject to Supplier approval, which will not be unreasonably withheld, access to the Software, Equipment and facilities used to provide the Services, to the extent that such access is required for the services provided by the Chordiant Third Party Contractor; provided that, upon advance notice by Supplier[ * ].

5.	New Lines of Business.

5.1  New Lines of Business.  Chordiant may from time to time during the Term and the Termination Assistance Period request that Supplier perform services under a New Line of Business.  Within ten (10) days after receipt of such a request from Chordiant (or such other time as Chordiant and Supplier may agree), Supplier shall provide Chordiant with a written proposal for providing services under such New Line of Business (a “New Line of Business Proposal”) which shall include:

(a)  a description of the services, functions and responsibilities Supplier anticipates performing in connection with such New Line of Business;

(b)  a schedule for commencing and completing (if applicable) such services under the New Line of Business;

(c)  Supplier’s estimate of personnel resource requirements for providing services under such New Line of Business, including a detailed breakdown of the allocation of such resources;

(d)  when appropriate, a description of any new Software or Equipment to be provided by Supplier in connection with such New Line of Business;

(e)  when appropriate, the Software and Equipment and run-time requirements necessary to develop and operate any new Software;

(f)  a description of the human resources necessary to provide services under the New Line of Business;

(g)  when appropriate, a list of any existing Software or Equipment included in or to be used in connection with such New Line of Business;

(h)  when appropriate, acceptance test criteria and procedures for any new Software or any products, packages or services; and

(i)  such other information requested by Chordiant.

Supplier shall not begin performing any services under a New Line of Business until Chordiant and Supplier have agreed upon the terms for such services and the Chordiant Account Executive has provided Supplier with written authorization by executing the New Line of Business Proposal to perform services thereunder.  Any services under a New Line of Business performed by Supplier without such advance agreement to terms and authorization shall be deemed part of the Base Services without incremental charge.

5.2  Fees for A New Line of Business. Supplier’s charges and fees specified in any New Line of Business Proposal shall be no more than the charges and fees Chordiant is paying at that time for the Services Supplier is providing under this Agreement.  The charges and fees for services under a New Line of Business shall take into account resources and expenses of Supplier for then-existing Services that would no longer be required if the services thereunder were performed by Supplier.

5.3  Third Party Services.  In the event Chordiant contracts with a third party, which is not a direct competitor of Supplier’s, to perform any services under a New Line of Business, Supplier shall cooperate in good faith with Chordiant and any such third party with respect to the provision or receipt of such service, including as specified in Section 4.5.

6.	Chordiant Responsibilities.

6.1  Chordiant Account Executive.  Chordiant shall appoint an individual (the “Chordiant Account Executive”) who from the Effective Date of this Agreement shall serve as the primary Chordiant representative under this Agreement.  The Chordiant Account Executive shall (a) have overall responsibility for managing and coordinating the performance of Chordiant’s obligations under this Agreement, and (b) be authorized to act for and on behalf of Chordiant with respect to all matters relating to this Agreement.  Notwithstanding the foregoing, the Chordiant Account Executive may, upon notice to Supplier, delegate such of his or her responsibilities to other Chordiant employees, as the Chordiant Account Executive deems appropriate.

6.2  Chordiant Resources.

(a)  Facilities.  Beginning on each applicable Commencement Date (with respect to that portion of the Services that Supplier shall begin providing on such date, as specified in the Transition Plan) and continuing only as long as Supplier requires the same for the performance of the Services, Chordiant shall provide to Supplier[ * ] subject to this Article 6, the use of the space in the Chordiant Service Locations required for Supplier to perform such portion of the Services (as such space is identified in Exhibit 7), together with reasonable office furnishings, janitorial services, land-line telephones (excluding non-Service related inter-lata and long-distance charges), parking, access to computers, servers, printers (excluding paper and toner cartridges), and utilities, in each case to the same extent that Chordiant otherwise provides such supplies and services to subcontractors performing similar work for Chordiant at such facilities.  For clarity, Chordiant shall not provide personal productivity tools to Supplier, including local printers, Blackberry-type devices, cell phones or similar items.  The Chordiant Service Locations are made available to Supplier on an “as-is, where-is” basis.

(b)  Systems.  If Chordiant grants Supplier access to any Chordiant systems, such access shall be solely for purposes of performing the Services, and Supplier’s access shall be limited to those specific systems identified in this Agreement and the time periods and personnel designated by Supplier and agreed to by Chordiant and Supplier.  Supplier’s access shall be subject to such business control and information protection policies, standards, and guidelines as may be provided to supplier by Chordiant from time to time.  Any other use by Supplier of any other Chordiant assets or property or systems is prohibited.

6.3  Use of Chordiant Facilities. Supplier shall use the Chordiant Service Locations for the sole and exclusive purpose of providing the Services. Use of such facilities by Supplier does not constitute a leasehold interest in favor of Supplier or any of Supplier’s customers.

(a)  Supplier shall comply with the requirements related to Chordiant Facilities contained in this Article 6 and Exhibit 7.

(b)  Supplier and Supplier Agents shall use the Chordiant Service Locations in an efficient manner.  [ * ].

(c)  Supplier and Supplier Agents shall keep the Chordiant Service Locations in good order, not commit or permit waste or damage to such facilities, not use such facilities for any unlawful purpose or act and comply with all of Chordiant’s standard and site-specific policies and procedures as in effect from time to time, including procedures for the physical security of the Chordiant Service Locations.  Supplier shall be responsible for damages to and penalties or fines levied on the Chordiant Service Locations that are caused by Supplier, Supplier Agents, or their respective employees or invitees.

(d)  Supplier shall permit Chordiant and Chordiant Agents to enter into those portions of the Chordiant Service Locations occupied by Supplier’s staff at any time to perform facilities-related services.

(e)  Supplier shall not make any improvements or changes involving structural, mechanical or electrical alterations to the Chordiant Service Locations without Chordiant’s written approval.  Any such improvements or changes shall become the property of Chordiant or its lessors.

(f)  When the Chordiant Service Locations are no longer required for performance of the Services, Supplier shall return such locations to Chordiant in substantially the same condition as when Supplier began using such locations, subject to ordinary wear and tear.

6.4  Chordiant Performance.  Wrongful actions by Chordiant or failure by Chordiant to perform any of its responsibilities set forth in this Agreement (other than Chordiant's failure to pay undisputed amounts under Section 17) shall not (a) be deemed to constitute a material breach of the Agreement, (b) otherwise be deemed to be grounds for termination by Supplier, or (c) permit any non-performance by Supplier; provided, however, that Supplier's non-performance of its obligations under this Agreement shall be excused if and to the extent (i) such Supplier non-performance results from Chordiant's wrongful actions or failure to perform its responsibilities, (ii) Supplier provides Chordiant with reasonable written notice of such non-performance, and (iii) Supplier uses all commercially reasonable efforts to perform notwithstanding Chordiant's wrongful actions or failure to perform.

7.	{This Section Has Intentionally Been Left Blank}.

8.	Service Levels.

8.1  Service Levels.  Supplier shall perform the Services in accordance with the Service Levels set forth in Exhibit 3 and the applicable Statement of Work.  Each Statement of Work may indicate that certain Service Levels are or Exhibit 3 is not applicable to such Statement of Work.  Supplier shall perform all Services that do not have defined Service Levels in a manner consistent with industry standards and at levels that equal or exceed the level of service being provided by Chordiant prior to the Commencement Date applicable to such service, to the extent Chordiant has provided Supplier with such data.

8.2  Review of Service Levels.  In addition to the Service Level adjustments specified in Exhibit 3, upon Chordiant’s request, the Steering Committee shall review the Service Levels for the preceding twelve (12) months during the last calendar quarter of every Contract Year, and, with respect to any Service Levels that are no longer appropriate because of an increase, decrease or change to the Services, or for any other reason, subject to mutual agreement between the Parties, shall adjust such Service Levels for the subsequent Contract Year.  In addition, Chordiant may, at any time upon notice to Supplier, initiate a review to adjust any Service Level which Chordiant believes is inappropriate at the time.

8.3  Root-Cause Analysis.  With respect to each Supplier failure to provide the Services in accordance with the applicable Service Levels, Supplier shall, as soon as reasonably practicable but not later than [ * ] after such failure, (a) perform a root-cause analysis to identify the cause of such failure, (b) provide Chordiant with a report detailing the cause of, and procedure for correcting, such failure, (c) upon Chordiant’s approval of such corrective procedure, implement such procedure, and (d) provide Chordiant with assurance satisfactory to Chordiant that such failure shall not recur following the completion of the implementation of the procedure.  If Supplier, using it best efforts, cannot complete its obligations under clauses (a) through (d) above within the [ * ] period, Supplier shall, on a regular basis until such obligations are completed, review with Chordiant Supplier’s progress in completing such obligations (and provide written summaries thereof and a schedule for completion).  Supplier shall address and resolve any concerns raised by Chordiant in connection with such reviews.

8.4  Measurement and Monitoring Tools.  As of the Commencement Date applicable to a portion of the Services, Supplier shall implement the measurement and monitoring Tools and procedures agreed upon by the Parties, which are required to measure and report Supplier’s performance of such portion of the Services against the applicable Service Levels. Such measurement and monitoring Tools and procedures shall (a) permit reporting at a level of detail sufficient to verify compliance with the Service Levels, and (b) be subject to audit by Chordiant or its designee.  A list of approved measurement and monitoring Tools that Supplier shall use to measure Supplier’s performance as of each applicable Commencement Date is set forth in Exhibit 3.  Supplier shall provide Chordiant and its designees with information and access to such measurement and monitoring Tools and procedures upon request, for inspection and verification purposes.  Supplier shall ensure that the Systems used by Supplier to support the Services shall be interoperable with the Software and Equipment used by Chordiant which may deliver records to, receive records from, or otherwise interact with such Systems.

8.5  Continuous Improvement and Best Practices.  In addition to Supplier’s obligation in Exhibit 3, Supplier shall on a continuous basis, (a) identify opportunities to implement new technologies that shall improve the Services and the Service Levels, and (b) identify and apply proven techniques and tools from other installations within its operations that would benefit Chordiant.  Supplier shall, from time to time, include updates with respect to such improvements, techniques and tools in the reports provided to Chordiant pursuant to Section 3.9.

8.6  Performance Credits.  If Supplier fails to provide the Services in accordance with applicable Service Levels, Supplier shall adjust its invoices in accordance with the Performance Credits as specified in Exhibit 3.    Provided, however, that in the event Supplier gives Chordiant notice (within five (5) days of a failure) that its failure to meet the applicable Service Level was as a direct result of Chordiant’s refusal to allocate sufficient EDC Personnel to perform the applicable Services, within five (5) days of notice of the dispute, the Parties shall utilize the Dispute Resolution procedures set forth in Section 23.1 to reach an agreement as to whether the Performance Credit is due.  The Performance Credits shall not limit Chordiant’s right to recover, in accordance with and as limited by this Agreement, other damages Chordiant incurs as a result of such failure.

9.	Customer Satisfaction and Benchmarking.

9.1  Customer Satisfaction Surveys.  Within one-hundred eighty (180) days after the Effective Date, the Parties shall agree upon (i) the identity of a third party unaffiliated with Supplier or Chordiant that shall conduct customer satisfaction surveys of Chordiant’s customers in accordance with Exhibit 10, and (ii) the process for conducting such customer satisfaction surveys.  Supplier shall oversee that third party’s completion of an initial baseline customer satisfaction survey within 180 days of the Effective Date, the content of which Supplier shall submit to Chordiant for review and approval before such survey is conducted.  Chordiant may elect to include the results of any initial customer satisfaction surveys as a baseline for measurement of the performance improvements described in Exhibit 3.  Additional customer satisfaction surveys will be performed each January (or other time agreed by the Parties) in accordance with Exhibit 10 by either the Supplier or by a Chordiant-approved third party, at Chordiant’s option.  Supplier agrees that (i) [ * ] and (ii) Chordiant may elect to include customer satisfaction as a measured Service Level in Exhibit 3.  Chordiant shall be responsible for all third party costs associated with conducting customer satisfaction surveys.

9.2  Disputes.  In the event that Chordiant disputes the results of a customer satisfaction survey, Chordiant may, at its expense, engage a third party unaffiliated with Chordiant to conduct another customer satisfaction survey in accordance with this Section 9, and the results of such survey shall be binding on the Parties.

9.3  Benchmarking Overview.  The Benchmarking Process may be conducted by a Benchmarker chosen by Chordiant from the list of Benchmarkers specified on Exhibit 17, and Chordiant shall pay the fees charged by the Benchmarker to conduct the Benchmarking Process.  If the Benchmarkers are no longer providing the services required to conduct the Benchmarking Process at the time Chordiant elects to conduct the Benchmarking Process, or if Chordiant and Supplier agree that an alternative Benchmarker should be used, the Parties shall promptly designate a replacement Benchmarker.  If the Parties do not agree within fifteen (15) business days on a replacement Benchmarker, Chordiant shall designate the Benchmarker in its sole discretion.  Supplier shall at its expense cooperate with and assist the Benchmarker and any other third parties involved in the Benchmarking Process, including providing data relating to the provision of the Services, as requested by Chordiant or the Benchmarker.

9.4  Benchmarking Process.  The Benchmarker may conduct the Benchmarking Process at any time after the second year of the Agreement and with regard to any portion or all of the Services specified by Chordiant in its sole discretion.

9.5  Benchmark Results, Review and Adjustments.  Chordiant and Supplier shall review the Benchmark Results during the Benchmark Review Period.  If any Fees paid by Chordiant to Supplier are higher than the applicable fees contained in the Benchmark Results, Supplier shall then reduce the Fees in a manner that eliminates such variance.  In addition, if any Service Levels are lower than the applicable service levels contained in the Benchmark Results, Supplier shall, in Chordiant’s sole discretion, either increase the Service Levels to match the applicable service levels contained in the Benchmark Results, or reduce its Fees proportionately to adjust for the difference between the Service Levels and the applicable service levels contained in the Benchmark Results.

10.	Service Locations.

10.1  Service Locations.  The Services shall be provided to Chordiant from (a) the Supplier Service Locations, (b) the Chordiant Service Locations, and (c) any other location, all as specified in Exhibit 2 and Exhibit 7, or for which Chordiant has given Supplier approval, to be given in Chordiant’s sole discretion (except as set forth in Section 10.2).  Supplier and Supplier Agents may not provide or market services to a third party or to itself from a Chordiant Service Location without Chordiant’s consent, to be given in Chordiant’s sole discretion.

10.2  New Service Locations.  If Supplier requests Chordiant’s approval to provide Services from a location other than a location described in Section 10.1, Supplier shall provide to Chordiant a written relocation proposal that sets forth a description of the proposed new location, the reasons for the proposed relocation, how the relocation will be beneficial to Chordiant in terms of performance and other relevant measures, as well as any other information requested by Chordiant.  Supplier shall specify in the relocation proposal the amount of Supplier’s cost reductions resulting from the relocation that Supplier will pass-through to Chordiant in the form of reduced Fees.  Chordiant may, in its sole discretion, approve or reject any proposal submitted by Supplier pursuant to this Section 10.2; provided, however, that Supplier shall have the right, without Chordiant’s approval, to change or add a Supplier Service Location within [ * ], upon reasonable advance notice to Chordiant, and provided that such change or addition does not have an adverse impact on Chordiant.  Any incremental expenses incurred by Chordiant as a result of a relocation to, or use of, any location other than the locations described in Section 10.1 shall be paid by Supplier or reimbursed to Chordiant by Supplier.

10.3  Safety and Security Procedures.  Supplier shall maintain and enforce at all Service Locations safety and security procedures that are at least equal to those set forth in Exhibit 7A, which shall be at least as stringent as the following: (a) industry standards for locations similar to the applicable Service Locations; (b) the procedures in effect at locations of other Supplier customers; (c) those procedures in effect at each Chordiant Service Locations, including the safety and security procedures set forth in Exhibit 7B; and (d) any higher standard otherwise agreed upon by the Parties.  Chordiant shall bear any additional cost for Supplier’s compliance with (d).  Without limiting the foregoing, Supplier shall at all times comply with the safety and security procedures applicable to the Chordiant Service Locations.

10.4  Data Security.  Supplier shall establish and maintain environmental, security, and other safeguards against the destruction, loss, alteration, and unauthorized access to Chordiant Data in the possession of Supplier and during the electronic transmission, storage, and shipping thereof (the “Data Safeguards”) that comply with all Chordiant data security policies, standards, requirements and specifications and that are at least equal to the highest of the following:  (a) industry standards for locations similar to the applicable Service Location, (b) those data security policies in effect as of the Effective Date at each Chordiant Service Location and Supplier Service Location, (c) the data security procedures set forth in Exhibit 12, and (d) any higher standard agreed upon by Chordiant and Supplier.  In addition, such safeguards shall be no less rigorous than required by Law.  Supplier shall revise and maintain the Data Safeguards at Chordiant’s request. In the event Supplier intends to implement a change to the Data Safeguards (including pursuant to Chordiant’s request), Supplier shall notify Chordiant and, upon Chordiant’s approval, implement such change.  In the event Supplier or Supplier Agents discover or are notified of a breach or potential breach of security relating to Chordiant Data, Supplier shall immediately (y) notify the Chordiant Account Executive of such breach or potential breach, and (z) (i) investigate and remediate the effects of the breach or potential breach, and (ii) provide Chordiant with assurance satisfactory to Chordiant that such breach or potential breach shall not recur.  Chordiant may establish backup security for Chordiant Data and maintain backup and files for such data.

10.5  Protection of Chordiant Data and Chordiant Confidential Information.  Supplier shall develop and, subject to Chordiant’s prior approval, implement policies to (i) segregate all Chordiant Data from that of any other client, and (ii) restrict access to Chordiant’s Confidential Information so that Supplier’s employees or Supplier Agents providing services to any business that is competitive with Chordiant do not have access to Chordiant Confidential Information, all as further described in Exhibit 12.

11.	Supplier Staff.

11.1  General Staffing.  Supplier is solely responsible for the recruitment, hiring and training of its personnel, which it shall effect in accordance with the terms and conditions set forth in Exhibit 5.  Before assigning an individual to an EDC Personnel position, whether as an initial assignment or as replacement, Supplier shall (i) notify Chordiant of the proposed assignment, (ii) introduce the individual to appropriate representatives of Chordiant, (iii) provide Chordiant with a resume and any information regarding the individual that may be reasonably requested by Chordiant, and (iv) obtain Chordiant’s written approval for such assignment.  Supplier shall not remove or change the assignment of any EDC Personnel, for reasons within its reasonable control, without Chordiant’s prior approval.  Supplier will regularly propose to Chordiant, and implement at Supplier’s expense, agreed upon measures to minimize EDC Personnel turnover.

11.2  Supplier Account Executive.  Supplier shall appoint an individual (the “Supplier Account Executive”) who shall serve, from the Effective Date of this Agreement on a full-time basis, as the primary Supplier representative under this Agreement.  The Supplier Account Executive shall (a) have overall responsibility for managing and coordinating the performance of Supplier’s obligations under this Agreement, and (b) be authorized to act for and on behalf of Supplier with respect to all matters relating to this Agreement.

11.3  Key Supplier Personnel.  With respect to the Key Supplier Personnel, the Parties agree as follows:

(a)  Chordiant shall identify all Key Supplier Personnel;

(b)  Supplier shall maintain backup procedures and conduct replacement procedures for Key Supplier Personnel as necessary to assure an orderly succession for Key Supplier Personnel removed from the account for any reason.  Upon Chordiant’s request, Supplier shall make such procedures available to Chordiant.

(c)  Supplier shall make the Key Supplier Personnel available for meetings with Chordiant personnel in accordance with the Policies and Procedures Manual and otherwise upon Chordiant’s request.

11.4  EDC Personnel.

(a)  Appointment.  Supplier shall appoint as EDC Personnel only individuals with suitable training and skills to perform the Services.  EDC Personnel shall include the skill mix set forth in the Statements of Work and, unless otherwise agreed, shall be dedicated to the Chordiant account on a full-time basis.  Supplier shall provide Chordiant with a list of all EDC Personnel and their respective job titles every ninety (90) days.  Upon Chordiant’s request, to the extent such information is commercially available, Supplier shall conduct, and certify that it has conducted, a reasonable background check that includes, at a minimum, a credit check, reference check, and criminal history report, with respect to each member of the EDC Personnel that will work at a Chordiant Service Location for five (5) days or more prior to such individual’s assignment to work at a Chordiant Service Location.  Supplier shall supply a copy of the results of the background check upon Chordiant’s request.

(b)  Allocation.  Chordiant shall have the right, in its sole discretion, to allocate the EDC Personnel with respect to the Lines of Business as it requires.  All EDC Personnel shall be dedicated to providing Services to Chordiant on a full-time basis.  Except as otherwise approved by Chordiant (in its sole discretion), those Supplier personnel located on Chordiant’s premises may only provide services on such premises that support Chordiant’s operations.  Supplier shall ensure that each member of the EDC Personnel who performs work under this Agreement is informed of Supplier’s confidentiality obligations and executes a Chordiant approved confidentiality and proprietary invention assignment agreement that is enforceable to the maximum extent permitted by Law in the jurisdiction(s) where such individual is employed.

(c)  Removal.  Supplier shall notify Chordiant as soon as possible after dismissing or reassigning any member of the EDC Personnel.  For clarity, nothing in this section requires Supplier to terminate the employment of any Supplier personnel.

(i)  Chordiant shall have the right to request that Supplier remove any personnel performing services at a Chordiant site and any personnel designated as Key Supplier Personnel.  Upon request, Supplier will remove such personnel immediately and shall replace such personnel as soon as reasonably practicable.

(ii)  Chordiant shall have the right to require Supplier to remove, for cause, any member of the EDC Personnel from working on the Chordiant account.  Upon request, Supplier will remove such personnel within twenty-four (24) hours and shall replace such personnel as soon as reasonably practicable.

(iii)  Chordiant shall have the right to request Supplier to remove any EDC Personnel for non-performance.  Supplier shall be entitled to propose a remedy as an alternative to removal of the personnel, which Chordiant may accept or reject in its sole discretion, and which shall provide for at least [ * ] of non-billable time.  In the absence of an agreed-upon remedy, Supplier will remove the non-performing personnel immediately upon request by Chordiant and shall replace such personnel as soon as reasonably practicable.

(d)  Hiring by Chordiant.  Beginning [ * ] from the Commencement Date of the applicable Line of Business, Chordiant shall have the right to hire up to [ * ] of the average number of EDC Personnel performing Services under each Line of Business during the prior [ * ] period by paying Supplier, upon hiring, the sum of [ * ] billing per hired EDC Personnel.  Further, beginning [ * ] from the Commencement Date of the Product Support Line of Business, upon the occurrence of either:

(i)  A Force Majeure Event that prevents Supplier from providing the Services under the Product Support Line of Business; or

(ii)  An event or events that give rise to Chordiant’s right to terminate the Agreement pursuant to Section 24.3(b)(ii)), after the Parties have unsuccessfully pursued the Dispute Resolution procedures set forth in Section 23.1;

Chordiant shall have the right to hire up to [ * ] of the average number of EDC Personnel performing Services under the Product Support Line of Business over the prior six (6) months by paying Supplier, upon hiring:

(iii)  [ * ]/EDC Personnel hired if during [ * ] from the Commencement Date for the Product Support Line of Business; or

(iv)  [ * ]/EDC Personnel hired if after the [ * ] from the Commencement Date for the Product Support Line of Business;

Supplier shall assist Chordiant in all reasonable ways with the transfer of such EDC Personnel to Chordiant.  Upon the transfer of EDC Personnel to Chordiant pursuant to this Section 11.4(d), Supplier shall be relieved of any obligations and liabilities for the services provided by such EDC Personnel after the date of such transfer.

(e)  Staff Training.  [ * ], all EDC Personnel shall complete a four (4) week training session to commence immediately after such EDC Personnel are initially selected by the Parties to perform Services.  In addition, Supplier will train all Buffer Resources and replacement staff prior to their provision of any Services [ * ] for a period not to exceed four (4) weeks.

(f)  Staffing Levels.  The staffing levels shall be set forth in the Transition Plan and Statements of Work.  Any change in staffing levels shall be in accordance with the terms in Section 3.2, and not without Chordiant’s prior written consent.  The Parties will discuss staffing levels at the Steering Committee Meeting every calendar quarter, taking into account the average monthly worked hours in their determination of the appropriate staffing levels as set forth in Attachment 4-A to Exhibit 4.

11.5  Supplier Benefits. Supplier shall be solely responsible for payment of compensation, all federal and state income tax withholding, social security taxes, and unemployment insurance applicable to its personnel, and shall bear sole responsibility for any health or disability insurance, retirement benefits, or other welfare or pension benefits, if any, to which such personnel may be entitled.  Neither Supplier nor any of its employees or agents is entitled to any benefits that Chordiant may make available to its employees.  Because Supplier is an independent contractor, Chordiant will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of Supplier or any of its employees or agents.

11.6  Supplier Buffer Resources.  Supplier shall provide Buffer Resources for each Line of Business [ * ].  Such Buffer Resources will be available to provide Services as promptly as needed to meet Chordiant’s requirements.

11.7  Subcontractors.

(a)  Supplier shall directly render all Services exclusively through its employees and independent subcontractors under its control who are authorized in accordance with this Agreement; provided, however, that Supplier may subcontract for the ancillary services – such as maintenance, cleaning, security, and other non-substantive services – for which Chordiant prior approval shall not be required.  It is expected that Supplier shall not subcontract for any Services (other than ancillary services).  Prior to subcontracting any of the Services, Supplier shall notify Chordiant of the proposed subcontract and shall obtain Chordiant’s written approval of such subcontract, which approval may be given in Chordiant’s sole discretion.  Any subcontract must be consistent with and at least as protective of Chordiant’s rights as this Agreement and shall disclaim all liability of Chordiant.  Prior to amending, modifying or otherwise supplementing any subcontract relating to the Services, Supplier shall notify Chordiant of the proposed amendment, modification, or supplement and shall obtain Chordiant’s approval thereof.

(b)  No subcontracting shall release Supplier from its responsibility for its obligations under this Agreement.  Supplier shall be responsible for the work and activities of each of the Supplier Agents, including compliance with the terms of this Agreement.  Supplier shall be responsible for all payments to its subcontractors.

(c)  Supplier shall promptly pay for all services, materials, equipment and labor used by Supplier in providing the Services and Supplier shall keep Chordiant’s premises free of all liens and encumbrances.

11.8  Conduct of Supplier Personnel.  While at the Chordiant Service Locations, Supplier and Supplier Agents shall (a) comply with the requests, standard rules and regulations of Chordiant regarding safety and health, personal and professional conduct (including adhering to general safety practices or procedures) generally applicable to such Chordiant Service Locations, and (b) otherwise conduct themselves in a businesslike manner.  Supplier shall cause the EDC Personnel to maintain and enforce the confidentiality provisions of this Agreement. If Chordiant notifies Supplier that a particular member of the EDC Personnel is not conducting himself or herself in accordance with this Section, Supplier shall promptly (y) investigate the matter and take appropriate action which may include (i) removing the applicable person from the EDC Personnel and providing Chordiant with prompt notice of such removal, and (ii) replacing the applicable person with a similarly qualified individual, or (z) take other appropriate disciplinary action to prevent a recurrence.  In the event of multiple violations of this Section by a particular member of the EDC Personnel, Supplier shall promptly remove the individual from the EDC Personnel.

11.9  Assignment to Competitors.  Supplier shall not assign any Key Supplier Personnel to the account of any competitor of Chordiant, including those competitors set forth on Exhibit 18, without Chordiant’s prior consent (a) while such Key Supplier Personnel is assigned to the Chordiant account and (b) for a period of [ * ] following the date that such Key Supplier Personnel last performs any Services under this Agreement.  Supplier shall not assign any EDC Personnel to the account of any competitor of Chordiant, including those competitors set forth on Exhibit 18, without Chordiant’s prior consent (a) while such EDC Personnel is assigned to the Chordiant account, and (b) for a period of [ * ] following the date that such EDC Personnel last performs any Services under this Agreement.

12.	Management and Control.

12.1  Governance.  Chordiant and Supplier shall implement a governance structure as specified in Exhibit 6 that includes the content and purpose of various governance committees, the roles and responsibilities of governance committee members, and the type, content and frequency of governance meetings.  The Steering Committee shall have the authority to manage the general operations of the EDC as further set forth in Exhibit 6.  Unless otherwise specified, governance activities shall not count as billable time.  All governance meetings will be hosted at a time, manner and location acceptable to Chordiant.  Chordiant may replace or reassign its governance committee members upon notice to Supplier.  Supplier shall not replace or reassign its governance committee members unless Chordiant consents to such replacement or reassignment.  Before assigning an individual to a governance committee, Supplier shall notify Chordiant of the proposed assignment, introduce the individual to appropriate Chordiant personnel, provide Chordiant with any information regarding the individual that may be reasonably requested by Chordiant, and obtain Chordiant’s approval for such assignment.

12.2  Policies and Procedures Manual.  Supplier shall provide the Policies and Procedures Manual, including the quality process for the EDC, and Change Control Procedures therein, to Chordiant for Chordiant’s review and approval in accordance with Exhibit 6.  The Change Control Procedures shall provide, at a minimum, that:

(a)  No Change shall be implemented without Chordiant’s approval, except as may be necessary on a temporary basis to maintain the continuity of the Services.

(b)  With respect to all Changes, Supplier shall (i) other than those Changes made on a temporary basis to maintain the continuity of the Services, schedule Changes so as not to unreasonably interrupt Chordiant’s business operations, (ii) prepare and deliver to Chordiant each month a rolling schedule for ongoing and planned Changes for the next 90-day period, and (iii) monitor the status of Changes against the applicable schedule.

(c)  With respect to any Change made on a temporary basis to maintain the continuity of the Services, Supplier shall document and provide to Chordiant notification of the Change no later than the next business day after the Change is made.

Supplier shall update the Change Control Procedures as necessary and shall provide such updated Change Control Procedures to Chordiant for its approval.

13.	Proprietary Rights.

13.1  Ownership of Background Technology.  Supplier shall have and retain exclusive ownership of all of Supplier’s Background Technology and Intellectual Property Rights therein.  Chordiant shall have and retain exclusive ownership of all of Chordiant’s Background Technology and Intellectual Property Rights therein.  All rights not expressly granted herein with respect to Background Technology are reserved to the owner thereof.

13.2  Supplier Software and Tools.  Supplier shall provide Chordiant with access to the Supplier Software and Supplier Tools during the Term and during the Termination Assistance Period.  Chordiant shall have the right to approve any Supplier Software and Supplier Tools prior to Supplier’s use of such Supplier Software or Supplier Tools to provide the Services, and any agreements relating to Supplier’s use of third party software or tools prior to Supplier’s use of such third party software or third party tools to provide the Services.  Subject to the terms and conditions of this Agreement, Supplier hereby grants to Chordiant a global, perpetual, irrevocable, fully-paid, royalty-free, non-exclusive license to Use, and sublicense through multiple levels of sublicensees and permit a third party to Use the Supplier Software and Supplier Tools (with respect to third party Software and Tools, solely to the extent allowed by such third party) solely (a) during the Term and the Termination Assistance Period, in connection with Chordiant’s use of the Services, and (b) during and after the Term and the Termination Assistance Period in perpetuity, as reasonably required for Chordiant and/or Successors’ continued operation and maintenance of any Work Product and continued performance of the services, tasks, and responsibilities performed by Supplier and Supplier Agents during the Term and Termination Assistance Period. The foregoing sublicense and third party Use rights granted to Chordiant shall not violate, nor be deemed to violate, any non-disclosure or exclusivity provisions that would be otherwise applicable under this Agreement or any other agreement.  Prior to using any Supplier Third-Party Software in the performance of the Services, Supplier shall obtain for Chordiant and Successor the right to purchase maintenance and support directly from the applicable third-party vendor on a most favored customer basis.  Upon Chordiant’s request, Supplier shall provide Chordiant with a list of all Supplier Software and Supplier Tools being used to provide the Services as of the date of such request.  All rights not expressly granted to Chordiant in this Agreement with respect to the Supplier Proprietary Software and Supplier Tools are reserved to Supplier.

13.3  Work Product.  Supplier agrees that all Work Product will be the sole and exclusive property of Chordiant.  Chordiant will exclusively own all Intellectual Property Rights in all Work Product upon its creation.  Except for Supplier’s Intellectual Property Rights in Supplier’s Background Technology, Supplier hereby does, and shall cause all Supplier Agents to, irrevocably and unconditionally assign to Chordiant without further consideration all right, title, and interest worldwide in and to the Work Product and all Intellectual Property Rights thereto.  Supplier understands and agrees that Supplier has no right to use the Work Product except as necessary to perform the Services for Chordiant.  If any Intellectual Property Rights, including artist’s rights and moral rights, in the Work Product, cannot (as a matter of law) be assigned by Supplier or Supplier Agents to Chordiant as provided above, then Supplier unconditionally and irrevocably does, and shall cause all Supplier Agents to, waive the enforcement of such rights and all claims and causes of action of any kind against Chordiant with respect to such rights.  In addition, (a) to the extent Supplier or Supplier Agents cannot (as a matter of law) make such waiver, and (b) to the extent that any Work Product contains any Background Technology, Supplier unconditionally grants, and shall cause all Supplier Agents to grant, to Chordiant a perpetual, irrevocable, worldwide, fully-paid, royalty-free, transferable license, with the right to sublicense through multiple levels of sublicensees, under any and all such rights (i) to reproduce, create derivative works of, distribute, publicly perform, publicly display, digitally perform, and otherwise use and exploit the Work Product in any medium or format, whether now known or hereafter discovered, (ii) to use, make, have made, sell, offer to sell, import, and otherwise exploit any product or service based on, embodying, incorporating, or derived from the Work Product, and (iii) to exercise any and all other present or future rights not yet known in the Work Product.  With respect to Background Technology embedded in the Work Product and Supplier’s Intellectual Property Rights therein, the foregoing license is non-exclusive.  With respect to all other portions of or rights in the Work Product, the foregoing license is exclusive (without reservation).  The foregoing sublicense and third party Use rights granted to Chordiant shall not violate, nor be deemed to violate, any non-disclosure or exclusivity provisions that would be otherwise applicable under this Agreement or any other agreement.  Supplier agrees that Supplier will not include in any Work Product any Background Technology of Supplier or Supplier Agents unless Supplier identifies such Background Technology to Chordiant in advance and in writing and Chordiant agrees in advance and in writing.  Supplier hereby assigns, and shall cause all Supplier Agents to assign, to Chordiant any and all claims, past, present, or future, of any nature whatsoever, Supplier or Supplier Agents may have for infringement, misappropriation, or violation of any Intellectual Property Right assigned to or exclusively licensed to Chordiant in or pursuant to this Agreement.  Supplier shall follow Chordiant’s standard procedures (as communicated by Chordiant to Supplier) for delivery and back-up of all Work Product.

13.4  Chordiant Software.  Subject to the terms and conditions of this Agreement, Chordiant hereby grants to Supplier, during the Term and the Termination Assistance Period or until such date Chordiant terminates this license right, which Chordiant may do at any time for any reason, solely for EDC Personnel to provide the Services to Chordiant, a non-exclusive, non-assignable, non-transferable, non-sublicensable, royalty-free, limited right to have access to and (a) Use the Chordiant Proprietary Software, (b) Use, to the extent permissible under the applicable third party agreements, the Chordiant Third Party Software, and (c) Use, to the extent permissible under the applicable third party agreements, any related Documentation in Chordiant’s possession on or after the Effective Date.  All rights not expressly granted to Supplier in this Agreement with respect to the Chordiant Proprietary Software are reserved to Chordiant.  Supplier agrees that it will incorporate third-party materials into the Systems as requested or directed by Chordiant.  Chordiant will be responsible for incremental costs related to the use of such third-party materials.

13.5  Restrictions.  Except as expressly permitted by this Agreement or a Statement of Work, Supplier agrees that it shall not, and shall not permit any third party to (a) permit access to or use of the Chordiant Software unless by EDC Personnel, (b) modify, adapt, alter, translate, or create derivative works from the Chordiant Software; (c) merge the Chordiant Software; (d) sublicense, distribute, sell, use for service bureau use or as an application service provider, lease, rent, loan, or otherwise transfer the Chordiant Software to any third party; (e) reverse engineer, decompile, disassemble, or otherwise attempt to derive the source code for the Chordiant Software; (f) remove, alter, cover or obfuscate any copyright notices or other proprietary rights notices included in the Chordiant Software; or (g) otherwise use or copy the Chordiant Software except as expressly permitted under this Agreement.  Supplier shall notify Chordiant immediately of any unauthorized use or disclosure of the Chordiant Software.

13.6  Further Assurances. Supplier shall, and shall cause all Supplier Agents to: (a) cooperate with and assist Chordiant and its designees, both during and after the Term, in perfecting, maintaining, and enforcing Chordiant’s or its designees’ rights in all right, title, and interest in any Chordiant-Owned Materials, including all Intellectual Property Rights thereto, and (b) execute and deliver to Chordiant any documents or take any other actions as may reasonably be necessary, or as Chordiant may reasonably request, to perfect, maintain, protect, or enforce Chordiant’s or its designees’ rights in such materials or otherwise carry out the purpose of this Article 13.  Supplier hereby does, and shall cause all Supplier Agents to, irrevocably designate and appoint Chordiant and its duly authorized officers and agents as Supplier’s and Supplier Agents’ agent and attorney-in-fact to act for and in Supplier’s and Supplier Agents’ behalf to execute, deliver, and file any and all documents with the same legal force and effect as if executed by Supplier, if Chordiant or its designee after reasonable efforts is unable for any reason to secure Supplier’s or the applicable Supplier Agent’s signature on any document needed in connection with the actions described in this Section 13.6.  Supplier acknowledges and shall cause all Supplier Agents to acknowledge that this appointment is coupled with an interest.

13.7  Identification.  Supplier shall separately identify in Exhibit 19, which it shall keep updated in a timely manner by amendment, all (a) Supplier Background Technology, (b) third party materials, and (c) open source code included in the Deliverables.

13.8  Web Development.  In the event that Supplier performs any work in connection with the development of Web pages or other online content under this Agreement, Chordiant will have sole control over the appearance, design, layout, look-and-feel, branding, advertising (if any), content, and URLs of such Web pages or other online content.  All such Web pages, and the appearance, design, layout, look-and-feel, branding, advertising (if any), and content thereof that may be furnished by Chordiant shall be Work Product.  Supplier will ensure that all URLs for any Web pages or online content developed or hosted by Supplier will be owned by Chordiant and registered in Chordiant’s name.

13.9  Source Code Delivery and Escrow.  Upon Chordiant’s request, Supplier shall deposit and maintain the Escrow Materials for any or all Software and all other materials that are licensed, or to be licensed, to Chordiant under this Agreement and that are used by Supplier in providing the Services, with a third-party escrow agent selected by Chordiant to be held, released to Chordiant, and licensed to Chordiant in accordance with an escrow agreement satisfactory to Chordiant.  Chordiant shall pay the associated escrow fees.  If an escrow arrangement with such a third party is not in place on the Effective Date, Supplier will establish such arrangement within thirty (30) days after Chordiant’s request.

13.10  Support.  On mutually agreed upon and reasonable terms (including fees not to exceed the monthly pricing at the end of the Term), at Chordiant’s request, Supplier shall provide support for the Deliverables after expiration or termination of the Agreement.

14.	Data.

14.1  Ownership and Use of Chordiant Data.  All Chordiant Data is, or shall be, and shall remain the property of Chordiant. Without Chordiant’s approval (in its sole discretion), Chordiant Data shall not be, (a) used by Supplier or Supplier Agents other than as required to provide the Services, (b) disclosed, sold, assigned, leased or otherwise provided to third parties by Supplier or Supplier Agents, (c) monitored, analyzed, individualized, anonymized, aggregated, stored, or copied, or (d) commercially exploited in any form (including any individualized, anonymized, or aggregated form) by or on behalf of Supplier or Supplier Agents. Supplier hereby irrevocably assigns, transfers and conveys, and shall cause Supplier Agents to assign, transfer and convey, to Chordiant without further consideration all of its and their right, title and interest in and to Chordiant Data.   Upon request by Chordiant, Supplier shall execute and deliver, and shall cause Supplier Agents to execute and deliver, any financing statements or other documents that may be necessary or desirable under any Law to preserve, or enable Chordiant to enforce, its rights with respect to Chordiant Data.

14.2  Correction and Reconstruction.

(a)  Supplier shall promptly correct any errors or inaccuracies in the reports delivered to Chordiant under this Agreement.

(b)  Supplier shall develop and maintain procedures for the reconstruction of lost Chordiant Data, and Supplier shall correct any errors in, or destruction, loss, or alteration of, any Chordiant Data caused by Supplier or Supplier Agents.  At Chordiant’s request and expense, Supplier shall promptly correct any other errors in, or destruction, loss, or alteration of, Chordiant Data.

14.3  Provision of Data.  Upon request by Chordiant for any reason and at any time during the Term and Termination Assistance Period, Supplier shall (a) promptly provide to Chordiant, in the format and on the media requested by Chordiant, all or any part of Chordiant Data, and (b) erase or destroy all or any part of Chordiant Data in Supplier’s possession, in each case to the extent so requested by Chordiant. Any archival tapes containing Chordiant Data shall be used by Supplier and Supplier Agents solely for back-up purposes.  Supplier shall not withhold any Chordiant Data as a means of resolving any dispute.

14.4  Data Privacy.  Supplier shall, and shall cause Supplier Agents to, comply with all applicable Laws regarding the handling, collection, and transfer of personal information, including compliance with the obligations set forth on Exhibit 12C that may be required for compliance with the European Union Directive on Data Protection.

15.  Consents.  Supplier shall, at its own cost and expense, obtain, maintain and comply with all of the Consents.  If Supplier is unable to acquire a Consent despite using its best efforts to do so, Supplier shall implement, at its cost and expense, and subject to Chordiant's prior approval, alternative methods as necessary to provide the Services in accordance with this Agreement without such Consent.

16.  Continued Provision of Services.

16.1  Disaster Recovery Plan .  As soon as possible, but no later than within the first ninety (90) days of the Term, the Parties shall create and agree to the DRP, which shall be set forth in Exhibit 11.  Supplier shall comply with the business continuity and disaster recovery requirements and the procedural requirements contained in Exhibit 11.  Supplier shall (a) update and test (and re-test as necessary) the operability of the DRP in accordance with Exhibit 11, provided that notwithstanding such schedule Supplier shall complete the initial test of and report on the DRP no later than 180 days from the Effective Date; and (b) certify to Chordiant [ * ] that the DRP is fully operational.  Supplier shall immediately notify Chordiant of any disaster and implement the DRP upon the occurrence of a disaster.  In the event of a disaster[ * ].  For purposes of this Agreement, a disaster is any event that renders the EDC incapable of providing the Services.  Notwithstanding anything to the contrary herein, in the event of a disaster, Supplier shall use its best efforts to reinstate its provision of the Services under the Product Support Line of Business by, among other things, sending EDC Personnel to alternate locations designated by Chordiant as quickly as possible.  The allocation of the costs and expenses associated with the measures taken to assure the continuity of the Product Support Line of Business in the event of a disaster shall be as follows:

(a)  [ * ];

(b)  [ * ]; or

(c)  [ * ].

16.2  Force Majeure.  If and to the extent that a Party’s performance of any of its obligations pursuant to this Agreement is prevented, hindered or delayed by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, or any other similar cause beyond the reasonable control of such Party (but specifically excluding labor and union-related activities, and failures of Supplier Agents) (each, a “Force Majeure Event”), and such non-performance, hindrance or delay could not have been prevented by reasonable precautions undertaken by the Party claiming a Force Majeure Event, then such Party shall be excused for such non-performance, hindrance or delay of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues and such Party continues to use its best efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans and other means. The Party whose performance is prevented, hindered or delayed by a Force Majeure Event shall immediately notify the other Party of the occurrence of the Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event. The occurrence of a Force Majeure Event does not excuse, limit or otherwise affect Supplier’s obligation to provide either normal recovery procedures or any other disaster recovery services described in Section 16.1. [ * ].

16.3  No Payment for Unperformed Services.  Except as provided in Section 16.2, nothing in this Article 16 shall limit Chordiant’s obligation to pay any Fees; provided, however, that if Supplier fails to provide the Services in accordance with this Agreement due to the occurrence of a Force Majeure Event, the Fees shall be adjusted in a manner such that [ * ].

16.4  Allocation of Resources.  Whenever a Force Majeure Event or a disaster causes Supplier to allocate limited resources between or among Supplier’s customers, Supplier shall not provide to any other customers of Supplier priority over Chordiant. In addition, Supplier shall not redeploy or reassign any Key Supplier Personnel to another account in the event of a Force Majeure Event.

17.  Payments.

17.1  Fees.  Chordiant shall pay the Fees as specified in Exhibit 4 and this Article 17.  Supplier shall invoice Chordiant on a monthly basis, which invoice shall be payable net thirty (30) days from receipt of the invoice, unless otherwise stated in Exhibit 4.  Initial fees will be based on an agreed upon flat full-time, per person, per month rate as set forth in Exhibit 4.  Within six (6) months of the Effective Date, Supplier will provide a proposed schedule of skills-based monthly rates for each Line of Business (the “Skills Based Rate”).  [ * ] Chordiant shall have the option of electing to pay fees based on the Skills Based Rate for any or all Lines of Business.  For purposes of clarification, where Supplier is to provide any Services under this Agreement at its own cost and/or no cost to Chordiant, time spent providing such Services shall not count toward billable time as described in Exhibit 4.

17.2  Adjustments.  Once per year, the Parties will discuss in good faith an adjustment to rates to compensate for increases based upon generally prevailing labor costs and the Benchmark Results (“COLA Adjustment”).  Any COLA Adjustment must be mutually agreed upon, and will not exceed [ * ] per year over the previous year’s rate.  Rate increases, if any, will be assessed every year in December, beginning December 1, 2004, to be effective no sooner than January the following year.  If Supplier must obtain visas for any EDC Personnel at Chordiant Service Locations and pay rates substantially higher than the agreed upon rates, the Parties will negotiate in good faith an equitable rate adjustment, taking into account the published Department of Labor prevailing wages or other surveys acceptable to the applicable governmental authorities, as well as alternative visa arrangements, that may reduce the cost to Chordiant.

17.3  Expenses.  Chordiant shall pay all pre-approved actual travel and travel-related expenses incurred in accordance with Chordiant’s and Supplier’s travel and expense policy set forth in Exhibit 4, for which Supplier shall invoice Chordiant and supply supporting documentation.  Chordiant shall pre-pay to Supplier all pre-approved actual Equipment, Software, and communication link-related expenses incurred by Supplier as set forth in Exhibit 4 and in accordance with the vendor’s payment terms as agreed upon by the Parties pursuant to Section 3.10, for which Supplier shall invoice Chordiant and supply supporting documentation.

17.4  Fee Disputes. Chordiant may withhold and offset invoiced amounts that Chordiant disputes in good faith, as well as any amounts Supplier is obligated to pay or credit to Chordiant.  Chordiant shall notify Supplier of all such disputes in writing within thirty (30) days of the receipt of the invoice.  Undisputed invoice amounts that are overdue will be subject to ½% interest per month.

17.5  Pass-Through Savings.  The Supplier will pass through to Chordiant reductions in the cost of delivery of the Services resulting from changes in (a) geographic region from which Supplier provides the Services, or (b) actual cost of Equipment or Software for which Chordiant is paying at cost, neither of which could have been foreseen as of the Effective Date but which occur during the Term and are applicable to Supplier's provision of the Services.

17.6  Rights of Set-Off.  With respect to any amount that (a) should be reimbursed to Chordiant by Supplier or (b) is otherwise payable to Chordiant by Supplier pursuant to this Agreement, Chordiant may deduct the entire amount owed to Chordiant against the Fees or against the expenses owed by Chordiant to Supplier under this Agreement.

17.7  Refundable Items; Prepaid Expenses.  In the event Supplier receives during the Term any refund, credit or other rebate (including deposits) in connection with fees for a Supplier third party contract that Chordiant has paid, then Supplier shall promptly (a) notify Chordiant of such refund, credit or rebate and (b) pay to Chordiant the full amount of such refund, credit, or rebate.

17.8  Due Diligence.  Supplier hereby acknowledges and agrees that Chordiant has delivered or made available to Supplier all information and documents Supplier has deemed necessary for Supplier to commit to its obligations under this Agreement in accordance with its terms.  Supplier shall not be relieved of any of its obligations under this Agreement, or alter, increase or add any fees or charges related to this Agreement, as a result of (a) its failure to review the foregoing information and documents or any documents referred to therein, (b) any inaccuracies, errors, or omissions contained in such information or documents or in any documents referred to therein, or (c) its failure to request any information or documents from Chordiant.

17.9  Additional Fund.  Chordiant shall establish a fund of up to [ * ] per EDC employee per month to be used, at joint recommendation from Supplier and Chordiant program managers and with Steering Committee approval, towards special recognition awards, variable compensation or bonuses, or to manage attrition of EDC Personnel.  On a quarterly basis, Chordiant shall have the right, in its discretion, to remove any amounts in such fund not distributed within the prior three (3) month period.

17.10  No Other Charges. Except as expressly set forth in this Agreement, all costs and expenses relating to Supplier’s performance of the Services (including all costs and expenses related to the acquisition, maintenance and enhancement of Software and Equipment, travel and lodging, document reproduction and shipping, computers and office equipment used by EDC Personnel, and telephone charges) are included in the Fees and shall not be charged to or reimbursed by Chordiant.

17.11  Most Favored Customer.  Supplier agrees that Chordiant shall be treated as a most favored customer of Supplier and to this end Supplier shall promptly provide to Chordiant Supplier’s best pricing, service availability, service quality, and service responsiveness and new service offerings, consistent with what Supplier provides for services similar in size and scope.

18.  Taxes.

18.1  Taxes.  All fees, payments or reimbursements under this Agreement and any instrument or agreement required hereunder shall include any and all present and future Taxes: (i) based upon or measured by Supplier's cost in acquiring or providing equipment, materials, supplies, or services furnished or used by Supplier in performing or furnishing the Services, including all personal property and sales or use taxes on the Supplier Equipment, or (ii) assessed on the provision or use of the Services or on Supplier's charges to Chordiant under this Agreement or payment thereof however levied or assessed. Chordiant will not be responsible for any tax payments on any basis. To the extent that any Tax is required by Law to be separately identified in Supplier's billings to Chordiant, the Supplier shall separately identify the Tax and assume any and all responsibility or non-compliance, including additional tax, interest and penalty assessments.  Chordiant shall be responsible for any taxes it may incur as a result of establishing an Affiliate in India.

18.2  Tax Indemnity.  The Supplier indemnifies Chordiant for the full amount of Taxes attributable to the provision of products, equipment, materials, supplies, or services under this Agreement, and any liabilities (including penalties, interest and expenses) arising from such Taxes.  Upon Chordiant’s request, Supplier shall provide evidence that all applicable Taxes have been paid by the Supplier to the appropriate taxing authority by delivering to Chordiant receipts or notarized copies thereof within thirty (30) days after the due date for such tax payments.

18.3  Relocation of Services.  Notwithstanding Section 18.1, any Taxes assessed on the provision of the Services for a particular site resulting from Supplier’s relocating or rerouting the delivery of Services for Supplier’s convenience to, from or through a location other than the Service Location used to provide the Services as of the Effective Date shall be paid by Supplier.

18.4  Other Taxes.  Chordiant and Supplier shall each bear sole responsibility for all taxes, assessments and other real property-related levies on its respective owned or leased real property.

18.5  Segregation of Fees.  Supplier shall segregate the Fees into the following separate payment streams: (a) those for taxable Services; (b) those for nontaxable Services; (c) those for which a sales, use or other similar tax has already been paid; and (d) those for which Supplier functions merely as a paying agent for Chordiant in receiving goods, supplies, or services (including leasing and licensing arrangements) that otherwise are nontaxable or have previously been subject to tax.  In addition, Chordiant and Supplier shall cooperate to (x) provide any information necessary and not otherwise reasonably available to determine accurately each Party’s tax liability; (y) resolve tax issues raised upon audit by a Governmental Authority; (z) minimize such tax liability to the extent commercially reasonable and legally permissible, provided that neither Party will be required to take any position or action that (i) is inconsistent with advice given by such Party’s internal or external advisors or (ii) would result in an adverse tax or financial consequence to such Party.  Each Party shall provide and make available to the other Party any resale certificates, information regarding out-of-state sales or use of equipment, materials, or services, and any other exemption certificates or information requested by a Party related to Supplier’s provision of the Services.

18.6  Tax Disclosures.  Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided however, that such disclosure may not be made to the extent reasonably necessary to comply with any applicable federal or state securities laws.  For the purposes of the foregoing sentence, (a) the “tax treatment” of a transaction means the purported or claimed federal income tax treatment of the transaction, and (b) the “tax structure” of a transaction means any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction.

19.  Audits.

19.1  Services.  Upon reasonable notice from Chordiant, Supplier and Supplier Agents shall provide Chordiant, Chordiant Agents, and any of Chordiant’s regulators with access to and any assistance that they may require for the purpose of performing audits or inspections of the Services, the Service Locations, the Systems, and the business of Supplier relating to the Services (including to verify performance of the Services, the Fees, and the use of Chordiant resources in accordance with the terms of this Agreement).  If any audit results in Supplier being notified that Supplier or Supplier Agents are not in compliance with any Law or audit requirement, Supplier shall, and shall cause Supplier Agents to, promptly take actions to comply with such Law or audit requirement.

19.2  Fees.  Upon notice from Chordiant, Supplier shall provide Chordiant and Chordiant Agents with access to such financial records and supporting documentation as may be requested by Chordiant, and Chordiant or Chordiant Agents may audit the Fees to determine if such Fees are accurate and in accordance with this Agreement.

(a)  If, as a result of such audit, Chordiant determines that Supplier has overcharged Chordiant, Chordiant shall notify Supplier of the amount of such overcharge and Supplier shall promptly pay to Chordiant the amount of the overcharge, plus ½% interest per month calculated from the date of receipt by Supplier of the overcharged amount until the date of payment to Chordiant.

(b)  In addition to Chordiant’s rights set forth in this Section 19.2, in the event any audit reveals an overcharge to Chordiant of 5% or more for the audited period, Supplier shall reimburse Chordiant for the cost of such audit.

19.3  Other Audits.  Supplier shall make available to Chordiant or Chordiant Agents the results of any reviews or audits conducted by the Supplier, its Affiliates or any of Supplier’s subcontractors, agents or representatives (including internal and external auditors), relating to the Supplier’s operating practices and procedures to the extent relevant to the Services.

19.4  Record Retention.  Supplier shall retain records and supporting documentation sufficient to satisfy the requirements set forth in this Article 19 and to document the Services and the Fees paid or payable by Chordiant under this Agreement in accordance with Chordiant’s retention policies and procedures as in effect from time to time, as required by Law, and in any event for at least three (3) years after the later of the termination or expiration of this Agreement and the end of the Termination Assistance Period.

19.5  Facilities.  Supplier shall provide to Chordiant and Chordiant Agents, on Supplier’s premises (or, if the audit is being performed on a Supplier Agent, the Supplier Agent’s premises if necessary), space, office furnishings (including lockable cabinets), and utilities as Chordiant or such Chordiant Agents may reasonably require to perform the audits described in this Article 19.

20.  Confidentiality.

20.1  General Obligations.  All Confidential Information relating to or obtained from Chordiant shall be protected from unauthorized use and disclosure by Supplier in compliance with Chordiant’s requirements, and to the same extent and in at least the same manner as Supplier protects its own confidential information of a similar nature (and in no event with less than reasonable care), and Supplier shall not use the Confidential Information of Chordiant except as necessary to provide the Services.  Supplier shall not disclose, publish, release, transfer or otherwise make available Confidential Information of, or obtained from, Chordiant in any form to, or for the use or benefit of, any third person or entity without Chordiant’s consent.  Supplier shall, however, be permitted to disclose relevant aspects of Chordiant’s Confidential Information to its officers, directors, agents, professional advisors, contractors (including the Benchmarker), subcontractors and employees and to the officers, directors, agents, professional advisors, contractors, subcontractors and employees of its affiliates, to the extent such disclosure is not restricted under any Consents or any Laws or Governmental Approvals and only to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations or the determination, preservation or exercise of its rights and remedies under this Agreement; provided, however, that Supplier shall take all reasonable measures to ensure that Confidential Information is not disclosed or duplicated in contravention of the provisions of this Agreement by such officers, directors, agents, professional advisors, contractors, subcontractors and employees.  The obligations in this Section shall not restrict any disclosure as required by any Law (provided that the recipient shall give prompt notice to the disclosing Party of such requirement).  Supplier will return to Chordiant any or all Confidential Information promptly upon request.

20.2  Additional Protective Measures.  Supplier shall strictly comply with the security procedures set forth in Exhibit 12.  Supplier shall limit access to the Confidential Information to EDC Personnel who have a need to know for providing the Services and who have signed the nondisclosure agreement set forth in Section 11.4(b) (“Authorized EDC Personnel”).  Supplier agrees to maintain a log which contains a list of all employees who actually have had access to the Confidential Information.  Supplier shall not provide any other party, including any other employees or agents of Supplier, with access to the Confidential Information.  Supplier may designate additional persons as Authorized EDC Personnel upon (i) written notice to Chordiant of the identity of such additional parties, and (ii) Chordiant’s express written acceptance of such additional persons, which may be given or withheld in Chordiant’s sole discretion.  In addition, Supplier shall access Chordiant’s source code only on Authorized CPUs (as defined in Exhibit 12) on a Secure Computer System.  To further assure the confidentiality of the Confidential Information:

(a)  Supplier shall ensure that all Confidential Information received from Chordiant, and any copies thereof made by Supplier, will be properly marked or otherwise appropriately identified as Confidential Information before being made available to Authorized EDC Personnel.  Supplier shall instruct Authorized EDC Personnel not to copy Confidential Information and not to disclose Confidential Information to anyone not authorized to receive it.

(b)  Supplier shall take prompt and appropriate action to prevent unauthorized use or disclosure of Confidential Information.

(c)  Without limiting the foregoing, Supplier will use the same degree of care to prevent the unauthorized use, dissemination, or publication of the Confidential Information as Supplier uses to protect its own confidential information of a like nature, but in no event may the safeguards for protecting such Confidential Information be less than a reasonably prudent business would exercise under similar circumstances.

(d)  Supplier agrees that Chordiant representatives may inspect the access log for the Confidential Information and the record of the copies made of the Confidential Information at any time.

20.3  Unauthorized Acts.  Without limiting Chordiant’s rights with respect to a breach of this Article 20, Supplier shall:

(a)  promptly notify Chordiant of any unauthorized possession, use or knowledge, or attempt thereof, of Chordiant’s Confidential Information by any person or entity that may become known to Supplier;

(b)  promptly furnish to Chordiant full details of the unauthorized possession, use or knowledge, or attempt thereof, and assist Chordiant in investigating or preventing the recurrence of any unauthorized possession, use or knowledge, or attempt thereof, of Confidential Information;

(c)  cooperate with Chordiant in any litigation and investigation against third parties deemed necessary by Chordiant to protect its proprietary rights; and

(d)  promptly use its best efforts to prevent a recurrence of any such unauthorized possession, use or knowledge, or attempt thereof, of Confidential Information.

Supplier shall bear the cost it incurs as a result of compliance with this Section.

21.	Representations and Warranties.

21.1  By Chordiant.  Chordiant represents and warrants that:

(a)  Chordiant is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware;

(b)  Chordiant has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(c)  The execution, delivery and performance of this Agreement by Chordiant has been duly authorized by Chordiant; and

(d)  Chordiant is in compliance with all Laws applicable to Chordiant’s obligations under this Agreement and has obtained all applicable permits and licenses required of Chordiant in connection with its obligations under this Agreement.

21.2  By Supplier.  Supplier represents and warrants that:

(a)  Supplier is a corporation duly incorporated, validly existing and in good standing under the Laws of the [ * ];

(b)  Supplier has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(c)  The execution, delivery and performance of this Agreement by Supplier (a) has been duly authorized by Supplier and (b) shall not conflict with, result in a breach of, or constitute a default under any other agreement to which Supplier is a party or by which Supplier is bound;

(d)  Supplier is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on Supplier’s ability to fulfill its obligations under this Agreement;

(e)  Supplier is in compliance with all Laws applicable to Supplier’s obligations under this Agreement and has obtained all applicable permits and licenses required of Supplier in connection with its obligations under this Agreement;

(f)  There is no outstanding (or to Supplier’s knowledge, pending or threatened) litigation, arbitrated matter or other dispute to which Supplier is a party which, if decided unfavorably to Supplier, would reasonably be expected to have a material adverse effect on Supplier’s ability to fulfill its obligations under this Agreement;

(g)  Supplier and Supplier Agents have full power and authority to grant Chordiant the rights granted herein without the consent of any other party and any materials developed or furnished by Supplier and Supplier Agents to Chordiant are free of any and all restrictions, settlements, judgments or adverse claims.

(h)  Supplier has not violated Chordiant policies of which it is aware, or any Laws, regarding the offering of inducements in connection with this Agreement;

(i)  Each of the EDC Personnel who will perform work toward the development of any Work Product have executed a proprietary rights invention assignment agreement as agreed in Section 11.4(b);

(j)  None of the Services, the Work Product, the Supplier Software, the Supplier Equipment, any enhancements or modifications to the Chordiant Software performed by Supplier or Supplier Agents or any other resources or items provided to Chordiant by Supplier or Supplier Agents shall, and Chordiant’s receipt and use of the foregoing as contemplated under this Agreement shall not, infringe upon the Intellectual Property Rights of any third party;

(k)  The Work Product and all other materials and items provided by Supplier hereunder shall be free from material errors in materials, design, workmanship, operation and performance, shall comply with the applicable documentation and specifications, and shall provide the functions and features and operate in the manner described in the applicable Line of Business and/or Statement of Work, or other documentation agreed to by the Parties following the installation, testing and acceptance of such materials by Chordiant and/or its customers;

(l)  The Work Product shall be free and clear of any liens, claims, charges, debts or other encumbrances; and

(m)  Neither Supplier, nor any part of the Work Product or other Intellectual Property furnished to Chordiant hereunder, is subject to any "copyleft" or other obligation or condition (including any obligation or condition under any "open source" license such as the GNU Public License, Lesser GNU Public License, or Mozilla Public License) that would require, or condition the use or distribution of such Work Product or Intellectual  Property on, the disclosure, licensing, or distribution of any part of such Work Product or Intellectual Property.

21.3  DISCLAIMER.  EXCEPT AS SPECIFIED IN SECTION 21.1 AND SECTION 21.2, NEITHER CHORDIANT NOR SUPPLIER MAKES ANY OTHER WARRANTIES WITH RESPECT TO THE SERVICES OR THE SYSTEMS OR EQUIPMENT AND EACH EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

22.  ADDITIONAL COVENANTS.

22.1  By Chordiant.  Chordiant covenants and agrees with Supplier that during the Term and the Termination Assistance Period:

(a)  Chordiant shall comply with all Laws applicable to Chordiant, and, except as otherwise provided in this Agreement, shall obtain all applicable permits and licenses required of Chordiant in connection with its obligations under this Agreement; and

(b)  The Chordiant Proprietary Software shall not infringe upon the proprietary rights of any third party (except as may have been caused by a modification by Supplier or Supplier Agents).

22.2  By Supplier.  Supplier covenants and agrees with Chordiant that during the Term and the Termination Assistance Period:

(a)  Supplier shall provide the Services with promptness, diligence and in a professional manner, in accordance with the terms of the Lines of Business, Statements of Work and practices and professional standards used in well-managed operations performing services similar to the Services, and Supplier shall use adequate numbers of qualified individuals with suitable training, education, experience and skill to perform the Services;

(b)  Supplier shall comply with all Laws applicable to Supplier in the performance of this Agreement and shall obtain all applicable permits and licenses required of Supplier in connection with its obligations hereunder;

(c)  The Deliverables, Services, Supplier Software, Supplier Tools, Supplier Equipment, Work Product and any other resources or items used by Supplier or furnished to Chordiant by Supplier or Supplier Agents in providing the Services shall not infringe upon the proprietary rights of any third party;

(d)  The Deliverables, Services, Supplier Software, Supplier Tools, Supplier Equipment, Work Product and any other resources or items used by Supplier or furnished to Chordiant by Supplier or Supplier Agents in providing the Services shall be free from material defects in design, workmanship, operation and performance, shall comply with the applicable documentation and specifications, and shall provide the functions and features and operate in the manner described in the applicable Statement of Work or other documentation agreed to by the Parties for 180 days following the acceptance of such materials by Chordiant and shall be free and clear of any liens, claims, charges, debts or other encumbrances;

(e)  Supplier shall promptly notify Chordiant if Supplier learns of any claim, pending or threatened, or any fact upon which a claim could be made, that asserts that the Deliverables, Services, Supplier Software, Supplier Tools, Supplier Equipment, Work Product and any other resources or items used by Supplier or furnished to Chordiant by Supplier or Supplier Agents, or Chordiant’s receipt and use of the foregoing as contemplated under this Agreement may infringe upon the proprietary rights of any third party;

(f)  Supplier shall ensure that no viruses, locks, trap doors, back doors or similar items whose knowing or intended purpose is to damage or interfere with the operation of the computer system containing the code, program or sub program, or to interfere with the operation of the Systems (or any portion thereof), including any code, program, or sub-program, or any device, method, or token that permits any person to circumvent the normal security of the Systems (or any portion thereof) or the system containing the code are coded or introduced into the Systems, and Supplier agrees that, in the event a virus or similar item is found to have been introduced into the Systems, Supplier shall use best efforts to mitigate the effects of the virus or similar item and, if the virus or similar item causes a loss of operational efficiency or loss of data, to assist Chordiant to the same extent to mitigate and restore such losses;

(g)  Supplier shall not insert into the Software used to provide the Services any code that would have the effect of disabling or otherwise shutting down all or any portion of the Systems or Services; and

(h)  Neither Supplier nor any Supplier Agents shall make any unauthorized representations on Chordiant’s behalf or about Chordiant, nor commit or bind Chordiant other than as specifically authorized in writing.

23.  Dispute Resolution.

23.1  Resolution Procedures.  Except as otherwise provided below, the Parties shall attempt to resolve any dispute arising under or related to this Agreement (a “Dispute”) in accordance with the procedures set forth in this Section 23.1.

(a)  Contract Managers.  Within five (5) business days after either Party furnishes to the other notice of a Dispute, the Chordiant Account Executive and Supplier Account Executive shall consider the Dispute in person or by telephone and shall attempt in good faith to resolve the Dispute for a period of five (5) business days.  If the Dispute is not resolved, as agreed by the Parties in writing, within such 5-business-day period, the Dispute shall be escalated in accordance with Section 23.1(b) below.

(b)  Executive Vice Presidents.  If a Dispute is not resolved in accordance with Section 23.1(a) above, an Executive Vice President level executive or Chief Executive Officer of Chordiant and the Chief Executive Officer of Ness Technologies, Inc. shall consider the Dispute in person or by telephone and shall attempt in good faith to resolve the Dispute for a period of five (5) business days.  Unless such executives otherwise agree in writing, either Party may pursue its rights and remedies under this Agreement after the expiration of such 5-business-day period.

23.2  Arbitration.  With respect to any dispute or claim involving Ness India, arising out of or in connection with this Agreement, Chordiant shall have the right to have such dispute or claim be finally settled by binding arbitration in Santa Clara County, California under the Commercial Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

23.3  Exclusions.  Notwithstanding the foregoing, no Dispute relating to Section 14.3, Article 20, or Article 27 shall be subject to Section 23.1.  In addition, nothing in this Agreement shall limit either Party’s right to seek immediate injunctive or other equitable relief whenever the facts or circumstances would permit a Party to seek such relief in a court of competent jurisdiction.

23.4  Continuity of Services.  Supplier acknowledges that the timely and complete performance of its obligations pursuant to this Agreement is critical to the business and operations of Chordiant.  Accordingly, in the event of a dispute between Chordiant and Supplier, other than with respect to Supplier’s rights under Section 24.3(c), Supplier shall continue to so perform its obligations under this Agreement in good faith during the resolution of such dispute unless and until this Agreement is terminated in accordance with the provisions hereof.

24.  Termination.

24.1  Termination for Convenience.  Upon notice, Chordiant may immediately terminate this Agreement, in whole or in part, for convenience effective as of any time after the Effective Date, which shall be subject to the Termination Fee set forth in Exhibit 4.  Decreases in EDC Personnel in accordance with Section 3.2(d) and/or the termination of a Line of Business or multiple Lines of Business shall not constitute a termination for convenience.

24.2  Termination for Change in Control of Supplier.  In the event of a Change in Control of Supplier, Chordiant may terminate this Agreement by giving Supplier notice of the termination at least ninety (90) days prior to the termination date specified in the notice, provided that Chordiant reasonably believes that the Change in Control will materially and adversely affect Chordiant's business.

24.3  Termination for Cause.

(a)  For those Supplier performance failures that are curable, Supplier shall have thirty (30) days (or such other period as the Parties agree) (the “Cure Period”) from receipt of notice (the “Supplier Default Notice”) to cure such failure (“Right to Cure”).  Any such cure shall be subject to Chordiant’s acceptance in its reasonable discretion.

(b)  Chordiant may, without limiting Chordiant’s other rights or remedies under this Agreement, by giving notice to Supplier, terminate this Agreement, in whole or in part, as of the termination date specified in the notice and without payment of any termination fee, under the following circumstances:

(i)  If Chordiant is entitled to a Performance Credit due to Supplier’s failure to meet three (3) Critical Service Level failures in [ * ]; or

(ii)  Subject to its Right to Cure, if Supplier fails to perform any of its other obligations under this Agreement in any material respect that adversely effects Chordiant’s business, or repeatedly fails to perform any of its obligations under this Agreement and the cumulative effect thereof  materially and adversely effects Chordiant’s business.

(c)  If Chordiant fails to make undisputed payments and does not cure such default within sixty (60) days after receipt (the “Chordiant Default Cure Period”) of a notice of default from Supplier (the “Chordiant Default Notice”), then Supplier may, by giving notice to Chordiant, suspend providing Services to Chordiant under the Line of Business for which Chordiant is in default as of the suspension date specified in the Chordiant Default Notice.  The foregoing is the only circumstance in which Supplier may suspend providing Services under this Agreement, and termination by Supplier for any other reason shall be void and of no force or effect.

24.4  Termination in Case of Insolvency or Adverse Financial Change.  If (a) Supplier (i) shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due or (ii) shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property or assets, (B) make a general assignment for the benefit of its creditors, (C) commence a voluntary case under the U.S. Bankruptcy Code, (D) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (E) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code; or (F) take any corporate, partnership or other action for the purpose of effecting any of the foregoing, or if (b) (i) a proceeding or case shall be commenced, without the application or consent of Supplier, in any court of competent jurisdiction seeking (A) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (B) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of Supplier or of all or any substantial part of its property or assets or (C) similar relief with respect to Supplier under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue un-dismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue un-stayed and in effect, for a period of sixty (60) or more days or (ii) an order for relief against Supplier shall be entered in an involuntary case under the Bankruptcy Code, then Chordiant may, by giving notice thereof to Supplier, terminate this Agreement as of the date specified in such termination notice without payment of any Termination Fee. In addition, if either Moody’s Investors Service, Standard & Poors or Dun & Bradstreet lowers the Supplier’s credit rating from the rating as of the Effective Date by more than two (2) steps, or if Chordiant has reasonable cause to doubt Supplier’s financial stability, then Chordiant may, by giving notice thereof to Supplier, terminate this Agreement as of the date specified in such termination notice without payment of any Termination Fee.

25.  Termination Fees.

25.1  Termination Fees.Exhibit 4 sets forth the Termination Fees that shall be payable to Supplier if this Agreement is terminated for convenience.  Any Termination Fees payable in accordance with Exhibit  4 shall be due and payable on the End Date.

25.2  Termination Fees.  Except for the Termination Fees specified in Exhibit 4, no termination fee or other charge shall be payable by Chordiant in connection with the termination of this Agreement.  In addition, Supplier shall not charge Chordiant more than once for any amount included in any fee owed pursuant to Exhibit 4 that relates to any resource for which Supplier has already received or shall receive payment.

26.  Termination Assistance and Exit Rights.

26.1  Termination Assistance.  Upon Chordiant’s request at any time during the Termination Assistance Period, Supplier shall provide, and shall cause Supplier Agents to provide, the Termination Assistance Services necessary to continue without interruption or adverse effect and to facilitate the orderly transfer of the Services to Chordiant and/or its designee (the “Successor”) during the Termination Assistance Period, regardless of the reason for the termination, expiration or cessation of Services.  The quality and level of performance of the Services during the Termination Assistance Period shall be consistent with the quality and level of performance of the Services during the Term generally.

26.2  Payment.  Supplier [ * ] Supplier’s time related to (i) cleanup of the EDC, (ii) administrative matters, and (iii) return of the Software and Equipment (not including transportation costs, which Chordiant shall pay).  Chordiant shall have the right to designate those EDC Personnel to Provide Termination Assistance Services [ * ]  For Termination Assistance Services provided by Supplier after the last day of the Term, Supplier shall provide such services (a) in the case of Termination Assistance Services that are Services[ * ], and (b) for Termination Assistance Services for which no rates exist immediately prior to such termination or expiration[ * ].  Termination Assistance Services provided after the last day of the Term shall be subject to the provisions of the Agreement as such provisions would have been applicable to the Services prior to the effective date of termination or expiration.  After the expiration of the Termination Assistance Period, Supplier shall (y) answer questions from Successors regarding the Services at Supplier’s then standard billing rates, and (z) deliver to Chordiant or Successor any remaining Chordiant-owned reports and documentation still in Supplier’s possession.  If Chordiant requests Termination Assistance Services after this Agreement has been terminated for Chordiant’s breach, Chordiant shall pay for such services in advance.

26.3  Exit Rights.

(a)  Return of Chordiant Software, Equipment and Tools.  At Chordiant’s request at any time during the Termination Assistance Period, Supplier shall, and shall cause Supplier Agents to, deliver to Chordiant, all Chordiant Equipment and a current copy of the Chordiant Software, Chordiant Tools, Chordiant-Owned Materials and Work Product in the form used to provide the Services as of the time of Chordiant’s request (including in object code and source code form in the case of any of the foregoing that are Software) or, if such request is made after the last day of the Term, then used to provide the Services as of the last day of the Term.  Chordiant shall be responsible for penalties/fees associated with such termination as set forth in Exhibit 4.  The rights granted to Supplier and Supplier Agents in Section 13.1, Section 13.2, and Section 13.4 shall immediately terminate on the End Date, and Supplier shall, and shall cause Supplier Agents to, destroy or erase all copies of the Chordiant Software, Chordiant Tools, and Chordiant-Owned Materials then in Supplier’s or Supplier Agents’ possession. Supplier shall, upon Chordiant’s request, certify to Chordiant that all Equipment has been returned and such copies of the Chordiant Software, Chordiant Tools, and Chordiant-Owned Materials have been destroyed or erased.

(b)  Supplier Intellectual Property and Support.  Supplier shall deliver to Chordiant a copy of all Supplier Intellectual Property used to provide the Services upon Chordiant’s request (including object code and source code form in the case of any of the foregoing that constitute Software).  Upon Chordiant’s request, Supplier shall provide to Chordiant or Successor support and maintenance services for any Supplier Proprietary Software, Supplier Tools, and Work Product licensed or otherwise provided under this Agreement on terms, conditions, and prices agreed upon by Supplier and Chordiant or Successor, as applicable, which shall in no event be less favorable to Chordiant or Successor than Supplier’s most favorable terms, conditions, and prices for such services provided to similar customers.

(c)  Supplier Third Party Software and Tools.

(i)  Supplier shall, and shall cause Supplier Agents to, (a) assign to Chordiant or Successor, at Chordiant’s option, the license agreements for Software and Tools not otherwise commercially available, which Supplier obtained assignment rights pursuant to Section 13.2 applicable to such Software and Tools, and at Chordiant’s request, (b) use their best efforts to transfer, assign or sublicense all such Third Party Software and Tools not subject to assigned agreements under clause (a) above to Chordiant or Successor at no cost such that (y) Chordiant may Use, and sublicense to third parties the right to Use, such Software and Tools in connection with Chordiant’s use, provision (to itself) or receipt from Successor of services similar to the Services, or (z) Successor may Use, and sublicense to third parties the right to Use, such Software and Tools in connection with the provision of services similar to the Services to Chordiant.  Upon Chordiant’s request, Supplier shall assist Chordiant or Successor in obtaining directly from third parties any Software or substitute therefor for which Chordiant or Successor does not assume the applicable third party agreements.  Supplier shall assist Chordiant and Successor in exercising the rights obtained by Supplier pursuant to Section 13.2 to purchase maintenance and support for all Supplier Third-Party Software on a most favored customer basis.

(ii)  With respect to license agreements for Third Party Software and Tools subject to Section 26.3(c)(i), subject to Chordiant’s approval, Chordiant shall pay actual costs of obtaining any assignment or other permission necessary for Chordiant to continue using such Software and Tools after the Termination Assistance Period.

(d)  Remote Access.  Upon Chordiant’s request, with respect to any Software or Tools used to provide the Services as of the time of Chordiant’s request, or, if such request is made during the Termination Assistance Period, then used to provide the Services as of the last day of the Term, and that Supplier or Supplier Agents operate on Equipment located at one or more Supplier Service Locations, during the Termination Period, Supplier shall, and shall cause Supplier Agents to, provide to Chordiant or Successor remote access to and use of such Software and Tools together with all hosting, maintenance, support and other services required for Chordiant or Successor to use such Software and Tools to enable Chordiant to receive services similar to the Services, all on terms, conditions, and prices agreed upon by Supplier and Chordiant or Successor, which shall in no event be less favorable to Chordiant or Successor than Supplier’s then-current standard terms, conditions, and prices for such services provided to similar customers.

(e)  Agreements.  Upon Chordiant’s request at any time during the Termination Assistance Period, Supplier shall, and shall reasonably request or make efforts such that Supplier Agents, (i) assign to Chordiant or its designee leases for some or all of the Equipment used primarily to provide the Services as of the last day of the Term; (ii) assign to Chordiant any contracts for services provided by third parties and used to provide Services; and (iii) sell to Chordiant, at the lesser of the Supplier's then-current book value or depreciated value, some or all of the Equipment owned by Supplier or Supplier Agents and used primarily to provide the Services (and all user and other documentation in its possession that relates to such Equipment) free and clear of all liens, security interests or other encumbrances.  Upon Chordiant’s request, Supplier shall, and shall reasonably request or make efforts such that Supplier Agents, assist Chordiant or Successor in obtaining directly from third parties any third party services for which Chordiant or Successor does not elect to assume the applicable third party agreements.

(f)  Network Services.  To the extent that Supplier has incorporated Chordiant’s network into any Supplier network, Supplier shall, and shall cause Supplier Agents to, continue to provide network services during the Termination Assistance Period at the then current rates in the Agreement for such service as requested by Chordiant, in order to permit Chordiant or Successor to establish its own network in an orderly manner.

27.  Indemnities.

27.1  Indemnity by Chordiant.  Chordiant shall indemnify Supplier from, and defend and hold Supplier harmless from and against, any Losses suffered, incurred or sustained by Supplier or to which Supplier becomes subject, resulting from, arising out of or relating to any third party claim:

(a)  that the Chordiant Proprietary Software infringes upon the proprietary rights of any third party (except as may have been caused by a modification by Supplier or Supplier Agents);

(b)  relating to the inaccuracy, untruthfulness or breach of any representation or warranty made by Chordiant in Section 21.1;

(c)  relating to Chordiant’s or Chordiant Agents’ failure to obtain, maintain or comply with the Chordiant Governmental Approvals;

(d)  relating to personal injury (including death) or property loss or damage resulting from Chordiant’s acts or omissions; and

(e)  relating to a breach of any of the covenants in Section 22.1.

27.2  Indemnity by Supplier.  Supplier shall indemnify Chordiant from, and defend and hold Chordiant harmless from and against, any Losses suffered, incurred or sustained by Chordiant or to which Chordiant becomes subject, resulting from, arising out of or relating to any claim:

(a)  that the Services, Supplier Software, Supplier Tools, Supplier Equipment, Work Product and any other resources or items used by Supplier or furnished to Chordiant by Supplier or Supplier Agents in providing the Services infringe upon the proprietary or other rights of any third party;

(b)  the Supplier’s or Supplier’s Agents’ interview, hiring and/or personnel transfer processes or claims arising out of the employer-employee relationship (including termination) between the Supplier or a Supplier Agent and any Transitioned Personnel after his or her start date;

(c)  relating to the Services or this Agreement brought by a Supplier Agent or personnel thereof;

(d)  Supplier is required to insure against under this Agreement;

(e)  by a third party that does not arise out of or relate to a relationship with Chordiant but arises from or relates to the actions of the Supplier or a Supplier Agent;

(f)  by a third party arising from Services or Systems provided by Supplier or Supplier Agents from a Service Location that is shared with other customers of Supplier;

(g)  relating to the inaccuracy, untruthfulness or breach of any representation or warranty made by Supplier in Section 21.2;

(h)  relating to Supplier’s or Supplier Agents’ failure to obtain, maintain or comply with the Consents and Supplier Governmental Approvals;

(i)  relating to (i) a violation of Law for the protection of persons or members of a protected class or category of persons by Supplier or Supplier Agents, including unlawful discrimination, (ii) work-related injury, except as may be covered by Supplier’s workers’ compensation plan, or death caused by Supplier or Supplier Agents, (iii) accrued employee benefits not expressly retained by Chordiant, (iv) any representations, oral or written, made by Supplier or Supplier Agents to Chordiant employees or contractors, including the Affected Employees and Affected Contractors and (v) any other aspect of the Affected Employees’ or Affected Contractors’ employment or other relationship with Supplier or termination thereof by Supplier (including claims for breach of an express or implied contract of employment);

(j)  relating to Supplier’s breach of Section 10.3, 10.4, or 10.5;

(k)  relating to any amounts, including taxes, interest and penalties, assessed against Chordiant that are the obligation of Supplier pursuant to Article 18;

(l)  relating to personal injury (including death) or property loss or damage resulting from Supplier’s or Supplier Agents’ acts or omissions;

(m)  relating to a breach of Supplier’s obligations with respect to Chordiant Data (including Article 14);

(n)  relating to a breach of Article 20; and

(o)  relating to a breach of any of the covenants in Section 22.2.

Supplier shall indemnify Chordiant from any costs and expenses incurred in connection with the enforcement of this Section 27.2.

27.3  Obligation to Replace.  In the event that any use of the Services, any technology used to provide the Services, or any item provided to Chordiant by Supplier or Supplier Agents, is, or in Chordiant’s opinion is likely to be, (i) found to infringe upon or misappropriate the Intellectual Property Rights of any third party or (ii) enjoined, Supplier shall, with Chordiant’s consent and at Supplier’s own cost and expense and in such a manner as to minimize disturbance to Chordiant’s business activities:

(a)  obtain for Chordiant the right to continue using the Services, any technology used to provide the Services, or any item provided to Chordiant by Supplier or Supplier Agents; or

(b)  modify the Services, any technology used to provide the Services, or any item provided to Chordiant by Supplier or Supplier Agents, so that it is no longer infringing (provided that such modification does not adversely affect Chordiant’s intended use as contemplated by this Agreement); or

(c)  replace the Services, any technology used to provide the Services, or any item provided to Chordiant by Supplier or Supplier Agents with a non-infringing functional equivalent.

In addition to the remedies set forth above, Supplier shall remain responsible for providing Services in accordance with this Agreement.  If Supplier is unable to provide Services or to implement a work around for the provision of Services, then Chordiant may, upon notice to Supplier, obtain from a third party or itself provide those Services which Supplier failed to provide, and an equitable adjustment shall be made to the Fees.

27.4  Indemnification Procedures.  If any third party claim is commenced against a person or entity entitled to indemnification under Section 27.1 or Section 27.2 (the “Indemnified Party”), notice thereof shall be given to the Party that is obligated to provide indemnification (the “Indemnifying Party”) as promptly as practicable.  If, after such notice, the Indemnifying Party shall acknowledge that this Agreement applies with respect to such claim, then the Indemnifying Party shall be entitled, if it so elects, in a notice promptly delivered to the Indemnified Party, but in no event less than ten (10) days prior to the date on which a response to such claim is due, to immediately take control of the defense and investigation of such claim and to employ and engage attorneys reasonably acceptable to the Indemnified Party to handle and defend the same, at the Indemnifying Party’s sole cost and expense. The Indemnified Party shall cooperate, at the cost of the Indemnifying Party, in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of such claim and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost and expense, participate, through its attorneys or otherwise, in such investigation, trial and defense of such claim and any appeal arising therefrom. No settlement of a claim that involves a remedy other than the payment of money by the Indemnifying Party shall be entered into without the consent of the Indemnified Party. After notice by the Indemnifying Party to the Indemnified Party of its election to assume full control of the defense of any such claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses incurred thereafter by such Indemnified Party in connection with the defense of that claim. If the Indemnifying Party does not assume full control over the defense of a claim subject to such defense as provided in this Section, the Indemnifying Party may participate in such defense, at its sole cost and expense, and the Indemnified Party shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party.

28.  Damages.

28.1  Damages.  In no event shall Chordiant or Supplier be liable for any indirect, incidental, special, or consequential damages, arising out of or relating to its performance or failure to perform under this Agreement, even if advised of the possibility of such damages. Notwithstanding the foregoing, the liability of Chordiant, whether based on an action or claim in contract, equity, negligence, tort or otherwise, for any event, act or omission [ * ].

28.2  Basis of the Bargain.  Each Party acknowledges that the foregoing limitations are an essential element of the Agreement between the Parties and that in the absence of such limitations the pricing and other terms set forth in this Agreement would be substantially different.

28.3  Exclusions.  The limitations or exculpations of liability set forth in Section 28.1 shall not apply to (a) the failure of (i) Chordiant to make payments of Fees, or (ii) Supplier to issue credits (including Performance Credits) or otherwise make payments due under this Agreement, (b) indemnification claims, as set forth in Article 27, (c) breaches of Article 20, (d) Supplier obligations with respect to Chordiant Data (including Article 14), (e) liability resulting from the fraud, gross negligence, recklessness, or intentional or willful misconduct of Supplier, (f) damages occasioned by Supplier’s wrongful termination of the Agreement, abandonment of work performed or to be performed, or willful refusal to provide the Services, and (g) cost of cover (including costs of reconstructing and loading data, costs of implementing work-arounds, costs to procure replacement products or services from an alternate source, overtime, straight time, and related expenses and allocated overhead (including travel, lodging, and wages) incurred by Chordiant as a result of Supplier’s breach.

29.  Insurance.

29.1  Documentation.  Supplier shall provide to Chordiant within ten (10) business days after the Effective Date evidence of all insurance required hereunder, and thereafter at any time any insurance policy covered in this Article 29 is renewed, or upon request by Chordiant, during the Term and the Termination Assistance Period (except with respect to “claims made” policies for which Supplier shall provide evidence of insurance for three (3) years after the End Date).  The insurance companies providing such insurance must have an A.M. Best rating of A- or better and be licensed or authorized to conduct business in all states in which Chordiant does business.  All policies and certificates of insurance shall be written as primary policies with respect to Services performed and products supplied by Supplier and Supplier Agents and not written as policies contributing to, or to be used in excess of the Chordiant insurance policies or any self-insurance program in which Chordiant may participate with respect to such Services and products, unless due to the gross negligence or willful misconduct of Chordiant.  The provisions of this Article 29 shall in no way limit the liability of Supplier.  The obligations under this Article 29 are mandatory; failure of Chordiant to request certificates of insurance or insurance policies shall not constitute a waiver of Supplier’s obligations and requirements to maintain the minimal coverages specified.  Supplier shall maintain, in its files, evidence of all subcontractors' insurance coverage.

29.2  Types and Amounts.  During the Term and the Termination Assistance Period, and at its own cost and expense, Supplier shall, and shall cause all Supplier Agents to, obtain and maintain the following insurance coverage:

(i)  Commercial General liability insurance with a combined single annual aggregate limit of not less than [ * ].

(ii)  Errors and Omission insurance in an amount not less than [ * ] per claim and not less than [ * ] in the aggregate.

(iii)  Workers' compensation insurance and other insurance as required by statute in the state in which the work shall be performed.  Coverage shall include Employers Liability with a limit not less that [ * ] for each occurrence.

(iv)  Automobile Liability insurance covering owned and unowned vehicles with a combined single limit of not less than [ * ].

(v)  All risk property insurance covering all risk of physical loss or damage, including as a result of flood or earthquake, for the replacement value of any Chordiant owned or leased property and papers on Supplier’s premises.

(vi)  If Supplier purchases "claims made" insurance, all acts and omissions of Supplier and its representatives and agents, shall be, during the Term and the Termination Assistance Period, "continually covered" notwithstanding the termination of this Agreement or the provisions of this Agreement allowing Supplier to purchase "claims made" insurance coverage.  In order for the acts and omissions of Supplier and its representatives and agents to be "continually covered" there must be insurance coverage for the entire period commencing on the Effective Date of this Agreement and ending on the date that is at a minimum three (3) years after the End Date, and such insurance must satisfy the liability coverage requirements provided for in this Agreement.  Supplier acknowledges and agrees that the provisions of this Article 29 may require Supplier to purchase "tail insurance" if its coverage lapses or "nose insurance" and/or "tail insurance" if Supplier changes insurance carriers, even after this Agreement is terminated.

29.3  Policy Requirements.  Chordiant shall be listed on all such insurance policies (except workers’ compensation insurance) obtained by Supplier and Supplier Agents as "Additional Insureds" up to the amount required of Supplier under this Agreement.  If a "claims made" policy is purchased, then Supplier shall also purchase adequate "tail coverage" for claims made against Chordiant after such policy has lapsed or been canceled or this Agreement is no longer in effect.  The provisions of Section 28.1 shall not be deemed to limit the liability of Supplier hereunder, or limit any rights that Chordiant may have including, without limitation, rights of indemnity or contribution.

29.4  Risk of Loss.  Supplier is responsible for the risk of loss of, or damage to, any property of Chordiant at a Supplier Service Location, unless such loss or damage was caused by the acts or omissions of Chordiant or a Chordiant Agent.

30.  Transfer Option.

30.1  Exercise. At any time after [ * ], Chordiant will have the option to acquire Supplier’s resources and associated infrastructure for providing the Services and hire the EDC Personnel on terms and conditions set forth in this Agreement.  The Transfer Agreement will include agreed upon terms, conditions, covenants, and warranties covering the transferred business, which the Parties agree to negotiate in good faith.

30.2  Terms.  The terms for the transfer are set forth in Exhibit 22, which the Parties acknowledge and agree includes all components of compensation to Supplier for the transfer.

31.  MISCELLANEOUS PROVISIONS.

31.1  Noncompete.  During the term of this Agreement, Supplier will not provide services similar to those it is providing under this Agreement to Chordiant’s competitors listed in Exhibit 18 (“Competitors”).  In addition, Supplier will not perform any work of any kind for a Competitor in the same physical facility where it is performing Chordiant Services, or by any Supplier staff who has performed Services for Chordiant during the previous six (6) months.  Supplier will provide Chordiant with prompt written notice in the event that it is engaged by a Competitor.

31.2  Assignment.  Neither Party shall, without the consent of the other Party, assign this Agreement or any amounts payable pursuant to this Agreement, except that Chordiant may assign this Agreement, in whole or in part, to (i) an Affiliate or another entity or business unit of Chordiant, or (ii) pursuant to a Change in Control of Chordiant, a reorganization of Chordiant, or a transfer or sale of any business unit, line of business, product line, or substantial portion of its assets, without such consent.  Upon Chordiant’s assignment of this Agreement, Chordiant shall be released from any obligation or liability under this Agreement.  The consent of a Party to any assignment of this Agreement shall not constitute such Party’s consent to further assignment. This Agreement shall be binding on the Parties and their respective successors and permitted assigns. Any assignment in contravention of this subsection shall be void and of no force or effect.

31.3  Notices.  Except as otherwise specified in this Agreement, all notices, requests, consents, approvals, agreements, authorizations, acknowledgements, waivers and other communications required or permitted under this Agreement shall be in writing.  Wherever under this Agreement one Party is required to give notice to the other, such notice shall be deemed effective:  (a) three (3) calendar days after deposit in the United States Mail, postage prepaid, certified or registered mail, return receipt requested; (b) one (1) business day after deposit with a national overnight courier; (c) if given by facsimile, that day such facsimile is sent, provided confirmation of such notice is also sent by national overnight courier or delivered in person; or (d) upon delivery if delivered in person or by messenger, in each case, addressed to the following addresses (or such other address as either Party may be notified of as described above):

To Chordiant:                                             [ * ], VP and General Counsel
20400 Stevens Creek Blvd.
Cupertino, CA 95014
U.S.A.
Main Telephone: (408) 517-6100
Facsimile Number: (408) 517-0270

With a copy to:                                           [ * ], Chief Financial Officer
20400 Stevens Creek Blvd.
Cupertino, CA 95014
U.S.A.
Main Telephone: (408) 517-6100
Facsimile Number: (408) 517-0270

To Supplier:                                             [ * ]
Executive Vice President, Managed Labs
Ness Global Services, Inc.
2001 Gateway Place
Suite 610 West
San Jose, CA 95110
U.S.A.
Main Telephone: (408) 467-9340
Facsimile Number: (408) 452-0299

With a copy to:                                           [ * ]
General Counsel
Ness Global Services, Inc.
160 Technology Drive
Canonsburg, PA 15317
U.S.A.
Main Telephone: (724) 745-7100
Facsimile Number: (724) 745-6494

Either Party may change its address or telecopy number for notification purposes by giving the other Party ten (10) days notice of the new address or telecopy number and the date upon which it shall become effective.

31.4  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one single agreement between the Parties.  The Parties agree that for documents related to the Agreement requiring execution, including this Agreement, each will accept facsimile signatures, followed by originals within five (5) business days.

31.5  Relationship.  The Parties intend to create an independent contractor relationship and nothing contained in this Agreement shall be construed to make either Chordiant or Supplier partners, joint venturers, principals, agents (except as expressly set forth in Article 6.4) or employees of the other.  No officer, director, employee, agent, affiliate or contractor retained by Supplier to perform work on Chordiant’s behalf under this Agreement shall be deemed to be an employee, agent or contractor of Chordiant. Neither Party shall have any right, power or authority, express or implied, to bind the other.

31.6  Non-Exclusivity.  Nothing in this Agreement shall be construed as a requirements contract, and notwithstanding anything to the contrary contained herein, this Agreement shall not be interpreted to prevent Chordiant from obtaining from third parties, or providing to itself, any of the Services described in this Agreement (whether Base Services, services under a New Line of Business, or otherwise) or services similar thereto.

31.7  Consents, Approvals and Requests.  Except as specifically set forth in this Agreement, all consents and approvals to be given by either Party under this Agreement shall not be unreasonably withheld or delayed and each Party shall make only reasonable requests under this Agreement.

31.8  Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to Law, then the remaining provisions of this Agreement, if capable of substantial performance, shall remain in full force and effect.

31.9  Waivers.  No delay or omission by either Party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any Party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be signed by the Party waiving its rights.

31.10  Timing and Cumulative Remedies.  Supplier acknowledges and agrees that time is of the essence with respect to its performance of its obligations under this Agreement.  No right or remedy herein conferred upon or reserved to either Party is exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy under this Agreement, or under applicable law, whether now or hereafter existing.

31.11  Entire Agreement.  This Agreement and the Exhibits to this Agreement represent the entire agreement between the Parties with respect to its subject matter, and there are no other representations, understandings or agreements between the Parties relative to such subject matter.

31.12  Amendments.  No amendment to, or change, waiver or discharge of, any provision of this Agreement shall be valid unless in writing and signed by, in the case of Chordiant, the Chordiant Account Executive, and in the case of Supplier, the Supplier Account Executive.

31.13  Survival.  The terms of Articles 1, 13, 14, 18, 19, 20, 23, 26, 27, 28, and 31 (except 31.1) shall survive the expiration or termination of this Agreement.

31.14  Third Party Beneficiaries.  Except with respect to the Chordiant Affiliates, each Party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than the Parties.

31.15  Governing Law and Venue. The rights and obligations of the Parties under this Agreement shall be governed in all respects by the laws of the United States and the State of California, without regard to conflicts of laws principles that would require the application of the laws of any other jurisdiction.  Supplier (including, for purposes of this section, its Affiliates) agrees that it shall only bring any action or proceeding arising from or relating to this Agreement in a federal court in the Northern District of California or in state court in Santa Clara County, California, and Supplier irrevocably submits to the personal jurisdiction and venue of any such court in any such action or proceeding or in any action or proceeding brought in such courts by Chordiant.  Supplier further irrevocably consents to the service of process from any of the aforesaid courts by mailing copies thereof by registered or certified mail, postage prepaid, to Supplier at its address designated pursuant to this Agreement, with such service of process to become effective thirty (30) days after such mailing.

31.16  Injunctive Relief.  The Parties acknowledge and agree that monetary damages may be inadequate to compensate for a breach of the provisions contained in Article 13, 14, 16, or 20, or other provisions of this Agreement that would give rise to irreparable harm.  In the event of such breach, Chordiant may be entitled to seek injunctive relief and any and all other remedies available at law or in equity.  This Section in no way limits the liability or damages that may be assessed against Supplier in the event of a breach by Supplier of any of the provisions of this Agreement.  Supplier further acknowledges and agrees that in the event Chordiant brings an action seeking injunctive relief in India, such action shall have no bearing on the Parties’ agreement with respect to jurisdiction and venue set forth in Section 31.15, and Chordiant does not thereby submit to jurisdiction in India.

31.17  Supplier Authority.  Ness Technologies, Ness Global and Ness India hereby agree that Ness Global has full right, power, and authority to grant approvals and consents under this Agreement, to amend this Agreement, and to otherwise act under this Agreement, for and on behalf of Ness Technologies, Ness Global and Ness India.  Unless otherwise approved by Chordiant, Ness Global shall act for Supplier under this Agreement and shall be Chordiant’s single point of contact for all approvals, consents, and other matters relating to this Agreement.  Ness Technologies, Ness Global and Ness India hereby agree that they are jointly and severally liable for all responsibilities and liabilities of Supplier arising out of or relating to this Agreement.

31.18  Covenant of Further Assurances.  Chordiant and Supplier covenant and agree that, subsequent to the execution and delivery of this Agreement and, without any additional consideration, each of Chordiant and Supplier shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement.

31.19  Bankruptcy.  The Parties acknowledge and agree that the intellectual property provisions of this Agreement constitute licenses of an intellectual property right by Supplier to Chordiant as such term is used in Section 365(n) of Title 11 of the United States Code.

31.20  Export.  Chordiant and Supplier shall not knowingly export or re-export any personal computer system, part, technical data or sub-elements under this Agreement, directly or indirectly, to any destinations prohibited by the United States Government. The term “technical data” in this context, means such data as is defined as technical data by applicable United States export regulations.

31.21  Conflict of Interest.  Supplier shall not pay any salaries, commissions, fees or make any payments or rebates to any employee of Chordiant, or to any designee of such employee, or favor any employee of Chordiant, or any designee of such employee, with gifts or entertainment of significant cost or value or with services or goods sold at less than full market value. Supplier agrees that its obligation to Chordiant under this Section shall also be binding upon Supplier Agents. Supplier further agrees to insert the provisions of this Section in each contract with a Supplier Agent.

31.22  Publicity.  Each Party shall (a) submit to the other all advertising, written sales promotions, press releases and other publicity matters relating to this Agreement in which the other Party’s name or mark is mentioned or which contains language from which the connection of said name or mark may be inferred or implied, and (b) not publish or use such advertising, sales promotions, press releases or publicity matters without the other Party’s consent.

31.23  Good Faith and Fair Dealing.  In entering into this Agreement, Chordiant and Supplier each acknowledge and agree that all aspects of the worldwide business relationship and dealings between Chordiant and Supplier contemplated by this Agreement shall be governed by the fundamental principle of good faith and fair dealing except as otherwise explicitly provided herein.

In Witness Whereof, each of Chordiant and Supplier has caused this Agreement to be signed and delivered by its duly authorized representative.

Chordiant Software, Inc.

By:/s/ Donald Morrison
Name:  Donald Morrison
Title:  Executive Vice President

Ness Technologies, Inc.

By:/s/ Steven I. Farbman
Name:  Steven I. Farbman
Title:  General Counsel

Ness Global Services, Inc.

By:/s/ Steven I. Farbman
Name:  Steven I. Farbman
Title:  General Counsel

Ness Technologies India Ltd.

By:/s/ Steven I. Farbman
Name:  Steven I. Farbman
Title:  General Counsel

                  [ * ]            = Certain Confidential Information Contained In This Document, Marked By Brackets,           Has Been Omitted And Filed Separately W           ith The Securities And Exchange Commission Pursuant To Rule 24b-2 Of The Securities Exchange Act Of 1934, As Amended.

MASTER SERVICES AGREEMENT

By and Between

Chordiant Software, Inc.

And

Ness Technologies, Inc.

Ness Global Services, Inc.

Ness Technologies India Ltd.

December 15, 2003

                  [ * ]            = Certain Confidential Information Contained In This Document, Marked By Brackets,            Has Been Omitted And           Filed            Separately            With The Securities And Exchange Commission Pursuant To Rule 24b-2 Of The Securities Ex           change Act Of 1934, As Amended.

Table of Exhibits and Attachments

Exhibit 1                                           Definitions

Exhibit 2.1                                                      Product Support Line of Business (LoB) Description
(Attachment 2.1-A                                           Product Support LoB SOW)
Exhibit 2.2                                                      Product Sustaining Line of Business Description
(Attachment 2.2-A                                           Product Sustaining LoB SOW)
Exhibit 2.3                                                      Product Test Line of Business Description
(Attachment 2.3-A                                           Product Test LoB SOW)
Exhibit 2.4                                                      Development Line of Business Description
(Attachment 2.4-A                                           Development LoB SOW)

Exhibit 3                                           Service Levels
(Attachment 3-A                                           Product Support SLA)
(Attachment 3-B                                           Product Sustaining SLA)
(Attachment 3-C                                           Product Test SLA)
(Attachment 3-D                                           Development SLA)

Exhibit 4                                           Pricing
(Attachment 4-A                                           Service Fees)
(Attachment 4-B                                           Travel and Expense Policy)
(Attachment 4-C                                           Termination Fee)

Exhibit 5                                           Human Resources
(Attachment 5-A                                           EDC Personnel, Key Supplier Personnel)
(Attachment 5-B                                           Resource Ramp-up Plan)
(Attachment 5-C                                           Resource Skill Profile)
(Attachment 5-D                                           Form of PIIA)

Exhibit 6                                           Governance
(Attachment 6-A                                           Committee Relationships & Memberships)
(Attachment 6-B                                           Policies & Procedures Manual)

Exhibit 7                                           Facility Locations and Standards, Chordiant Affiliates
(Attachment 7-A                                           Chordiant Sites)
(Attachment 7-B                                           Supplier Sites)
(Attachment 7-C                                           Infrastructure Lab Standards)
(Attachment 7-D                                           Chordiant Affiliates)

Exhibit 8                                           Infrastructure
(Attachment 8-A                                           Hardware Requirements)
(Attachment 8-B                                           Software Requirements)
(Attachment 8-C                                           Communications Requirements)

Exhibit 9                                           Reports
(Attachment 9-A                                           Form of Project Report)

Exhibit 10                                                      Customer Satisfaction Surveys
(Attachment 10-A                                           Sample Customer Survey)

Exhibit 11                                                      Disaster Recovery Plan

Exhibit 12                                                      Security
(Attachment 12-A                                           Data Security)
(Attachment 12-B                                           Physical Security)
(Attachment 12-C                                           European Directive on Data Protection)

Exhibit 13                                                      Shared Common Services

Exhibit 14                                                      Refresh Standards

Exhibit 15                                                      {Intentionally Left Blank}

Exhibit 16                                                      Transition Plan

Exhibit 17                                                      Benchmarkers

Exhibit 18                                                      Competitors

Exhibit 19                                                      Deliverables
(Attachment 19-A                                           Supplier Background Technology)
(Attachment 19-B                                           Third Party Materials)
(Attachment 19-C                                           Open Source Code)

Exhibit 20                                                      {Intentionally Left Blank}

Exhibit 21                                                      {Intentionally Left Blank}

Exhibit 22                                                      Transfer Option

                  [ * ]            = Certain Confidential Information Contained In This Document, Marked By Brackets,            Has Been Omitted And Filed Separately With            The Securities And Exchange Commission Pursuant To Rule 24b-2 Of The Securities Exchange Act Of 1934, As Amended.

--

1.	DEFINITIONS AND CONSTRUCTION	1

1.1	Definitions	1

1.2	Interpretation.	1

1.3	Order of Precedence.	2

2.	TERM	2

2.1	Initial Term.	2

2.2	Renewal and Extension.	2

3.	SERVICES	2

3.1	Base Services Defined	2

3.2	Provision of Services	3

3.3	Improved Technology	4

3.4	Governmental Approvals	5

3.5	Changes in Law	5

3.6	Existing Technology; Architecture and Standards	6

3.7	Knowledge Sharing	6

3.8	Reports	6

3.9	Schedule Management	6

3.10	Procurement	6

4.	TRANSITION; ACQUISITIONS AND DIVESTITURES; COOPERATION	7

4.1	Transition Services	7

4.2	Transition Milestones	7

4.3	Transitioned Personnel	7

4.4	Acquisitions, New Chordiant Affiliates, and Divestitures7

4.5	Cooperation with Third Parties.	8

5.	NEW LINES OF BUSINESS	9

5.1	New Lines of Business	9

5.2	Fees for A New Line of Business.	10

5.3	Third Party Services	10

6.	CHORDIANT RESPONSIBILITIES	10

6.1	Chordiant Account Executive	10

6.2	Chordiant Resources	10

6.3	Use of Chordiant Facilities	11

6.4	Chordiant Performance	11

7.	{THIS SECTION HAS INTENTIONALLY BEEN LEFT BLANK}	11

8.	SERVICE LEVELS	12

8.1	Service Levels	12

8.2	Review of Service Levels	12

8.3	Root-Cause Analysis	12

8.4	Measurement and Monitoring Tools	12

8.5	Continuous Improvement and Best Practices	13

8.6	Performance Credits	13

9.	CUSTOMER SATISFACTION AND BENCHMARKING	13

9.1	Customer Satisfaction Surveys	13

9.2	Disputes.	13

9.3	Benchmarking Overview	13

9.4	Benchmarking Process	14

9.5	Benchmark Results, Review and Adjustments	14

10.	SERVICE LOCATIONS	14

10.1	Service Locations	14

10.2	New Service Locations	14

10.3	Safety and Security Procedures	14

10.4	Data Security	15

10.5	Protection of Chordiant Data and Chordiant Confidential Information	15

11.	SUPPLIER STAFF	15

11.1	General Staffing	15

11.2	Supplier Account Executive	16

11.3	Key Supplier Personnel	16

11.4	EDC Personnel	16

11.5	Supplier Benefits	18

11.6	Supplier Buffer Resources	18

11.7	Subcontractors	18

11.8	Conduct of Supplier Personnel	19

11.9	Assignment to Competitors	19

12.	MANAGEMENT AND CONTROL	19

12.1	Governance	19

12.2	Policies and Procedures Manual.	20

13.	PROPRIETARY RIGHTS	20

13.1	Ownership of Background Technology	20

13.2	Supplier Software and Tools	20

13.3	Work Product	21

13.4	Chordiant Software	22

13.5	Restrictions	22

13.6	Further Assurances	22

13.7	Identification	22

13.8	Web Development	23

13.9	Source Code Delivery and Escrow	23

13.10Support23

14.	DATA	23

14.1	Ownership and Use of Chordiant Data	23

14.2	Correction and Reconstruction	23

14.3	Provision of Data	24

14.4	Data Privacy	24

15.	CONSENTS	24

16.	CONTINUED PROVISION OF SERVICES	24

16.1	Disaster Recovery Plan	24

16.2	Force Majeure	25

16.3	No Payment for Unperformed Services	25

16.4	Allocation of Resources	25

17.	PAYMENTS	25

17.1	Fees	25

17.2	Adjustments	26

17.3	Expenses	26

17.4	Fee Disputes	26

17.5	Pass-Through Savings	26

17.6	Rights of Set-Off	26

17.7	Refundable Items; Prepaid Expenses	26

17.8	Due Diligence.	27

17.9	Additional Fund	27

17.10	No Other Charges 27

17.11	Most Favored Customer 27

18.	TAXES	27

18.1	Taxes	27

18.2	Tax Indemnity	27

18.3	Relocation of Services	28

18.4	Other Taxes	28

18.5	Segregation of Fees	28

18.6	Tax Disclosures	28

19.	AUDITS	28

19.1	Services	28

19.2	Fees	29

19.3	Other Audits.	29

19.4	Record Retention	29

19.5	Facilities	29

20.	CONFIDENTIALITY	29

20.1	General Obligations	29

20.2	Additional Protective Measures	30

20.3	Unauthorized Acts	31

21.	REPRESENTATIONS AND WARRANTIES	31

21.1	By Chordiant	31

21.2	By Supplier	31

21.3	DISCLAIMER	33

22.	ADDITIONAL COVENANTS	33

22.1	By Chordiant	33

22.2	By Supplier	33

23.	DISPUTE RESOLUTION	34

23.1	Resolution Procedures	34

23.2	Arbitration	35

23.3	Exclusions	35

23.4	Continuity of Services	35

24.	TERMINATION	35

24.1	Termination for Convenience	35

25.3	Termination for Change in Control of Vendor 35

24.3	Termination for Cause	35

24.4	Termination in Case of Insolvency or Adverse Financial Change	36

25.	TERMINATION FEES	37

25.1	Termination Fees	37

25.2	Termination Fees	37

26.	TERMINATION ASSISTANCE AND EXIT RIGHTS	37

26.1	Termination Assistance	37

26.2	Payment	37

26.3	Exit Rights	38

27.	INDEMNITIES	39

27.1	Indemnity by Chordiant	39

27.2	Indemnity by Supplier	40

27.3	Obligation to Replace	41

27.4	Indemnification Procedures	42

28.	DAMAGES	42

28.1	Damages	42

28.2	Basis of the Bargain	42

28.3	Exclusions	43

29.	INSURANCE	43

29.1	Documentation	43

29.2	Types and Amounts	43

29.3	Policy Requirements	44

29.4	Risk of Loss	44

30.	TRANSFER OPTION	44

30.1	Exercise	44

30.2	Terms	44

31.	MISCELLANEOUS PROVISIONS	45

31.1	Noncompete	45

31.2	Assignment	45

31.3	Notices	45

31.4	Counterparts	46

31.5	Relationship	46

31.6	Non-Exclusivity	46

31.7	Consents, Approvals and Requests	46

31.8	Severability	47

31.9	Waivers	47

31.10	Timing and Cumulative Remedies 47

31.11	Entire Agreement 47

31.12	Amendments 47

31.13	Survival 47

31.14	Third Party Beneficiaries 47

31.15	Governing Law and Venue 47

31.16	Injunctive Relief 48

31.17	Supplier Authority 48

31.18	Covenant of Further Assurances 48

31.19	Bankruptcy 48

31.20	Export 48

31.21	Conflict of Interest 48

31.22	Publicity 48

31.23	Good Faith and Fair Dealing 49

                  [ * ]            = Certain Confidential Information Contained In This Document, Marked By Brackets,           Has Been Omitted And Filed Separately           With The Securities And Exchange Commission Pursuant To Rule 24b-2 Of The Securities Exchange Act Of 1934, As Amended.

Exhibit 1

Definitions

“Acceptance Criteria” shall have the meaning specified in Section 3.2.

“Affected Contractors” means those Chordiant contractors performing services related to the Services for Chordiant prior to the Effective Date.

“Affected Employees” means those Chordiant employees performing services related to the Services for Chordiant prior to the Effective Date.

“Affiliate” means any entity that now or in the future (i) is Controlling, Controlled by, or under common Control with the party to whom it refers, (ii) is managed or operated by such party, or (iii) is owned through stock ownership, in whole or in part, by a shareholder of such party.

“Authorized User” means users of the Services, including Chordiant employees, business units, contractors, and Chordiant’s suppliers and customers that interact with Chordiant in the course of providing goods and services to, or receiving goods and services from, Chordiant.

“Background Technology” of a Party means all Intellectual Property that (a) is (i) owned by such Party and (ii) is in existence in electronic or written form on or prior to the Effective Date or (b) is developed, acquired, or licensed by such Party after the Effective Date independently of the work undertaken pursuant to this Agreement.

“Base Charges” means the fees for the Base Services.

“Base Services” shall have the meaning set forth in Section 3.1, and shall include any Services under a New Line of Business incorporated into this Agreement in accordance with Article 5.

“Benchmark Results” means the final results of the Benchmarking Process delivered by the Benchmarker in a written report to each of Chordiant and Supplier, including any supporting documentation requested by Chordiant or Supplier to analyze the results of the Benchmarking Process.

“Benchmark Review Period” means the [ * ] following receipt by Chordiant and Supplier of the Benchmark Results.

“Benchmarker” means a third party specified on Exhibit 17 that shall conduct the Benchmarking Process.

“Benchmarking Process” means the objective measurement and comparison process established by the Parties, which shall be designed to measure the performance and cost to Chordiant of the Services against the performance and cost of similar services in the industry.

“Buffer Resources” means Supplier personnel who are not EDC Personnel but are readily available, and have the skills and qualifications, to provide the Services.

“Change Control Procedures” means the written description of the change control procedures applicable to any Changes under this Agreement, as specified in the Policies and Procedures Manual.

“Change in Control” means any event or series of events that results directly or indirectly in a change in the management or Control of a Party.  Without limiting the generality of the foregoing, the following shall be considered a Change in Control:  the (a) consolidation or merger of a Party with or into any entity, (b) sale, transfer or other disposition of all or substantially all of the assets of a Party or (c) any change in the beneficial ownership of [ * ]  of the outstanding voting securities or other ownership interests of a Party; and (d) the resignation, removal appointment or election of [ * ] members of a Party’s board of directors or management team.

“Change(s)” means any change to (i) the Services, (ii) the Software used to provide the Services, or (iii) the Equipment used to provide the Services, that would alter in any material respect the functionality, performance standards or technical environment of the Software used to provide the Services or the Equipment used to provide the Services, the manner in which the Services are provided, the composition of the Services, or the cost to Chordiant of the Services.

“Chordiant Account Executive” shall have the meaning set forth in Section 6.1.

“Chordiant Affiliate” means a Chordiant Affiliate as designated by Chordiant from time to time.

“Chordiant Agents” means the agents, subcontractors and representatives of Chordiant, other than Supplier and Supplier Agents.

“Chordiant Data” means (a) all data and information (i) submitted to Supplier or Supplier Agents by or on behalf of Chordiant, (ii) obtained, developed or produced by Supplier or Supplier Agents in connection with this Agreement, or (iii) to which Supplier or Supplier Agents have access in connection with the provision of the Services, and (b) all derivatives of any of the foregoing.

“Chordiant Default Cure Period” shall have the meaning set forth in Section 24.4(b).

“Chordiant Default Notice” shall have the meaning set forth in Section 24.4(b).

“Chordiant Derivative Works” means any modifications, enhancements or derivative works of Chordiant Software, Chordiant Tools and associated Documentation developed pursuant to this Agreement by or on behalf of Supplier or Supplier Agents, whether developed independently or jointly with Chordiant, Chordiant Agents, or Chordiant Affiliates.

“Chordiant-Owned Materials” means the Chordiant Proprietary Software, Chordiant Derivative Works, Chordiant Background Technology and Work Product.

“Chordiant Proprietary Software” means the Software owned, acquired or developed by Chordiant and used in connection with the provision of the Services, including the Software set forth in Exhibit 8 and any associated Documentation.

“Chordiant Service Location(s)” means the Chordiant Service Locations identified in Exhibit 7.

“Chordiant Software” means the Chordiant Proprietary Software, the Chordiant Third Party Software, and the Chordiant Derivative Works, collectively.

“Chordiant Third Party Software” means the Software that is licensed or leased by Chordiant from a third party and used in connection with the provision of the Services, including the Software set forth in Exhibit 8 and Documentation.

“COLA Adjustment” shall have the meaning set forth in Section 17.2.

“Commencement Date” means, with respect to any portion of the Base Services, the date upon which Supplier shall begin providing such portion of the Base Services to Chordiant, as such portion of the Base Services and such date are specified, in each case, in the Transition Plan and/or a Statement of Work.

“Competitor” means a company specified on Exhibit 18.

“Confidential Information” means all information and documentation of Chordiant, whether disclosed to or accessed by Supplier in connection with this Agreement, including (a) all Chordiant Data and all information of Chordiant or their respective customers, suppliers, contractors and other third parties doing business with Chordiant, (b) the terms of this Agreement, and (c) any information developed by reference to or use of Chordiant’s Confidential Information; provided, however, that except to the extent otherwise provided by Law, the term “Confidential Information” shall not include information that (i) is independently developed by the recipient, as demonstrated by the recipient’s written records, without violating the disclosing Party’s proprietary rights, (ii) is or becomes publicly known (other than through unauthorized disclosure), (iii) is already known by Supplier at the time of disclosure (other than through unauthorized disclosure), as demonstrated by Supplier’s written records, and Supplier has no obligation of confidentiality other than pursuant to this Agreement or any confidentiality agreements between Chordiant and Supplier entered into before the Effective Date, or (iv) is rightfully received by Supplier free of any obligation of confidentiality.

“Consents” means all licenses, consents, permits, approvals and authorizations that are necessary to allow: (a) Supplier and Supplier Agents to use (i) Chordiant’s owned and leased assets, (ii) the services provided for the benefit of Chordiant under Chordiant’s third party services contracts, (iii) the Chordiant Software and Chordiant Tools, (iv) the Supplier Software and Supplier Tools, and (v) any assets owned or leased by Supplier; (b) Supplier and Supplier Agents to (i) use any third party services retained by Supplier to provide the Services during the Term and the Termination Assistance Period, and (ii) grant to Chordiant the rights (including assignments of Intellectual Property Rights) in the Chordiant-Owned Materials and other Intellectual Property transferred or licensed to Chordiant hereunder; and (c) either Party to fulfill its obligations under Article 27.

“Contract Year” means each twelve (12) month period commencing, in the case of the first Contract Year, on the Effective Date and thereafter upon the completion of the immediately preceding Contract Year.

“Control” means, with respect to any entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities (or other ownership interest), by contract or otherwise.

“Critical Affected Personnel” shall have the meaning specified in Exhibit 16.

“Critical Service Level”means a Service Level described as a Critical Service Level in Exhibit 3.

“Critical Transition Milestone” means any milestone in the Transition Plan designated as a “critical” milestone.

“Cure Period” shall have the meaning set forth in Section 24.3.

“Data Safeguards” shall have the meaning set forth in Section 10.4.

“Deliverable” means all materials delivered by Supplier to Chordiant in connection with the Services, including, but not limited to, the Supplier Derivative Works, Work Product, and Chordiant Derivative Works.

“Developed Software” means any Software, modifications or enhancements to Software and related Documentation developed pursuant to this Agreement by or on behalf of (a) Supplier, (b) Supplier Agents, (c) Supplier and Chordiant or Chordiant Agents jointly, (d) Supplier Agents and Chordiant or Chordiant Agents jointly, or (e) Supplier, Supplier Agents, Chordiant and Chordiant Agents jointly.

“Disaster Recovery Plan” or“DRP” means the disaster recovery plan developed by Supplier pursuant to Section 16.1 set forth in Exhibit 11.

“Documentation” means, with respect to Software and Tools, all materials, documentation, specifications, technical manuals, user manuals, flow diagrams, file descriptions and other written information that describes the function and use of such Software or Tools.

“EDC Personnel” means the personnel of Supplier and Supplier Agents who provide the Services.

“Effective Date” means December 15, 2003.

“End Date” means the last day on which Supplier provides any Services to Chordiant under this Agreement.

“Equipment” means computers and related equipment, including central processing units and other processors, controllers, modems, communications and telecommunications equipment (voice, data and video), cables, storage devices, printers, terminals, other peripherals and input and output devices, and other tangible mechanical and electronic equipment intended for the processing, input, output, storage, manipulation, communication, transmission and retrieval of information and data.

“Escrow Materials” means all Intellectual Property embodied in or required for the use of Software and all other materials that are licensed, or to be licensed to Chordiant under this Agreement.  Escrow Materials includes, without limitation, source code, flow charts, decision tables, schematics, drawings, specifications, documentation, design details, developer notes and build instructions necessary to understand the design, structure and production plans to convert the intellectual property into the proprietary technology.  The Escrow Materials shall hold sufficient data and instructions to allow an engineer having ordinary skill in the art to reproduce the commercial product from the Intellectual Property.

 “Extended Development Center” or “EDC” means the Supplier facilities where the Services are performed.

“Extension Period” shall have the meaning set forth in Section 2.2.

“Fees” means the Base Charges, the Additional Resource Charges and any other amounts payable by Chordiant to Supplier pursuant to this Agreement.

“Force Majeure Event” shall have the meaning set forth in Section 16.2.

“Governmental Approvals” means all licenses, consents, permits, approvals and authorizations of any Governmental Authority, or any notice to any Governmental Authority, the granting of which is required by Law, including Regulatory Requirements, for the consummation and performance of the transactions contemplated by this Agreement or the provision of Services under this Agreement.

“Governmental Authority” means any Federal, state, municipal, local, territorial, or other governmental department, regulatory authority, or judicial or administrative body, whether domestic, foreign, or international.

“Improved Technology” means any information processing technology developments, including new developments in Software and Equipment, that could reasonably be expected to have an impact on Chordiant or Chordiant’s business.

“Indemnified Party” shall have the meaning set forth in Section 27.4.

“Indemnifying Party” shall have the meaning set forth in Section 27.4.

“Initial Agreement Expiration Date” means three (3) years from the Effective Date.

“Initial Agreement Term” has the meaning specified in Section 2.1.

“Intellectual Property Rights” means all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, and mask works; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patents and industrial property rights; (e) other proprietary rights in intellectual property of every kind and nature; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in subsections (a) through (e) of this sentence.

“Intellectual Property” means all algorithms, APIs, apparatus, circuit designs and assemblies, Confidential Information, databases and data collections, designs, diagrams, documentation, drawings, flow charts, formulae, ideas and inventions (whether or not patentable or reduced to practice), know-how, materials, marketing and development plans, marks (including brand names, product names, logos, and slogans), methods, models, network configurations and architectures, procedures, processes, protocols, schematics, software code (in any form including source code and executable or object code), specifications, subroutines, techniques, tools, uniform resource identifiers, user interfaces, web sites, works of authorship, and other forms of technology and intellectual property.

“Key Supplier Personnel” means the Supplier Account Executive and such other members of the EDC Personnel designated by Chordiant as Key Supplier Personnel on Exhibit 6, which exhibit Chordiant may revise from time to time.

“Law” means any declaration, decree, directive, legislative enactment, order, ordinance, regulation, rule or other binding restriction of or by any Governmental Authority, including any such Law in modified or supplemented form and any newly adopted Law replacing a previous Law.

“Line of Business” means, individually, Product Support, Product Sustaining, Tech Stack Sustaining, Product Test, and Product Development, all as defined in Exhibit 2, as well as any New Line of Business for which Supplier provides Services pursuant to Section 5 of the Agreement.

“Losses” means any and all damages, fines, penalties, deficiencies, losses, liabilities (including settlements and judgments) and expenses (including interest, court costs, reasonable fees and expenses of attorneys, accountants and other experts and professionals or other reasonable fees and expenses of litigation or other proceedings or of any claim, default or assessment).

“New Entities” shall have the meaning specified in Section 4.4(a).

“New Equipment” means any Equipment or Software specialized for Chordiant’s business needs (not including infrastructure Equipment, Software, or Equipment or Software used by Supplier regularly in its business, or Equipment or Software used regularly by suppliers of services comparable to the Services) obtained by Supplier on behalf of Chordiant, as requested by Chordiant pursuant to Section 3.10.

“New Line of Business” means any service requested by Chordiant that does not fall under a Line of Business, and that requires resource types not already provided for under the Agreement, and where the existing pricing cannot be applied.

“Parties” means Chordiant and Supplier, collectively.

“Party” means either Chordiant or Supplier, as the case may be.

“Performance Credits” means the performance credits set forth in Exhibit 3.

“Policies and Procedures Manual” shall have the meaning set forth in Section 12.2.

"Refresh" means the upgrading and/or replacing of Equipment and Software in accordance with Exhibit 14.

“Regulatory Requirements” means the Laws to which Chordiant is required to submit, or voluntarily submits, from time to time.

“Right to Cure” shall have the meaning set forth in Section 24.3(b)(ii).

“Secure Computer System” means a computer system used by Supplier to access Chordiant’s source code.  Such Secure Computer System must consist of an isolated network containing one or more computer workstations and personal computers contained in a single building.  All such Secure Computer Systems will be housed in secure sites according to the provisions set forth in Exhibit 12.

“Service Levels” means the performance standards associated with the Services and set forth in Exhibit 3.

“Service Location(s)” means any Chordiant Service Location or Supplier Service Location, as applicable.

“Services” means, collectively, the Base Services, the Transition Services, and, during the Termination Assistance Period, the Termination Assistance Services.

“Skills Based Rate” shall have the meaning specified in Section 17.1.

“Software” means the source code and object code versions of any applications programs, operating system software, computer software languages, utilities, other computer programs and Documentation, in whatever form or media, including the tangible media upon which such applications programs, operating system software, computer software languages, utilities, other computer programs and Documentation are recorded or printed, together with all corrections, improvements, updates and releases thereof.

“Statement of Work” means the attachments to Exhibit 2, as well as any supplemental statement(s) of work the Parties may execute from time to time.

“Steering Committee” shall have the meaning set forth in Exhibit 6.

“Successor” has the meaning specified in Section 26.1.

“Supplier Account Executive” shall have the meaning specified in Section 11.2.

“Supplier Agents” means the agents, subcontractors and representatives of Supplier.

“Supplier Default Notice” shall have the meaning set forth in Section 24.3.

“Supplier Derivative Works” means any modifications, enhancements or derivative works of Supplier Software, Supplier Tools and associated Documentation developed pursuant to this Agreement by or on behalf of Supplier or Supplier Agents.

“Supplier Equipment” means those Equipment leased or owned by Supplier and Supplier Agents that are used by Supplier and Supplier Agents to provide the Services.

“Supplier Proprietary Software” means the Software and associated Documentation owned, acquired or developed by or on behalf of Supplier and used in connection with the Services or with any Supplier Software or Chordiant Software, including the Software set forth on Exhibit 8.

“Supplier Service Location(s)” means the Supplier Service Locations identified in Exhibit 7.

“Supplier Software” means the Supplier Proprietary Software, the Supplier Third Party Software, and the Supplier Derivative Works, collectively.

“Supplier Transition Manager” shall have the meaning set forth in Section 4.1.

“Supplier Third Party Software” means the Software and Documentation licensed, leased or otherwise obtained by Supplier from a third party that is used in connection with the Services or with any Supplier Software or Chordiant Software.

“Systems” means the Software, Tools, processes and the Equipment, collectively, used to provide the Services.

“Taxes” means all taxes, levies, imposts, duties, fines or other charges of whatsoever nature however imposed by any country or any subdivision or authority thereof in any way connected with this Agreement or any instrument or agreement required hereunder, and all interest, penalties or similar liabilities with respect thereto.

“Term” means the Initial Agreement Term and any Extension Periods.

“Termination Assistance Period” means a period of time designated by Chordiant, commencing on a date designated by Chordiant, after Chordiant has determined that there shall be a termination or expiration of the Agreement or any other cessation of all or any part of the Services (including due to a divestiture or partial termination by Chordiant), in each case no less than [ * ]  after the last day of the Term, and which may be extended by mutual agreement of the Parties, during which Supplier shall provide the Termination Assistance Services with respect to any part of the Services being terminated in accordance with Article 26.

“Termination Assistance Services” means Supplier’s (and Supplier Agents’) provision of: (a) the Services (and any replacements thereof or substitutions therefore); (b) cooperation with Chordiant and Successor as necessary to facilitate the smooth and orderly transition of the Services to Successor; (c) information relating to the number and function of each of the EDC Personnel; (d) subject to the approval of Chordiant, a plan for the smooth and orderly transition of the performance of the Services from Supplier to Chordiant or Successor, (e) reasonable training for personnel of Successor in the performance of the Services being transitioned to Successor, (f) reasonable access to the EDC Personnel so that Chordiant or its designees may extend offers of employment to such staff (subject to the terms of the Agreement); waivers of any prohibitions in any employment agreements with such individuals that may restrict such individuals from accepting offers from Chordiant or Successor; cooperation with Successors efforts to hire such staff, including not making counter offers; (g) information related to the Services that will assist Chordiant in drafting requests for proposals relating to the Services, and cooperation with, and due diligence information for, recipients of such request for proposal; (h) delivery of all Chordiant related materials and data; (i) return of Chordiant hardware, software and other assets; (j) required Consents for transfer of assets and licenses; and (k) other services and rights requested by Chordiant necessary to facilitate the transfer of Services.

“Termination Fee” means a fee specified in Exhibit 4 that Chordiant shall pay to Supplier in the event Chordiant terminates this Agreement pursuant to Section 24.1.

“Tools” means any Software development and performance testing tools, and related know-how, methodologies, processes, technologies or algorithms.

“Transfer Agreement” means the contract that may be executed by Chordiant and Supplier providing for the transfer of the business in accordance with the terms and conditions set forth in Section 30 of the Agreement.

“Transition Period” means the period after the Effective Date during which Supplier is providing Transition Services with respect to a portion of the Services (as such portion of the Services is identified in the Transition Plan) prior to the Commencement Date for such portion of such Services.

“Transition Plan” means the transition plan set forth in Exhibit 16.

“Transition Schedule” means the schedule for the transition of services and functions to Supplier from Chordiant, as set forth in the Transition Plan.

“Transition Services” shall have the meaning set forth in Section 4.1.

“Transition Services Manager” shall have the meaning set forth in Section 4.1.

“Transitioned Personnel” shall have the meaning set forth in Section 4.3.

“Use” means the right to load, execute, store, distribute, perform, display, reproduce, maintain, modify, enhance, create derivative works of, import, make and have made.

“Work Product” means all (a) Developed Software, other deliverables (e.g., documentation, manuals, training materials, reports, diagrams, architecture, data models, formulas, schematics and similar items), and other Intellectual Property, in any stage of development, that Supplier or Supplier Agents conceive, create, develop, or reduce to practice in connection with performing the Services, and (b) all tangible embodiments (including, models, prototypes, and samples) of each of the items described in clause (a) of this sentence.

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 2.1

Product Support Line of Business Description

1.           INTRODUCTION
Chordiant’s application software runs at the heart of many of the world’s leading Financial Services and Insurance companies, where the term “mission critical” is aptly applied. Consequently, Chordiant Customers demand the highest level of service to support and maintain their applications.
EDC Product Support’s purpose is to provide all Chordiant Customers globally with a level of support, commensurate with their contracted service levels with Chordiant, with a stated objective to attain 100% reference-ability. This goal can be measured against the 7 critical support dimensions –
•	Responsive

•	Effective

•	Consistent

•	Easy to Work With

•	Efficient

•	Knowledgeable

•	Proactive

That is, to provide a World Class Support service.
EDC Product Support addresses this requirement through the provision of a 24-hr manned desk, staffed with Engineers able to support the full Chordiant product portfolio, extending Chordiant’s support capacity to provide a full and scalable World-wide Services organisation to encompass all geographies and time-zones.  EDC Product Support will be supported by local skilled resources  (Onshore Product Support Field Specialists) in the key geographies of North America and EMEA
EDC Product Support will provide Product Support services to contracted customers on a 24 x 7 basis, 52 weeks a year with the Service Levels defined in the Product Support Line of Business Service Levels in Attachment 3-A.
This document defines the key roles, responsibilities, processes and underlying interfaces between Onshore Product Support and EDC Product Support that make up Chordiant Product Support

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.           Service Summary

[ * ]

3.           Organisation

Chordiant Product Support is divided between Onshore Product Support and the EDC Product Support. The overall Product Support Strategy is managed by the Chordiant Head of Product Support (onshore).  The delivery of Product Support Service is managed and delivered by EDC Product Support.  In addition Onshore Product Support Field Specialists based in the Cupertino, CA and Brentford, UK offices provide an escalation point for EDC Product Support in critical situations.

3.1           EDC Product Support Structure

[ * ]

3.2          Chordiant On-shore Product Support Field Specialists

[ * ]

3.3          EDC Inter-Team Staff Rotation

[ * ]

3.4   Support Languages & Channels

Chordiant provides Product Support Services in English only.  EDC Product Support may provide additional local language support direct to the Customer but any formal interaction with Chordiant or Customers must be conducted in English, including all relevant data provisioned to assists the case (i.e. call logging form, logs, scripts, diagrams).
Product Support Services  is provided to Customers through the following channels:
a)	Telephone

b)	E-mail

c)	Web, and

d)	Dial-in (remote) access to Customer system.

Note: See Section “Contacting Chordiant Product Support” for details on the above.

4.           EDC PRODUCT SUPPORT SERVICES - OBJECTIVES AND SCOPE

4.1           Objectives

The technical support provided through EDC Product Support has three main objectives:
•	To assist Customers in maintaining and/or regaining an operational state by commercially reasonable efforts.

•	To provide in due course the correction of any underlying errors.

•	And to do so within the contract SLA.

4.2           Scope

The minimum scope of technical support provided by EDC Product Support is:
-	Problem prevention

o	Notification of availability of generally-available software releases

-	Problem identification

o	Clarification of Chordiant error messages;

o	Assistance in identifying and verifying the causes of suspected errors; and

o	Advice on bypassing identified errors (providing workarounds) in the supported software.

-	Problem resolution

o	Reporting and tracking product defects and enhancement requests;

o	Resolution of defects via workaround, maintenance release or, in exceptional circumstances, emergency patches; and

o	Notification of status on issues, including escalation when required.

5.           SUPPORT LEVEL OWNERSHIP

It is important to distinguish principal levels (or tiers) of Support that are owned respectively by EDC Product Support and Onshore Product Support.

EDC Product Support

i)	Tier 2 Product Support Center – Help Desk

[ * ]

ii)	Tier 2 Product Support – EDC Product Support Engineer

[ * ]

iii)	Tier 3 Product Sustaining

[ * ]

Chordiant

i)	Onshore Product Support Field Specialist

Should EDC Product Support be unable to achieve the tasks above successfully (after reasonable efforts) or where the case concerns a Chordiant Legacy Application, the case can be passed to an Onshore Product Support Field Specialist, together with call logging form (CLF), logs etc. together with details of the tasks undertaken to resolve issue.

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[ * ]

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EDC PRODUCT SUPPORT RESPONSIBILITIES
[ * ]

CUSTOMER DESIGNATED SUPPORT CONTACTS
[ * ]

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

PATH TO SUPPORT
[ * 2 pages of text omitted ]

COMMUNICATIONS TO EDC PRODUCT SUPPORT
[ * ]

CHORDIANT PRODUCT SUPPORT WEBSITE
[ * ]

LIFECYCLE OF A SUPPORT CALL
[ * ]

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Customer Reporting an Issue to EDC Product Support

[ * ]

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Priority classifications and response times

[ * 1 page of text omitted]

Researching a Product Support Issue

[ * ]

Closing an Product Support Issue

[ * ]

EDC-TO-ONSHORE PRODUCT SUPPORT COMMUNICATION FREQUENCY AND POLICIES
[ * ]

Product Support with Product Sustaining

[ * ]

EDC-to-Onshore Product Support Interaction

[ * ]

EDC Product Support Manager to Head of Product Support

[ * ]

REMOTE DIAL-IN ANALYSIS
[ * ]

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ESCALATION PROCESS
[ * ]

Priority 1 Issue

[ * ]

Priority 2 Issues
[ * ]

Priority 3 Issues

[ * ]

REPORTING
[ * ]

Onshore <-> Chordiant SLA

[ * ]

Onshore <-> Customer SLA

[ * ]

Project Dashboard

[ * ]

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

GLOSSARY
“Designated Center” means the computer hardware, operating system, customer-specific application(s), customer-specific relational database(s) and Customer Geographic Location designated on the relevant Purchase Order or Order Form.

“Designated Support Contact” shall mean the contact person or group designated by Customer (or Offshore) and agreed to by Chordiant Product Support (EDC or Onshore PS irrespectively) who has been trained in the use of the Software and who keeps current their knowledge of same through regular use of the Software and/or additional training, and who will coordinate all Support requests to Chordiant Product Support.

“Documentation” means the user guides and manuals for installation and use of the Software. Documentation is provided in CD-ROM or bound form, whichever is generally available.

“Error” shall mean a reproducible defect in the Supported Program or Documentation when operated on a Supported Environment which causes the Supported Program not to operate substantially in accordance with the Documentation.

“Resolution” shall mean a modification or workaround to the Supported Program and/or Documentation and/or other information provided by Chordiant Product Support to a Customer intended to resolve an Error.

“Supported Environment” shall mean the configurations of hardware and releases of the operating software and RDBMS platforms that Chordiant states in writing that the Current Release of the Software will run on and for which Chordiant states in writing it provides Support for use with the Supported Program.

“Update” means a subsequent release of the Software that Chordiant generally makes available for Supported Software licensees at no additional license fee other than shipping and handling charges. Update shall not include any release, option or future product that Chordiant licenses separately.  Chordiant will provide Updates for the Supported Programs as and when developed for general release in Chordiant’s sole discretion.

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX 1 – PRODUCT SUPPORT PROBLEM ESCALATION PROCESS

[ * 1 PAGE OF TEXT OMITTED]

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix 2
[ * 4 pages of text omitted]

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 2.1-A

Product Support LoB Statement of Work

Attachment to Exhibit 2.1 Product Support Line of Business Description

This Product Support Line of Business Statement of Work is incorporated into the Master Services Agreement dated December 15, 2003 by and between Supplier and Chordiant (for the purposes of this Statement of Work, the “Agreement”).  This Statement of Work describes Services and Deliverables to be performed and provided by Supplier under the Product Support Line of Business pursuant to the Agreement.  All capitalized terms used and not expressly defined in this Statement of Work will have the meanings given to them in the Agreement.

1.  Scope of Project.  [ * ]

2.  Estimated EDC Resources Required.

3.  Project Schedule/Milestones.

4.  Business, Technical and Other Specifications.

5.  Deliverables.  [ * ]

6.  Acceptance Criteria and Testing.

7.  Estimated Expenses.

8.  Project Management and Reporting Responsibilities.

9.  Key Personnel Required.

10.  Assumptions, Dependencies and Exclusions.

Chordiant Signed: Name: Title: Dated:	Supplier Signed: Name: Title: Dated:

                  [            *           ] = Certain confidential information contained in this document, marked by brackets,           has been omitted and filed separately with            the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 2.2

Product Sustaining and Technical Stack Sustaining
Line of Business Description

1.         INTRODUCTION

This document outlines the operation and services to be provided for the Product Sustaining and Technical Stack Sustaining (PSTS) Line of Business. It outlines the Responsibilities, Service levels, interfaces to other departments, and functions of the PSTS team.  PSTS comprises two specific services: EDC Product Sustaining and EDC Technical Stack sustaining as described below.

[ * ]

2.         SUMMARY OF SERVICES
[ * 2 pages of text omitted]

3.         PRODUCT SUSTAINING

[ * ]

3.1         Opening an issue
[ * ]

3.1.1                                Severity / Priority
[ * 2 pages of text omitted ]

3.1.2                                Response Times
Response times are as defined in the Service Level Agreement for the EDC Product Sustaining Line of Business (see Attachment 3-B)

3.1.3                                Review Procedures
[ * ]

3.2         Support & Maintenance strategy
Product Sustaining does not own the decision process for determining support and maintenance strategy.  This is the responsibility of Product Management and the Chordiant Engineering Management team. As such, the frequency for functional, maintenance, and other releases is outside the scope of this group.  However Product Sustaining will provide input and recommendation on the need for pure maintenance releases for a given product or set of products. The Product Sustaining Team is responsible for producing pure maintenance releases as agreed by the Product Management and Engineering management teams.

3.3         Patches & Back Ports
All communication on patches and back ports will be pushed out and communicated by EDC Product Sustaining. The Chordiant Product Sustaining Manager  will approve all patch releases and backports.  This communication will consist of availability and the criticality of such a release, indicating implication of not applying so that EDC Product Support may assess the requirement to recommend/communicate to support and field.
The work involved in producing a patch and back port is the repsonsibility of EDC Product Sustaining.

3.4         Enhancements
In addition to issue escalation, issue reporting, and query responses, EDC Product Sustaining will also facilitate a communication interface for enhancement processing.  While EDC Product Sustaining will not be directly involved in prioritizing or delivering enhancements, this group will facilitate the communication and escalation of these items through to Product Management, Product Team, and Engineering.  The medium for this communication will be the defect tracking system.  Any required escalation may be done via email.  Product Management, in accordance with decisions made by the Product Team, is the primary arbiter and owner of enhancement requests. This includes “harvesting” of field-developed enhancements.

3.5         Product Support Notes and Product Information Notes

In addition to patches and maintenance releases, EDC Product Sustaining will also produce Product Support Notes (some accompanying patches) outlining a product issue and how to over come that issue and Product Information Notes. Product Information Notes provide useful product information on commonly found problems or issues. It is expected that each EDC Sustaining Engineer should produce one product information note per month.

3.6         Out of Hours Service
[ * ]

3.7         SLA Escalation
[ * ]

3.8         Roles & Responsibilities

[ * ]

3.8.1                      Product Sustaining email groups
Email groups will be established to enable communication between Product Support and Product Sustaining on product issues. These will be defined during the transition planning

3.8.2                      Product-line email groups
For each Product line there will be an email group managed by an identified Chordiant Engineering Manager.  These email groups will enable discussion and communication on product related issues between Product Sustaining and Engineering.

4.         TOOLS
[ * ]

5.         HARDWARE AND SOFTWARE ENVIRONMENTS
Within EDC Product Sustaining some EDC Sustaining Engineers will be designated as responsible for System set up and management for the sustaining systems. While it is expected that some engineers will have specific skills, it is expected that engineers be generally familiar with setting up and configuring Operating systems, applications servers and databases. During the transition planning an systems management methodology will be agreed for all Lines of Business.

6.         REPORTS & METRICS
A fundamental goal of EDC Product Sustaining is the delivery of a common set of reports and metrics that allow management, support, engineering, and account management to make informed decisions on the state of all products, support loads, and delivery schedules.  EDC Product Sustaining will publish a set of standard reports that fulfill these requirements.  It is intended that these reports will be delivered from the unified defect tracking system.  The following represent a starting point set, but may be added to:

6.1         Customer Raised Issue
[ * ]

6.2         Faults Outstanding
[ * ]

6.3         Faults not fixed – by severity
[ * ]

6.4         Submitted vs. Cleared
[ * ]

6.5         Notable Changes

[ * ]

6.6         External Metrics
A number of reports detailing product sustaining engagements against all customer requests would be valuable.  The information required for these reports is not captured in the Defect Tracking system but in the Case Management system, and therefore requires an external interface with EDC Product Support.

6.6.1                      Defect type Analysis
[ * ]

7.         PRODUCT TECHNICAL STACK SUSTAINING
[ * 1 page of text omitted]

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,           has been omitted and filed separately with            the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 2.2-A

Product Sustaining LoB Statement of Work

Attachment to Exhibit 2.2 Product Sustaining Line of Business Description

This Product Sustaining Line of Business Statement of Work is incorporated into the Master Services Agreement dated December 15, 2003 by and between Supplier and Chordiant (for the purposes of this Statement of Work, the “Agreement”).  This Statement of Work describes Services and Deliverables to be performed and provided by Supplier under the Product Sustaining Line of Business pursuant to the Agreement.  All capitalized terms used and not expressly defined in this Statement of Work will have the meanings given to them in the Agreement.

11.  Scope of Project.  [ * ]

12.  Estimated EDC Resources Required.

13.  Project Schedule/Milestones.

14.  Business, Technical and Other Specifications.

15.  Deliverables.  [ * ]

16.  Acceptance Criteria and Testing.

17.  Estimated Expenses.

18.  Project Management and Reporting Responsibilities.

19.  Key Personnel Required.

20.  Assumptions, Dependencies and Exclusions.

Chordiant Signed: Name: Title: Dated:	Supplier Signed: Name: Title: Dated:

                  [            *            ] = Certain confidential information contained in this document, marked by brackets,           has been omitted and filed separately           with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 2.3

Product Test Line of Business Description

1.         Introduction

This document outlines the operation and services to be provided for the Product Test Line of Business – referred to as EDC Product Test. It outlines the Responsibilities, Service levels, interfaces to other departments, and functions of EDC Product Test.

2.         Summary of Service

[ * ]

3.         Product Test Operation
[ * ]

3.1         Product Test
[ * ]

3.2  Product Test within the Product Lifecycle

[ * ]

3.3         Test Script Development and Automation
[ * ]

4.   Roles & Responsibilities

[ * ]

5.         Tools
[ * ]

6.         Reports & Metrics
[ * ]

7.         Chordiant Standard Release Criteria
[ * ]

8.         Hardware and Software Environments
[ * ]

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 2.3-A

Product Test LoB Statement of Work

Attachment to Exhibit 2.3 Product Test Line of Business Description

This Product Test Line of Business Statement of Work is incorporated into the Master Services Agreement dated December 15, 2003 by and between Supplier and Chordiant (for the purposes of this Statement of Work, the “Agreement”).  This Statement of Work describes Services and Deliverables to be performed and provided by Supplier under the Product Test Line of Business pursuant to the Agreement.  All capitalized terms used and not expressly defined in this Statement of Work will have the meanings given to them in the Agreement.

21.  Scope of Project.  [ * ]

22.  Estimated EDC Resources Required.

23.  Project Schedule/Milestones.

24.  Business, Technical and Other Specifications.

25.  Deliverables.  [ * ]

26.  Acceptance Criteria and Testing.

27.  Estimated Expenses.

28.  Project Management and Reporting Responsibilities.

29.  Key Personnel Required.

30.  Assumptions, Dependencies and Exclusions.

Chordiant Signed: Name: Title: Dated:	Supplier Signed: Name: Title: Dated:

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 2.4

Development Line of Business Description

1.       Introduction

This document outlines the operation and services to be provided for the Development Line of Business. It outlines the Responsibilities, Service levels, interfaces to other departments, and functions of EDC Development.

2.       Summary of Service

[ * ]

3.       EDC Development Operation

[ * ]

3.1                  Development Organization

[ * ]

4.       Roles & Responsibilities

[ * ]

5.       Tools
The development environment depends upon the application under development. For [ * ] the following tools will be used:

[ * ]

[ * ] is used for Defect tracking and management

(Chordiant uses the [ * ] for the management of all test activities.)

[ * ] is used for Project Planning

[ * ] are used for script coverage reporting (as an extension to Test Manager) and for Effort reporting against plan

Standard project report templates for [ * ].

Dashboard style reporting as per vendor standard.

5.1                  Source Code Management and Daily Builds

[ * ]

6.         Reports & Metrics
[ * ]

7.       Chordiant Standard Release Criteria

[ * ]

8.       Hardware and Software Environments

[ * ]

9.       [ * ] Product Overview
This section provides a high level overview of the [ * ], its architecture and components; it does not provide a detailed functional overview.

[ * ]. While packaged for sale separately from an implementation standpoint, they are a single software product. [ * ]

The product can be run in a three tier configuration with the server tier being split between the application and the database. This is transparent to the [ * ] application making use of facilities within the supported databases to enable the database server to run on a separate tier.

The application is database intensive and is designed to work with very large customer or prospect data bases (100+ million customers and hence rows). [ * ]

[ * ]

Finally [ * ] is a reporting tool currently. It is based on the [ * ] product set.

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 2.4-A

Development LoB Statement of Work

Attachment to Exhibit 2.4 Development Line of Business Description

This Development Line of Business Statement of Work is incorporated into the Master Services Agreement dated December 15, 2003 by and between Supplier and Chordiant (for the purposes of this Statement of Work, the “Agreement”).  This Statement of Work describes Services and Deliverables to be performed and provided by Supplier under the Development Line of Business pursuant to the Agreement.  All capitalized terms used and not expressly defined in this Statement of Work will have the meanings given to them in the Agreement.

1.  Scope of Project.  [ * ]

2.  Estimated EDC Resources Required.

3.  Project Schedule/Milestones.

4.  Business, Technical and Other Specifications.

5.  Deliverables.  [ * ]

6.  Acceptance Criteria and Testing.

7.  Estimated Expenses.

8.  Project Management and Reporting Responsibilities.

9.  Key Personnel Required.

10.  Assumptions, Dependencies and Exclusions.

Chordiant Signed: Name: Title: Dated:	Supplier Signed: Name: Title: Dated:

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,           has been omitted and filed separately           with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 2.5-A

Onsite professional services LoB Statement of Work

Attachment to Exhibit 2.5 onsite professional services of Business Description

This Onsite Professional Services Line of Business Statement of Work(“SOW”) is incorporated into the Master Services Agreement dated December 15, 2003 by and between Supplier and Chordiant (for the purposes of this Statement of Work, the “Agreement”) with the exception of certain Clauses that do not pertain to the Professional Services Line of Business (“Exclusions”).  Such Exclusions have been identified in Section 12 (Assumptions, Dependencies, and Exclusions) in this document.

This Statement of Work describes Services and Deliverables to be performed and provided by Supplier under the Onsite Professional Services Line of Business pursuant to the Agreement.  Chordiant desires to use the technical and consulting services of Ness Consultants (also referred to as ‘Ness Associates’ elsewhere in this document), and NESS agrees to provide such services under the terms and conditions detailed in this document.  The Ness consultants would be deployed at onsite projects to implement Chordiant products and technology under the guidance of the Chordiant Engagement Management and Project Management.

11.  Scope of Project / Location / Duration

Chordiant Software, Inc. (CHRD) Professional Services has engaged Ness Global Services, Inc. (Ness) to provide Supplemental Staff under a Sub-Contracted, Time and Materials Basis (T&M) for specific Chordiant Professional Services Projects.  This Statement of Work is intended for the [ * ] Engagement but the Services may be deployed at other locations and/or Chordiant Customers in the United States.

Training Location:  Chordiant, Cupertino, CA for an initial period of [ * ]

Assignment/Deployment Location:  [ * ] or other locations within Continental United States for an initial, minimum period of [ * ] (extended at the end of this period as agreed to in writing by the parties under the terms and conditions herein, unless informed otherwise) post initial [ * ] training period.

12.  Resources Required.

Ness to Provide a Team of [ * ] Ness Associates.  The Team will include [ * ] Ness designated Leader/Manager as a working member of the Team [ * ].

13.  Project Schedule/Milestones/Acceptance.

As defined and communicated by Chordiant Project Manager responsible for the Ness Team.  No Acceptance or Acceptance Criteria are applicable under this SOW.

14.  Estimated Expenses (Service Fees during Training, Deferred Service Fees, Regular Service Fees, Travel & Expenses)

SERVICE FEES DURING TRAINING

Ness will defer the Service Fees spent by Ness Associates during the initial Training Period (4 weeks or less, as applicable) and the cost incurred in relocating any of the Ness Team members to Cupertino for training purposes.  The ‘Deferred Service Fees’ and its invoicing-schedule are defined below.

DEFERRED SERVICE FEES

Ness estimates that it will incur [ * ] (hereafter referred to as “Deferred fees”) in Salaries, Relocation, and lost opportunity for [ * ] people over the initial [ * ] Training Period.  This amount translates to [ * ] per month.  Hence, Ness will charge Chordiant, Service Fees equivalent to “Standard Service Fees” + “Deferred Fees” on a Per Person Day Basis as defined below.

Ness and Chordiant will reconcile the “Deferred Fees” payable to Ness at the end of [ * ], and any remaining “Deferred Fees” at the time will be payable to Ness by Chordiant, if any remaining, or if applicable, Ness will credit Chordiant if the Deferred Fees were exceeded.

REGULAR SERVICE FEES POST TRAINING

Ness will charge Chordiant @ [ * ] per person day (which includes Deferred Service Fees of [ * ] per person day) until the Deferred Fees have been paid by Chordiant, for all Ness Associates, except for Ness Leader/Manager – [ * ], whose services would be billed @ [ * ] per person day.  Except as described above, and during the effective ness of this SOW, the regular billable Service Fee is [ * ] per day per Ness Associate.

TRAVEL & EXPENSES (T&E)

For those Ness Associates deployed on a customer site, the reimbursement of all travel and expenses (T&E) will be governed by the reimbursement policy Chordiant negotiates with the customer. This will apply to all Ness associates except [ * ] will commute every week-end between the assignment/deployment location and Cupertino, CA and the same will be billed to Chordiant at actual in accordance with Chordiant travel policy.

For those Ness Associates deployed in the Chordiant Engineering labs, Travel and Expenses will be reimbursed in accordance with the Chordiant T&E policy which is in line with industry standard Professional Services practices.  Chordiant will share such concurred policy (concurred between Chordiant and its Client) with Ness.

Ness will offer an option to the Ness Associates (except [ * ]) of relocating to the Assignment/Deployment location for the duration of the assignment/deployment. In such a case, Ness will charge Chordiant a one-time Relocation Cost as per Ness Policy. This option shall only be executed if it is more advantageous for Chordiant’s customer or Chordiant than above-mentioned options.

15.  Billing Frequency

Daily Service Fees will be billed to Chordiant on a monthly basis to be paid within Net 30 days of date of receipt of Invoice.

Travel & Expenses (T&E) will be billed to Chordiant on a fortnightly basis to be paid within NET 15 days of Date of Invoice. Ness will comply with Chordiant’s online Time Tracking and T & E entry system/policy that will help timely billing by Chordiant to its client(s).

16.  Utilization Commitment

Chordiant agrees to provide guarantee of utilization of all [ * ] Ness Associates for a period of [ * ] months post the initial training period (“Utilization Guarantee Period”).

In the event Chordiant decides to release a part of the [ * ] member team, or the entire [ * ] member team, then Chordiant will provide Ness with a minimum of 2-weeks notice or pay Ness the Service Fees equivalent to 2-weeks billing per person released, in lieu of the Utilization Guarantee Period.

In addition, should Chordiant decide to terminate the assignment with Ness and release any or all of the Ness Associates before the completion of the [ * ]-month Utilization Guarantee Period, then Chordiant will also pay Ness the pro-rated “Deferred Service Fees”. Pro-ration will be based on remaining months and the released headcount.

17.  Travel Order & Time Accounting

All Travel will be pre-approved by the Chordiant Professional Services Manager. This will be used as the basis for billing T&E to Chordiant.

Time Sheets will be approved by Chordiant Professional Services Manager. This will be used as the basis for billing Service Fees to Chordiant.

18.  Project Management and Reporting Responsibilities.

Chordiant Project Management

19.  Key Personnel Required.

Refer to Annexure‘A’ – Chordiant provided Technical Specification for Ness Team

20.  Selection of Key Personnel.

All Ness Associates to be deployed on this engagement will be selected by Ness with initial resume screening and approval by Chordiant Professional Services Manager.

During the training or during a project assignment, Chordiant or a Chordiant customer may request the termination of a Ness Associate for performance reasons. Such requests will be evaluated between Chordiant Professional Services Manager and [ * ]. If Chordiant or a Chordiant customer should still request the removal of a Ness Associate, the Ness Associate will be released from the engagement with no penalties to Chordiant. However Chordiant will pay for the pro-rated remaining Deferred Fees for the said Ness Associate.

11.           Personnel Equipment

In case the Ness Associates should be deployed in one of the Chordiant Engineering labs, Chordiant will provide the appropriate infrastructure (computer, software) required in the execution of the project.. Ness will not provide any infrastructure (computer, software) required in the execution of the project.

Ness will provide each Ness Associate with a Cellular / Mobile Phone. Ness will Bill actual Usage / Charges to Chordiant limited to business calls.

12.           Assumptions, Dependencies and Exclusions.

The parties agree that the services to be provided under this Statement of Work are substantially different than those contemplated at the time the parties executed the Agreement. Accordingly, several provisions of the Agreement are not applicable to this Statement of Work and it is hereby agreed that such clauses shall not be applicable with respect to this Statement of Work. Specifically, the following provisions of the Agreement shall not be applicable to this Statement of Work:

Section 3.1(e) ,3.1(f);                                                                          Section 16.1;
Section 3.2 (a)-(g), 3.3, 3.4;                                                                          Section 17.1, 17.2, 17.3;
Section 3.6, 3.7, 3.8, 3.9, 3.10;                                                                          Section 17.5;
Section 4.1,4.2,4.3,4.4,4.5;                                                                          Section 17.8, 17.9, 17.10;
Section 5.2;                                                                          Section 24;
Section 8;                                                                          Section 25;
Section 9;                                                                          Section 26;
Section 10;                                                                          Section 27.3;
Section 11.2,4, 6, and 9;                                                                          Section 28.3(a)(ii);
Section 12;                                                                          Section 30; and
Section 13.2;                                                                          Section 31.1.
Section 13.9, 13.10;
Section 14.2;

The remaining provisions of the Agreement shall remain in full force and effect and shall continue to govern this Statement of Work. Notwithstanding the foregoing, in the event any provision of this Statement of Work conflicts with a provision of the Agreement, the provision in this Statement of Work shall control.

Chordiant Software, Inc. Signed: /s/ Cary G. Morgan Name: Cary G. Morgan Title: V. P. Finance Dated: June 16, 2004	Ness Global Services, Inc. Signed: /s/ Shashank Samant Name: Shashank Samant Title: Executive Vice President, Managed Labs Dated: June 16, 2004

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,           has been omitted and filed separately           with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annexure- A

Skills Set ofthe Ness-CHRD Professional Services Team

General
•	4+ years of software industry experience

•	Communication skills

•	Multi-year [ * ] experience in large application

•	development projects

•	Insight and understanding of [ * ] projects

•	Insight and understanding of customer requirements

•	Project background contains 2 or more of the following technical specialties

•	Large Business application experience for commercial applications (e.g. Banking, Travel, Finance, Telecommunications or large defense communications systems).

•	Computer - Telephony Integration in call centers 100+ users or greater, networked hardware systems such as ACDs (telephone switches), VRUs (voice response unit--voice mail)

•
Distributed computing applications; worked on software projects where the PC application was connected to a UNIX/ WIN NT server across building, state or country lines. Highly networked environments including integration with Internet apps (e.g. calling web sites to retrieve data such as time-of-day, weather, maps, etc.).

•	Development and/or customization of a [ * ] solution

•	Heterogeneous or multiple interface experience e.g. [ * ]

•	Relational DBMS (one of: [ * ]

•	Ability to completely install sophisticated UNIX or Win NT software applications onto large multi-CPU servers.

Technical

•	Proficient with [ * ] design and development [ * ] as well as some [ * ] Analysis (UML); supported by concrete tool knowledge for code generation as [ * ]
•	Experience with [ * ] or equivalent as well as configuration management and versioning tools

•	Excellent technical knowledge of one or the following domains, solid exposure to the other domain:

•	Design and development of [ * ] based enterprise back end components based on [ * ]

•	Design and development of Java-based enterprise front end components based on [ * ]

Experience installing and administrating a J2EE application server and deploying an enterprise application under [ * ]  Good config. and versioning management experience would be required.

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,           has been omitted and filed separately           with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 2.5-B

Offshore Professional Services LoB Statement of Work

Attachment to Exhibit 2.5 Professional Services of Business Description

This Offshore Professional Services Line of Business Statement of Work (“SOW”) is incorporated into the Master Services Agreement dated December 15, 2003 by and between Ness Global Services, Inc. (“Ness” or “Supplier”) and Chordiant Software, Inc. (“Chordiant”) (for the purposes of this Statement of Work, the “Agreement”) with the exception of certain Clauses that do not pertain to the Professional Services Line of Business (“Exclusions”). Such Exclusions have been identified in Section 16 (Assumptions, Dependencies, and Exclusions) in this document.

This SOW describes Services and Deliverables to be performed and provided by Ness under the Offshore Professional Services Line of Business pursuant to the Agreement.  Chordiant desires to use the technical and consulting services of Ness Associates, and Ness agrees to provide such services under the terms and conditions detailed in this document. The Ness Associates would be deployed at onsite projects in the United States to implement Chordiant products and technology under the guidance of the Chordiant Consulting Services Manager and/or the Project Manager.  Chordiant will also designate a “PSO Program Manager” herein referred to as the Chordiant PSO Program Manager.

1.  Scope of Project / Duration

Chordiant has engaged Ness to provide Supplemental Staff under a Sub-Contracted, Time and Materials Basis (T&M) for specific Chordiant Professional Services Projects.

This Statement of Work (SOW) shall be effective from the date of start of training of the first batch i.e. target of April 25th, 2005 (“Effective Date”), and shall remain in effect for one (1) year and can be renewed thereafter on mutual agreement.

2.  Location:

The work done by the Ness Associates can be divided into the following two categories.  (a) All productive work will be performed onsite in the US by Ness Associates; (b) Chordiant will maintain the “Bench” of this team at the Ness Mumbai-India offshore center.  “Bench” is defined as Supplier personnel located in Ness Mumbai-India center that are readily available, and have the skills and qualifications, to provide the Services listed in this SOW.

For Providing Onsite Services: The services as per this SOW shall be provided by the Ness Associates deployed to Chordiant US locations and/or Chordiant Customer locations in the United States.

For Offshore Services (Bench): The Ness Associates will be located in the Ness Mumbai-India center while they are on Bench. Chordiant has the option of keeping the Ness Associates at Chordiant US locations and/or Chordiant Customer locations in the United States; however the Onsite Billing Rates (as defined in section 6) would be applicable in such situations. In case any Ness Associate is expected to be on bench for an extended period of time, Ness and Chordiant will jointly check the feasibility of deploying this Ness Associate to the Chordiant EPC in Bangalore-India.

3.  Number of Ness Associates Required.

Ness will provide a team of [ * ] Ness Associates in two batches of [ * ] each (the “Ness Team”). The team will include [ * ] Ness designated Leader/Manager as a working member of the Team.

Ness may utilize up to [ * ] contractors on this engagement on a case-by case basis, and will inform Chordiant about the same.

4.  Project Schedule/Milestones/Acceptance.

The Ness Team will be responsible for work as defined and communicated by the Chordiant Project Manager.  No Acceptance or Acceptance Criteria are applicable under this SOW.

5.  Training:

Training Location:                                           Training will be conducted by the Chordiant trainers, or trainers designated by Chordiant at Ness Mumbai – India for a period of [ * ]. The start dates of the training are provided below. The faculty for training would be provided by Chordiant at no cost to Ness. In case some resources from the existing US-based Ness PSO team are required as trainers for training, boot-camps etc., their usual services billing rate and T&E reimbursements  will be applicable.

Training Start Date:

Batch 1: [ * ] Ness Associates to start training by                                                                                                           target of April 25th, 2005

Batch 2: [ * ] Ness Associates to start training by                                                                                                           target of June 27th, 2005

Ness will train [ * ] additional Ness Associates at its own cost to mitigate any performance issues. Ness will automatically bill for the services provided by the Ness Associate(s) to Chordiant as per the rates specified in the following section if they replace any billable Ness Associate who has been terminated for quality/performance reasons specified in Section 11 of this document, or if any of these Ness Associate(s) are deployed either Onsite or Offshore by Chordiant.  Ness will begin billing for services of the replacement Ness Associate(s) from the first day they begin performing services.

Associate Start Date: is defined as the date from which an Associate undergoes training, or starts performing services for Chordiant as per this SOW.

6.  Fees, Rates and Payments:

The Onsite Billing Rates and Offshore Billing Rates are collectively referred to as Services Fees in this document.

Onsite Billing Rates: Ness will charge Chordiant a flat rate of [ * ] per person hour during the Onsite deployment of any Ness Associate in the US, calculated based on a minimum of [ * ] per working week.

Airfare and Visa Costs: The Onsite Billing Rates mentioned above include all expenses except Airfare and Visa costs, which would be reimbursed by Chordiant on actual for all Ness Associates.

Offshore Billing Rates:  Ness will charge Chordiant a flat Services Fee of [ * ] per person hour, during the Offshore deployment of any Ness Associate in India, or while they are on Bench in India, calculated based on a minimum of [ * ] per working week.

Billing Rates during training:  Ness will not charge for the initial [ * ] of time spent by the Ness Team while undergoing training imparted by the Chordiant trainers.  Additionally, Ness will not charge for training an additional [ * ] Ness Associates.

Billing Rates during resource vacations:  Ness will not charge Chordiant for vacation time incurred by the associates assigned to the program.

Payment of Overtime or Weekend work:  Payment of overtime and/or weekend work will be handled on a case-by-case basis and is to be governed by Chordiant’s terms and conditions with its Customer, as well as applicable federal, state and local laws.  All overtime and/or weekend work must be approved by the Chordiant Project Manager or the Chordiant PSO Program Manager.

Travel & Expenses (T&E):  Each Ness Associate will be deployed to a single designated Chordiant US location or Chordiant Customer location in the US. The cost associated with redeployment of any Ness Associate within the US from these designated locations would be reimbursed by Chordiant at actual costs. Any short-term travel within the US will be paid by Chordiant on actual as per the T&E policy in place between Ness and Chordiant for the current US-based Ness PSO team.

In the case that Chordiant’s Customer has a standard Travel & Expense Policy, the Customer’s Policy will take precedence over the agreed upon T&E Policy, as long as the Customer Policy is consistent with the agreed upon intentions of Ness and Chordiant, and is compliant to generally acceptable industry practices.

The average onsite trip is assumed to be [ * ] months in duration.  Every offshore Ness Associate is assumed to travel back and forth from India to US once every [ * ] months. The relocation costs incurred by Ness during 2 trips to the US per Ness Associate per year have been considered in the Onsite Billing Rates indicated in this section. The relocation costs for any further trips to the US would be reimbursed by Chordiant on actual costs.

7.  Billing Frequency

Ness will bill Chordiant for services on a monthly basis, to be paid within NET 30 days of date of receipt of Invoice.

Travel & Expenses (T&E) will be billed to Chordiant on a fortnightly basis to be paid within NET 15 days of Date of Invoice.  The Ness Associates will be required to enter all time and expense information into Chordiant’s T&E system, [ * ], within 1 business day following month-end.  Chordiant will issue an electronic mail reminder to all Ness Associates that have not submitted their time and expense information within 3 business days from the end of the billing cycle.  The Ness Associates will be required to input all of their time and expense by close of business the fifth business day after the month close. Failure to enter time or expense in a timely manner could result in the forfeiture of fees or out-of-pocket expenses. If an expense report is submitted after the fifth business day after the month close, due to a Chordiant internal issue or an operational failure of the time entry system, or a delay in receiving invoices or bills from third party vendors, such amounts will not result in forfeiture.

8.  Utilization Commitment

Chordiant agrees to provide guarantee of utilization of all [ * ] Ness Associates for a period of [ * ] from the Effective Date (“Utilization Guarantee Period”), as per section 2 and section 6. The Ness Associates will be continuously billable to Chordiant after the initial [ * ] training time and except for training the additional [ * ] Ness Associates. However, vacation time of any Ness Associate will not be billed to Chordiant.

9.  Termination

a.  Chordiant shall not terminate this Agreement prior to the completion of six (6) months from the Effective Date.  Chordiant shall have the option of terminating this Agreement upon completion of six (6) months from the Effective Date.  In such case, Chordiant shall provide Ness with at least four (4) weeks prior written notice of termination, and there shall be no penalty or other termination fee associated with such termination.

b.   Chordiant shall not terminate an assignment with Ness or release any or all of the Ness Associates prior to the completion of six (6) months from their respective Associate Start Date. Chordiant shall have the option of terminating an assignment with Ness or release any or all of the Ness Associates upon completion of six (6) months from their respective Associate Start Date.  In such case, Chordiant shall provide Ness with at least four (4) weeks prior written notice of such termination or release, and there shall be no penalty or other termination fee associated with any such termination or release.

c.  Notwithstanding the provisions of this Section 9, Chordiant may terminate any Ness Associate for performance related issues at any time after the Effective Date in accordance with the provisions of Section 10.

10.           Quality and Remedy:

From and after the Effective Date, in case of a performance issue with any Ness Associate(s) identified in writing by Chordiant to Ness, Chordiant may place such Ness Associate(s) in a “Remedy Period” of [ * ].  Chordiant and Ness shall mutually agree on what remedial action should be taken with respect to such Ness Associate(s) during the Remedy Period.  Upon completion of the Remedy Period, the Ness Associate will be either reassigned to an assignment or terminated by Chordiant. All the above actions (identification of performance issue, completion of the Remedy Period, the action taken after the Remedy Period) will be taken upon mutual concurrence between Chordiant and Ness Program Managers, and will be accompanied by all the required supporting documentation.

During the Remedy Period the Associate can either be onsite or be sent back to Ness Mumbai –India. Upon completion of the Remedy Period, in case the Program Managers agree to terminate the Ness Associate, [ * ]. Additionally, within the first six (6) months from the Effective Date, the following will apply:

 (a)  If more than [ * ] the Ness Team or [ * ] Ness Associates (whichever is greater) are terminated by Chordiant, then Ness will provide [ * ] person month of free offshore services period to Chordiant for every additional Ness Associate terminated. (i.e. [ * ] person month of free offshore services period would be applicable for the [ * ] and [ * ] Ness Associate terminated.)

 (b) If more than [ * ] the team or [ * ] Ness Associates (whichever is greater) are terminated by Chordiant, then Ness will provide [ * ]person months of free offshore services period to Chordiant for every additional Ness Associate terminated. (i.e. [ * ] person months of free offshore services period would be applicable for the [ * ] and [ * ] Ness Associate terminated.)

 (c)  If more than [ * ] the team or [ * ] Ness Associates (whichever is greater) are terminated by Chordiant, then Ness will provide 2 person months of free offshore services period to Chordiant for every additional Ness Associate terminated. (i.e. [ * ] person months of free offshore services period would be applicable for any Ness Associate terminated beyond the [ * ] resource). Alternatively, Chordiant would have the option to terminate this SOW without payment of any additional early termination fees.

11.           Travel Order & Time Accounting

All Travel and Expenses will be pre-approved by the Chordiant Project Manager or the Chordiant PSO Program Manager, and these will be used as the basis for billing T&E to Chordiant. All other T&E (Visa, flybacks to India, or other non-billable (to Chordiant customer) travel) must be pre-approved by the Chordiant PSO Program Manager or the VP of North America Consulting.

Time Sheets will be approved by Chordiant Professional Services Manager, and these will be used as the basis for billing Service Fees to Chordiant.

12.           Project Management and Reporting Responsibilities.

The parties acknowledge and agree that the Chordiant PSO Program Manager or the Chordiant Account Project Manager/Consulting Services Manager, who shall be a Chordiant employee, shall be completely responsible for the management and direction of the Ness Associates and the Services provided by Ness under this SOW.

13.           Selection of Ness Associates.

All Ness Associates to be deployed on this engagement will be selected by Ness. On request by Chordiant, the resume of these candidates will be provided by Ness to the Chordiant PSO Program Manager.

14.           Personnel Equipment

Chordiant will provide the appropriate infrastructure (laptop computer, software) required in the execution of the project. Ness will not provide any infrastructure required in the execution of the project while the Ness Associates are working in the USA.

Ness will provide the desktops to the Ness Associates while working at Ness-Mumbai. Ness will also provide network connectivity between the Chordiant-EPC in Bangalore-India and Ness-Mumbai.

15.           Short-Term Travel

If an offshore based Ness Associate is required to travel to the US for a predetermined time of less than 3 months (or as legally permissible by INS guidelines), these Associates may be able to travel on a short-term business visa. In this case, the Offshore Billing Rates as mentioned in section 6 would be applicable while the Ness Associate is in the US.

Travel and Expenses (T&E), Airfare and Visa costs would be charged additionally at actual, as per details provided in Section 6 of this document.

16.           Assumptions, Dependencies and Exclusions.

The parties agree that the services to be provided under this Statement of Work are substantially different than those contemplated at the time the parties executed the Agreement.  Accordingly, several provisions of the Agreement are not applicable to this Statement of Work and it is hereby agreed that such clauses shall not be applicable with respect to this Statement of Work.  Specifically, the following provisions of the Agreement shall not be applicable to this Statement of Work:

Section 3.1(e), 3.1(f);
Section 3.2 (a)-(g), (h) 3.3, 3.4
Section 3.6, 3.7, 3.8, 3.9, 3.10;
Section 4.1, 4.2, 4.3, 4.4, 4.5;
Section 5.2;
Section 8;
Section 9;
Section 10;
Section 11.2, 11.4, 11.6, 11.7(a), (c) and 11.9;
Section 12;
Section 13.2;
Section 13.9, 13.10;
Section 14.2;

Section 16.1; Section 17.1, 17.2, 17.3; Section 17.5; Section 17.8, 17.9, 17.10; Section 24 ; Section 25; Section 26; Section 27.3; Section 28.3(a)(ii); Section 30; and Section 31.1.

The remaining provisions of the Agreement shall remain in full force and effect and shall continue to govern this Statement of Work.  Notwithstanding the foregoing, in the event any provision of this Statement of Work conflicts with a provision of the Agreement, the provision in this Statement of Work shall control.

Chordiant Software, Inc. Signed: /s/ Robert J. Cummings Name: Robert J. Cummings Title: V. P. North America Consulting Dated: March 15, 2005	Ness Global Services, Inc. Signed: /s/ Rocco Cazza Name: Rocco Cazza Title: Corporate Counsel Dated: March 15, 2005

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,           has been omitted and filed separately           with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 3

Service Levels

1.	GENERAL PROVISIONS

1.1  General

This Exhibit sets forth the agreement between the Parties relating to Service Levels (as defined below) against which Supplier’s performance of the Base Services under the Lines of Business will be measured.  Supplier will perform each Base Service for which a Service Level has been established at no less than the applicable Service Level (as defined below).

1.2  Attachments

The applicable Service Levels required for each Line of Business, together with measurement criteria and performance credit details, are set forth in the following attachments:

Attachment 3-A                                           Product Support Service Level Agreement

Attachment 3-B                                           Product/Technical Stack Sustaining Service Level Agreement

Attachment 3-C                                           Product Test Service Level Agreement

Attachment 3-D                                           Product Development Service Level Agreement

Attachment 3-E                                           Measuring Tools and Methodologies

1.3  Reporting

[ * ]

1.4  Definitions

Capitalized terms used in this Exhibit and not defined in this Section 1.4 will have the meaning set forth in the Agreement.

“Performance Credit” shall mean a credit in an amount calculated in accordance with Section 1.5 (Overview of Performance Credit Process for Service Level Failures) payable to Chordiant by Supplier in connection with Service Level Failures.

“Performance Cure Period” means the period of time agreed upon the Program Managers during which a Service Level Failure will not give rise to a Performance Credit under the applicable Line of Business.

“Service Level” means the required level of performance specified in the Attachments to this Exhibit for Base Services under each Line of Business.

“Service Level Failure” means Supplier’s failure, subject to Section 6.4 of the Agreement, to perform a Base Service under a particular Line of Business at the applicable required Service Level.

1.5  Overview of Performance Credit Process for Service Level Failures

If a Service Level Failure occurs in a particular Line of Business in any calendar month during the Term, subject to any Performance Cure Period in place for such Line of Business, Supplier shall provide a Performance Credit to Chordiant as specified in the applicable Attachment to this Exhibit for each Line of Business.

1.6  Reporting and Invoicing Related to Service Level Failures

(a)
Reporting.  In each monthly report regarding Supplier’s performance of the Base Services, Supplier will, with respect to the immediately preceding month, (i) notify Chordiant of any Performance Credits to which Chordiant is entitled; and (ii) describe any Service Level Failure that occurred.  Pursuant to Exhibit 6 (Governance), the Parties may mutually agree in writing to modify the form or content of the standard reports, or to require Supplier to provide additional or custom reports.

(b)
Invoices For Performance Credits earned for Service Level Failures.  Supplier shall report and credit to Chordiant the total amount of all Performance Credits owed to Chordiant for Service Level Failures in the invoice for the month following the Service Level Failures (e.g., the amount of Performance Credits with respect to Service Level Failures occurring in June will be set forth in the invoice for July’s Base Charges).

1.7  Problem Escalation

[ * 2 pages of text omitted]

1.8	Measuring Tools

[ * 1 page of text omitted]

2.	DETAILED METRICS

The detailed metrics relating to Service Levels are set forth in the Attachments to this Exhibit.

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,           has been omitted and filed separately           with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 3-A

Product Support Line of Business Service Level Agreement

Attachment to Exhibit 3 (Service Levels)

1.	Definitions. Capitalized terms used in this Attachment and not defined in this Section 1 will have the meaning set forth in the Agreement.

“EDC Product Support Center” means that portion of the EDC that is dedicated to providing Base Services under the Product Support Line of Business.

“Response Time” means the time from an Authorized User logging a Case (via telephone, email, fax or Web channels) to the EDC Product Support Center acknowledging receipt of such Case with the issuance of a Case Number.

“Restoration Time” means the time from an Authorized User logging a Case (via telephone, email, fax or Web channels) to the restoration of service of the Authorized User’s Chordiant system.

“Fix/WA/Close/Resolution Time” means the time from an Authorized User logging a Case (via telephone, email, fax or Web channels) to the Case being closed.  Closure may be as a result of:  (a) Development of a patch to fix a defect in the Chordiant Product and its installation on the Authorized User’s Chordiant system; (b) the Authorized User using the product in a different manner to avoid encountering the product issues (Workaround); or (c) the Authorized User agreeing that the reported Case is not a product defect.

“Critical Service Level” means those Service Levels identified in this Attachment for which no Performance Cure Period shall be applicable.  Critical Service Levels are identified in this Attachment by **.

“Performance Credit” is defined in Section 3.2.

“Performance Cure Period” is defined in Section 3.3.

“Priority 1” is defined in Section 2.2.

“Priority 2” is defined in Section 2.2.

“Priority 3” is defined in Section 2.2.

“Priority 4” is defined in Section 2.2.

“Backlog” means the number of active (non-closed) Cases.

“Product Support Engineer” or “PSE” means an EDC staff member performing Base Services in the Product Support Line of Business.

“PSE Tier 2 Response to Interaction” means the time from assigning a Case to a Product Support Engineer to the PSE’s first response to investigate the assigned Case.

“Management Escalation” means the Escalation Process defined in Exhibit 2.1 (Product Support Line of Business Description).

“Mean Workload” means the number of Cases that a Product Support Engineer is actively handling at the same time.  Measures with a three (3) month moving average.

[ * ]

[ * ]

“Line of Business Start” means the point in time when the first team or sub-team of EDC Personnel are in place for purposes of providing Base Services under the Product Support Line of Business.

                  [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.	Product Support Service Levels

2.1
**Response, Restoration and Resolution Time Service Levels.  The following table sets forth the maximum Response, Restoration and Resolution Times permitted for managing cases logged by Authorized Users with the EDC Product Support Center.

[ * 2 pages of text omitted]

                  [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)  Priority Levels.

Priority Level	Definition
Priority 1 “Production down” Problem
Business impact is immediate and major, i.e. no material benefit from the Supported software.
The Supported software in a mission critical “live production” environment is inoperative, renders the system on which it is installed inoperable or suffers major performance degradation.  No workaround is available.

Priority 2 Mission Critical Problem
Business impact is immediate and significant.
The Supported Software in a production or a mission critical development environment is inoperative or fails to satisfy critical functional, operational or performance specifications.

Priority 3 Serious Problem
Business impact is high but not widespread.
An aspect of the software is inoperative, causes or results in substandard or erratic performance, but nonetheless the software operates substantially in accordance with specifications.

Priority 4 Problem	Business impact is moderate or small. No aspect of the software is inoperative. The software operates in accordance with specifications.

2.2  Service Levels.

[ * ]

3.	Review and Performance Failure

3.1
Review.  For Base Services under the Product Support Line of Business, this Attachment will be in effect throughout the Term.  However, the Service Levels will not be used or applied to determine a Performance Credit during the first six (6) months following the Line of Business Start.  At the end of the fifth (5th) month, the Steering Committee will review actual performance against the Service Levels set forth herein.  Response and Resolution Times set forth in Section 2.1 must remain fixed; however, the Steering Committee will determine if adjustments to resource levels, process changes, infrastructure/system requirements and/or the percentage variance in achievability of the Service Levels are required, subject to Section 8.6 of the Agreement.

[ * 1 page of text omitted]

                  [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 3-B

Product/Technical Stack Sustaining Line of Business

Service Level Agreement

Attachment to Exhibit 3 (Service Levels)

1.           Definitions:

Capitalized terms used in this Attachment and not defined in this Section 1 will have the meaning set forth in the Agreement.

“Sustaining Engineer” means an EDC staff member assigned to the Product Sustaining team within the Product Sustaining and Tech Stack Line of Business.

“Escalated Case” means an Authorized User Case that the Product Support team has been unable to address and has passed it (escalated) to the Product Sustaining team for more in-depth technical analysis.

“Escalation Backlog” means the number of Escalated Cases that are in the Product Sustaining team’s work queue.

“Defect Density” means the number of defects per 1000 lines of code.

“Defect Removal Rate” means the number of defects found during the Product Test Phase of the release divided by the sum of (a) the number of defects found during the Product Test Phase of the release and (b) the number of defects found after GA (General Availability).

“Tech Stack Change Impact Analysis” means understanding the likely impact of a new Technical Stack component on the ability of the Chordiant product to operate according to specification.

“Tech Stack Certification” means the running of a defined series of Test Scripts to verify that the Chordiant product performs as per specification on the defined Technical Stack.

“Stability Test Run” means a long duration test (greater than 26 hours) that is used to verify that the product under the test’s performance does not degrade or fail over time.

“Line of Business Start” means the point in time when the first team or sub-team of EDC Personnel are in place for purposes of providing Base Services under the Product/Tech Stack Sustaining Line of Business.

“Critical Service Level” means those Service Levels identified in this Attachment for which no Performance Cure Period shall be applicable.  Critical Service Levels are identified in this Attachment by **.

“Performance Credit” is defined in Section 4.2.

“Performance Cure Period” is defined in Section 4.3.

2.	[ * ]

3.	[ * ]

4.	Review; Performance; and Guarantee of Quality

4.1
Review.  For Base Services under the Product and Technical Stack Sustaining Line of Business, the terms of this Attachment will be in effect throughout the Term.  However, the Service Levels stated herein will not be used or applied to determine a Performance Credit during the first six (6) months following the Line of Business Start.  At the end of the fifth (5th) month, Supplier and Chordiant Program Managers will review actual performance against the Service Levels set forth herein and agree upon appropriate revisions to the Service Levels (or any changes) and/or determine if adjustments to resource levels, process changes, infrastructure/system requirements are required, subject to Section 8.6 of the Agreement.  The proposed revised Service Levels will be reviewed and agreed upon by the Steering Committee.  Changes to Performance Measurement criteria will require objective data to support case for change.  Chordiant and Supplier Program Managers will review Service Level performance on a monthly basis.

[ * 1 page of text omitted]

                  [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 3-C

Product Test Line of Business Service Level Agreement

Attachment to Exhibit 3 (Service Levels)

1.	Definitions

Capitalized terms used in this Attachment and not defined in this Section 1 will have the meaning set forth in the Agreement.

“Test Engineer” means an EDC staff member performing Product Testing activities within the Product Test Line of Business.

“Test Script” means a document that describes the steps and actions (Test Cases) required to be undertaken by a Test Engineer to test a Module/Function Point.

“Module / Function Point” means a component of a Chordiant Product which may be a sub-system or functional unit.

“Stability Test Run” means a long duration test (greater than 26 hours) that is used to verify that the product under the test’s performance does not degrade or fail over time

“Performance Test Run” means a test that is designed to test that the product under test meets the performance requirements as defined in the product Marketing Requirements Document.

“Severity Level 1” is defined in Exhibit 2.2 (Product Sustaining Line of Business Description) Section 3.1.1.

“Severity Level 2” is defined in Exhibit 2.2 (Product Sustaining Line of Business Description) Section 3.1.1.

“Severity Level 3” is defined in Exhibit 2.2 (Product Sustaining Line of Business Description) Section 3.1.1.

“Severity Level 4” is defined in Exhibit 2.2 (Product Sustaining Line of Business Description) Section 3.1.1.

“Defect” means a product behavior that is not in conformance with its functional and design specification.

“Defect Removal Rate (Test)” means the number of defects found during the Product Test Phase of the release divided by the sum of (a) the number of defects found during the Product Test Phase of the release and (b) the number of defects found after GA.

“GA” means General Availability.  The product is released and generally available for purchase by customers with no restrictions on its usage.

“Test Cycle” means the execution of a defined series of Test Scripts.  The Product Test Phase of the release comprises a number of Test Cycles – the exact number of Test Cycles being defined during the project planning process.

“Line of Business Start” means the point in time when the first team or sub-team of EDC Personnel are in place for purposes of providing Base Services under the Product Test Line of Business.

“Performance Credit” is defined in Section 3.2.

“Performance Cure Period” is defined in Section 3.3.

2.	[ * ]

3.	Review, Performance; and Guarantee of Quality

3.1
Review.  For Base Services under the Product Test Line of Business, this Attachment will be in effect throughout the Term.  However, the Service Levels will not be used or applied to determine a Performance Credit during the first six (6) months the Line of Business Start.  At the end of the fifth (5th) month, Supplier and Chordiant Program Managers will review performance against the Service Levels set forth herein and agree upon appropriate revisions to the Service Levels (or any changes) and/or determine if adjustments to resource levels, process changes, infrastructure/system requirements are required, subject to Section 8.6 of the Agreement.  The proposed revised Service Levels will be reviewed and agreed upon by the Steering Committee.  Changes to Performance Measurement criteria will require objective data to support case for change.  Chordiant and Supplier Program Managers will review Service Level performance on a monthly basis.

[ * ]

                  [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 3-D

Development Line of Business Service Level Agreement

Attachment to Exhibit 3 (Service Levels)

1.	Definitions

Capitalized terms used in this Attachment and not defined in this Section 1 will have the meaning set forth in the Agreement.

“Modules / Function Points” means a component of a Chordiant Product which may be a sub-system or functional unit.

“Severity Level 1” is defined in Exhibit 2.2 (Product Sustaining Line of Business Description) Section 3.1.1.

“Severity Level 2” is defined in Exhibit 2.2 (Product Sustaining Line of Business Description) Section 3.1.1.

“Severity Level 3” is defined in Exhibit 2.2 (Product Sustaining Line of Business Description) Section 3.1.1.

“Severity Level 4” is defined in Exhibit 2.2 (Product Sustaining Line of Business Description) Section 3.1.1.

“Stability Test Run” means a long duration test (greater than 26 hours) that is used to verify that the product under the test’s performance does not degrade or fail over time

“Performance Test Run” means a test that is designed to test that the product under test meets the performance requirements as defined in the product Marketing Requirements Document.

“Defect Removal Rate” means the number of defects found by Product Test divided by the sum of (a) the number of defects found by Product Test and (b) the number of defects found by Development.

“Cyclomatic complexity” means is a measure of software module complexity (defined by McCabe) .

“Line of Business Start” means the point in time when the first team or sub-team of EDC Personnel are in place for purposes of providing Base Services under the Development Line of Business.

“Critical Service Level” means those Service Levels identified in this Attachment for which no Performance Cure Period shall be applicable.  Critical Service Levels are identified in this Attachment by **.

“Performance Credit” is defined in Section 3.2.

“Performance Cure Period” is defined in Section 3.3.

2.	[ * 1 page of text omitted ]

3.	Review; Performance Failure; Guarantee of Quality

3.1
Review.  For Base Services under the Development Line of Business, this Attachment will be in effect throughout the Term.  However, the Service Levels will not be used or applied to determine a Performance Credit during the first six (6) months following the Line of Business Start.  At the end of the fifth (5th) month, Supplier and Chordiant Program Managers will review actual performance against the Service Levels set forth herein and agree upon appropriate revisions to the Service Levels (or any changes) and/or determine if adjustments to resource levels, process changes, infrastructure/system requirements are required, subject to Section 8.6 of the Agreement.  The proposed revised Service Levels will be reviewed and agreed upon by the Steering Committee.  Changes to Performance Measurement criteria will require objective data to support case for change.  Chordiant and Supplier Program Managers will review SLA performance on a monthly basis.

[ * ]

                  [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 4

Pricing

1.  Introduction.

This Exhibit sets forth the monthly rates for EDC Personnel, the lines of applicable expenses and the Travel & Expense Policies, and describes the methodology for calculating and invoicing the monthly Fees for the Services.

The Fees for EDC Personnel (“Service Fees”), as calculated in accordance with this Exhibit, compensates Supplier for providing the Services.

In addition, this Exhibit sets forth the calculation method for the Termination Fee.

2.  Attachments.

Attachment 4-A                                           Service Fees and Expenses

Attachment 4-B                                           Travel & Expense Policies

Attachment 4-C                                           Termination Fee

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 4-A

Service Fees and Expenses

1.	EDC Personnel

1.1  The Service Fees are set forth in Section 1.3 below.  The Service Fees may be modified solely by and in accordance with the Agreement and this Exhibit.  Each modification of the Service Fees will be reflected in an amendment to this Attachment 4-A.  Supplier shall invoice Chordiant for the monthly amount of the Service Fees, which is calculated as described in Section 1.2.  The Service Fees calculated in accordance with this Exhibit shall fully compensate Supplier for providing the Services during the appropriate billing period.

1.2  For the avoidance of doubt, Chordiant shall not, unless expressly provided for in the Agreement, be charged for any time spent by EDC Personnel used by Supplier to cure any breach of warranty, fix Supplier errors or defects, or re-perform any Services that were improperly performed.

1.3  “Billing Rate”

(a)	Flat rate of [ * ] per Compensable person/month.

(b)	“Compensable” shall require a minimum commitment of [ * ] dedicated toward the Services during the calendar month.

(c)	Pro-Ration – Determined on a [ * ] basis:

Supplier will not charge for a resource during any week in which the resource did not work a minimum of [ * ].

(d)
Overages – The maximum number of hours for each EDC Personnel shall be [ * ].  Supplier shall not bill for overtime, but if effort exceeds [ * ], the Parties will conduct staffing level discussions as outlined below, and the Parties will agree to either increase the staffing levels or adjust the work load.  Actual time booked to Chordiant (hours worked) will be made available to Chordiant and reviewed on a monthly basis to ensure pro-rating is working fairly for both Parties.

(e)	In each invoice, Supplier shall separate all Service Fees by Line of Business.

1.4
“T&E” – Travel & Expenses will be in accordance with whichever option under the Supplier and Chordiant T&E policies is least expensive, with the exception of per diem rates, which will be in accordance with Supplier’s T&E policy.

1.5  Supplier Location (On-Site) – Billing Rate

1.6	Chordiant Location (Off-Site):

(a)	“Off-Site EDC Personnel” means those EDC Personnel who Chordiant requires to perform Service in a country other than that in which they regularly reside.

(b)	First [ * ]– Billing Rate + Travel & Expenses (“T&E”), subject to subsection (d) below.

(c)
Time Exceeding [ * ]– Billing Rate + T&E for Off-Site EDC Personnel.  In the event Chordiant requires that Off-Site EDC Personnel are Off-Site for more than [ * ], or Supplier is otherwise required to obtain work visas/permits for such Personnel, Chordiant shall reimburse Supplier the actual wages paid by Supplier, taking into account the published Department of Labor prevailing wages or other surveys acceptable to the applicable governmental authorities, as well as alternative visa arrangements, that may reduce the cost to Chordiant.

(d)
If it is known prior to their assignment that Off-Site EDC Personnel will be Off-Site for more than [ * ], the applicable rate shall be as set forth under subsection (c) from the day such Off-Site EDC Personnel commence performing Services on an Off-Site basis.

(e)	While Supplier will not charge Service Fees for the initial 4-week training period, as set forth in Section 11.4(d) of the Agreement, T&E will apply during that time.

2.	Pass Through Costs

2.1  “Pass Through Costs” shall mean an actual expense incurred by Supplier on Chordiant’s behalf, for which Chordiant has agreed to reimburse Supplier on an actual out-of-pocket basis.

2.2  Chordiant will reimburse Supplier for Pass Through Costs.  Supplier will proactively work with Chordiant during the Term to minimize the Pass Through Costs.

3.	Other Expenses

3.1  Chordiant will reimburse Supplier for such other expenses as agreed upon between the Parties.

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 4-B

Travel & Expense Policies

Supplier T&E Policy

1.	Round-trip coach/economy airfare (India to designated site/work location);

2.	Hotel or other lodging accommodation (double occupancy permitted);

3.	Automobile rental [ * ];

4.	Fixed “per diem” amount of [ * ] per day (covering meals and incidentals); and

5.	Visa fees (at cost).

Supplier shall communicate any changes in this policy to Chordiant no less than thirty (30) days prior to any change.

Chordiant T&E Policy

[ * ]

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 4-C

Termination Fee

Termination Fee

If Chordiant terminates the Agreement in accordance with Section 24.1 of the Agreement, Chordiant shall pay a Termination Fee within thirty (30) days of the date of Termination to Supplier in accordance with the following formula:

[ * ]

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 4A

Pass Through Costs

I.           Equipment

A.           Hardware

B.           Software

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 4B

Other Expenses

Infrastructure Space

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 5
Human Resources

1.           General.  Supplier will be responsible for providing the EDC Personnel required to perform the Services.  Supplier personnel assigned to the EDC will be dedicated to Chordiant on a full-time basis, except as otherwise agreed by Chordiant.  Each of Supplier’s personnel performing Services will execute a Chordiant-approved Confidentiality and Proprietary Information and Inventions Agreement, in the form set forth on Attachment 5-D.

2.           Attachments.

Attachment 5-A                                EDC Personnel, Supplier Key Personnel

Attachment 5-B                                Resource Ramp-up Plan

Attachment 5-C                                Resource Skill Profile

Attachment 5-D                                Form of Proprietary Information Assignment Agreement

3.           Training.  Generally, staff training will occur in multiples of eight (8), but may include fewer or greater numbers of individuals as necessary when Lines of Business are brought online pursuant to the ramp up plan set forth in Attachment 5-B.  The four (4) week initial free period (as described in Exhibit 4 (Pricing)) does not start until the full training team is in place (for such team, the “Training Start Date”).  EDC Personnel will go through the following training period(s):

▪
Initial Supplier induction and familiarization:  This will cover Supplier and Chordiant policies, the Chordiant EDC policies and procedures.  The induction training will take place prior to the Training Start Date.

▪
On site at Chordiant:  a two (2) week seminar program covering Chordiant Product and product Internals.  This training is aimed at software engineers who will be developing Chordiant products, as opposed to using or developing with, Chordiant Products.

▪	On Site at Chordiant: a one (1) week seminar program covering Chordiant development, sustaining, test and support processes as appropriate. This will include training in Chordiant tools and systems.

▪	On site at Chordiant: a two (2) week “one-on-one” mentoring process, where EDC Personnel will be given real work tasks under close supervision.

▪	At the EDC: Four (4) week mentoring program. Chordiant staff on site at the EDC Site will continue to mentor staff.

▪	Ready for full time assignment to operational team.

All Supplier Key Personnel and at least half of the EDC Personnel will go through the training session detailed above.  The remaining EDC Personnel will be trained by the Chordiant-trained EDC Personnel themselves following the same program as above.

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 5-A
EDC Personnel, Key Supplier Personnel

1.           Key Supplier Personnel.  The following organizational roles within the EDC have been identified as of the Effective Date to be filled by Key Supplier Personnel.  Individuals to fill these positions will be identified by Chordiant in accordance with Section 11.3 of the Agreement during the Transition Period and thereafter as the ramp-up plan set forth in Attachment 5-B is implemented.  The Parties will complete this Attachment 5-A to reflect such assignments and will update the table below from time-to-time as necessary during the ramp-up period outlined in Attachment 5-B and thereafter during the Term.

Name	Role	Line of Business	Tier	Start Date
EDC Team Program Manager

	Project Manager	Product Test
Team Lead
Team Lead
Team Lead

	Project Manager	Product Development
Senior Developer

	Project Manager	Sustaining
Senior Developer
Senior Developer

	Project Manager	Product Support
Team Lead
Team Lead
Team Lead
Team Lead
Team Lead
Team Lead
Senior Support Engineer
Senior Support Engineer
Senior Support Engineer

1.           EDC Personnel.  In addition to the Supplier Key Personnel, during the Transition Period, the Parties will identify and assign additional individuals to serve as EDC Personnel in the organization roles identified below.  The Parties will complete this Attachment 5-A to reflect such assignments and will update from time-to-time as necessary during the ramp-up period outlined in Attachment 5-B and thereafter during the Term.

Name	Role	Tier	Start Date

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 5-B
Resource Ramp-up Plan

Table 1 Resource Ramp-up Plan for Product Support, Product Sustaining, Product Test and Development Lines of Business

[ * 1 page of text omitted]

During the Transition Period, Chordiant may request a faster staffing ramp, upon which Supplier will work with Chordiant to determine an agreed revised ramp up plan.

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 5-C
Resource Skill Profile

The following table provides an indicative mix of skill levels for planning purposes.  Chordiant and Supplier may agree to change the balance of skills mix via the Steering Committee.  Chordiant will provide detailed job specifications for all positions during the transition planning to enable alignment of Chordiant titles/job levels with those of the Supplier.  It is expected that within the EDC, Chordiant job titles will be used.

[ * 3 pages of text omitted]

Supplier Resource Tier Definition (For use in Skill Level Definition only)
Category	Capability / Skill
[ * ]

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 5-D
Form of Proprietary Information and Inventions Agreement

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

The following confirms an agreement between me and Ness Global Services, Inc. and Ness India, Ltd., (the “Company”), which is a material part of the consideration for my employment as a consultant by the Company (all references to “employment” shall mean retention as an employee of the Company for services to be performed as part of establishing and operating an Extended Development Center for the Company’s client, Chordiant Software, Inc. (“Client”), in India):

1.           I recognize that the Company is engaged in a continuous program of research, development and production. I also recognize that the Company possesses or has rights and will possess and obtain rights to information which has commercial value in the Company’s and its Client’s business (”Proprietary Information”). Such Proprietary Information includes, but is not limited to, trade secrets, product ideas, processes, formulas, data, know-how, software and other computer programs and copyrightable materials, data about the Company consultants such as the performance levels and terms of employment, mask work rights, marketing plans and strategies, sales and financial reports and forecasts, and customer lists.

2.           I understand and agree that my employment as a consultant creates a relationship of confidence and trust between me and the Company with respect to (i) all Proprietary Information, and (ii) the confidential information of third parties, including Client, with which the Company has a business relationship. At all times, both during my employment as a consultant by the Company and after its termination, I will keep in confidence and trust all such information, and I will not use any such information for the benefit of, or disclose it to, any third party other than Client without the written consent of the Company or Client.

3.           In addition, I hereby agree as follows:

a)           All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all trade secrets, patents, copyrights, mask work rights and any other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information.

b)           All documents, records, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to me by the Company or produced by me or others in connection with my employment as a consultant shall be and remain the sole property of the Company. I shall return to the Company all such materials and property as and when requested by the Company. Even if the Company does not so request, I shall return all such materials and property upon termination of my employment as a consultant by me or by the Company for any reason, and I will not take with me any such material or property or any reproduction thereof upon my termination without the Company’s or Client’s written consent.  I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the term of this Agreement, which records shall be available to and remain the sole property of the Company at all times.

c)           I will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, works of authorship, formulas, processes, and techniques, whether or not patentable (collectively, “Inventions”), made or conceived, reduced to practice or learned by me, either alone or jointly with others, during the term of my employment as a consultant.

d)           All Inventions which I conceive, develop or have developed (in whole or in part, either alone or jointly with others) through the (i) use of equipment, supplies, facilities or trade secret information of the Company, or (ii) during the hours for which I am to be or was compensated by the Company, or (iii) which relate at the time of conception or reduction to practice thereof to the business of the Company or to its actual or demonstrably anticipated research and development or (iv) which result from any work performed by me for the Company, shall be the sole property of the Company and its assigns (and to the fullest extent permitted by law shall be deemed works made for hire), and the Company and its assigns shall be the sole owner of all patents, copyrights, trademarks, trade secrets, and any other rights in connection therewith. I hereby assign to the Company any rights that I may have or will acquire in such Inventions.  I agree to assign in the future (when any such Inventions are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company, or to Client as directed by the Company, any rights that I may have or will acquire in such Inventions.  The provisions in this Section shall not apply to any of the inventions, improvements, ideas, technologies, products, product categories, or processes listed in Exhibit A.

e)           With respect to Inventions described in Section 3.d) above, I will assist the Company in every proper way (but at the Company‘s expense) to obtain and from time to time enforce patents, copyrights, trademarks, trade secrets, or other rights in said Inventions in any and all countries, and will execute all documents reasonably necessary or appropriate for this purpose. This obligation shall survive the termination of my employment as a consultant.  In the event, after reasonable efforts to do so, the Company is unable for any reason whatsoever to secure my signature to any document reasonably necessary or appropriate to meet time-sensitive filing requirements for any of the foregoing purposes, (including renewals, extensions, continuations, divisions or continuations in part), I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, but only for the purpose of executing and filing any such document and doing all other lawfully permitted acts to accomplish the foregoing purposes with the same legal force and effect as if executed by me. The grant in the preceding sentence is made to assure timely compliance with applicable requirements and shall in no way be used or construed to prejudice me in the assertion of  my rights in the subject Inventions against the Company.

f)           So that the Company may be aware of the extent of any other demands upon my time and attention, I will disclose to the Company (such disclosure to be held in confidence by the Company) the nature and scope of any other business activity in which I am or become engaged during the term of my employment as a consultant. During the term of my employment as a consultant, I will not engage in any business activity which is related to the Company’s business or its actual or demonstrably anticipated research and development. A current list of my other activities that are approved by the Company is attached as Exhibit B.

g)           During my employment by the Company and for a period of one (1) year thereafter,  I agree not to solicit or induce any consultants of or other people hired by the Company to work for another employer. I also will not assist in the hiring or attempted hiring of any such person by another employer during this period nor will I encourage any such person to terminate his employment or other relationship with the Company.  The foregoing restrictions shall not apply in the event that I become an employee of Client and such activities are expressly permitted pursuant to the terms of the agreement between the Company and Client.

4.           As a matter of record I attach hereto a complete list of all inventions or improvements relevant to the subject matter of my employment as a consultant by the Company and which have been made or conceived or first reduced to practice by me, alone or jointly with others, prior to my employment as a consultant with the Company (“Prior Inventions”), and I covenant that such list is complete.  If I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Inventions.  I hereby agree, that, in the event that I incorporate a Prior Invention into a Company product, process or machine, that (a) such incorporation shall not result in a breach or violation of any confidentiality agreement by which I am bound, and (b) such incorporation shall not infringe the right(s) of any third party. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Inventions without the Company’s prior written consent.

5.           I represent that my execution of this Agreement, my employment as a consultant with the Company and my performance of my proposed duties to the Company in the development of its business will not violate any obligations I may have to any former employer or third parties, including any obligations to keep confidential any proprietary or confidential information of any such employer. I have not entered into, and I will not enter into, any agreement which conflicts with or would, if performed by me, cause me to breach this Agreement.

6.           In the course of performing my duties to the Company, I will not utilize any proprietary or confidential information of any former employer or third parties.

7.           This Agreement does not affect the period that I will be retained as a consultant, which is governed by a consulting agreement between the Company and me.

8.           This Agreement shall be effective as of the first day of my employment as a consultant by the Company, shall be binding upon me, my heirs, executors, assigns and administrators and shall inure to the benefit of the Company, its successors and assigns.

9.           Unless otherwise agreed between the Company and Client in writing, in the event that ownership and control of Ness Global Services, Inc.’s India Extended Development Center (EDC), which is where I will perform services on behalf of Client, shall be transferred to Client, I hereby agree to remain with the EDC and become an employee of Client, at Client’s discretion, upon such transfer.

10.  I agree that for the term of my employment with the Company and for one (1) year after termination, or for a period of one (1) year after transfer of the EDC to Client, whichever is later, I will not directly or indirectly represent, be employed by, consult for or otherwise be associated with Client’s “Competition” (including, but not limited to Siebel and Epiphany) in the same capacity for which the Company is providing services to Client.   I will not perform any work for Client’s Competition in the same physical facilities as services are performed for Client. I shall notify Client if I provide any services to Competition or engage in any activities or business relations with Client’s Competition.

11.  Because my services are personal and unique and because I may have access to and become acquainted with  Proprietary Information, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

12.  This Agreement shall be governed by and construed in accordance with the laws of the India.  If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable for any reason, the remainder of this Agreement shall continue in full force and effect.  If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.  The prevailing party in any action to enforce this Agreement will be entitled to recover its reasonable attorney’s fees and costs in connection with such action.

Accepted and Agreed to by Consultant:

Signature

Print name

Address

City/State/Zip

Date

Accepted and Agreed by Company:

Signature

Print name

Title

Date

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A:  LIST OF INVENTIONS

1.  The following is a complete list of all inventions or improvements relevant to the subject matter of my employment as a consultant by Company that have been made or conceived or first reduced to practice by me, alone or jointly with others, prior to my employment by Company that I desire to remove from the operation of the Company’s Proprietary Information and Inventions Agreement.

(Check One)

No inventions or improvements.

See below: Any and all inventions regarding

______________________________________

______________________________________

______________________________________

Additional sheets attached. (Exhibit A)

2.  I propose to bring to my employment the following materials and documents of a former employer:

(Check if applicable)

______________________________________

______________________________________

______________________________________

______________________________________

No materials or documents.

Consultant signature

Date

EXHIBIT B:  CONSULTANT’S OTHER ACTIVITIES APPROVED BY COMPANY

Exhibit 6

Governance

1.	Introduction.

This Exhibit sets out the Governance structure for the Agreement; the roles and responsibilities of both Parties to maintain a working relationship; and the type, content and frequency of the review meetings that will be held.

2.  Steering Committee.  Prior to the Effective Date, Chordiant and Supplier will establish a Steering Committee, consisting of both Chordiant and Supplier executives.  The names and/or titles of the representatives serving on the initial Steering Committee are listed in Attachment 6-A (Committee Membership) to this Exhibit.  The Steering Committee will have executive management responsibility for the Agreement and for the relationship between the Parties.

2.1  Steering Committee Members.  The Steering Committee shall be co-chaired by the Chordiant SVP W/W Engineering and Supplier’s EVP Managed Labs and will be comprised as follows:

(a)  Chordiant

(i)  SVP W/W Engineering

(ii)  Chordiant EDC Program Director

(iii)  Head W/W Support

(b)  Supplier

(i)  Executive Vice President, Managed Labs

(ii)  Vice President, Global Delivery

(iii)  Chief Delivery Officer (CDO)

(iv)  Chordiant-India-EDC Program Manager

2.2  Key Responsibilities.  The responsibilities of the Steering Committee include, but are not limited to:

(a)  Discuss staffing levels (quarterly);

(b)  Approve special recognition awards, variable compensation or bonuses for EDC Personnel;

(c)  Modify balance of resource skill level mix;

(d)  Review actual performance against Service Levels; and

(e)  Review and approve modifications to Service Levels.

2.3  Meetings.  The frequency and manner of Steering Committee meetings shall be as follows:

(a)  One (1) meeting per week during the first calendar quarter of the Term, with at least one (1) such meeting to be held in-person at a Chordiant Location.

(b)  One (1) meeting per month after the first calendar quarter of the Term during the remainder of the first calendar year of the Term, with at least one (1) meeting per calendar quarter to be held in-person, at alternating sites.

(c)  After the first calendar year of the Term, at least one (1) meeting per calendar quarter.

2.4  Reports.  The Chordiant EDC Program Director and the Chordiant-India-EDC Program Manager will be responsible for preparing the minutes of each Steering Committee meeting for the review and approval of the full Steering Committee at its next meeting.

3.  Program Managers.  Prior to the Effective Date, Chordiant and Supplier will appoint Program Managers.  The names and/or titles of the representatives serving as Program Managers are listed in Attachment 6-A (Committee Membership) to this Exhibit.  The Program Managers will be responsible for the day-to-day oversight of the EDC, with their specific roles and responsibilities to be further defined by the Parties during the transition planning conducted during the Transition Period.

3.1  Key Responsibilities.  The responsibilities of the Program Managers include, but are not limited to:

(a)  Recommend special recognition awards, variable compensation or bonuses for EDC Personnel;

(b)  Determine operating procedures for daily data back-up;

(c)  Agreement upon facility access control to the EDC;

(d)  Review Service Level performance (monthly) and propose revisions to Steering Committee;

(e)  Discuss Service Level failures by Supplier;

(f)  Monitor and validate headcount assumptions;

(g)  Preparing “Dashboard” reports for review by the Steering Committee; and

(h)  Such other responsibilities as will be defined by the Parties during transition planning.

3.2  Meetings. Program Managers shall hold at least one (1) meeting per week during the Term or with higher frequency as appropriate or requested by Chordiant.  Meetings of the Program Managers shall be held in such manner as the Program Managers determine.

3.3  Reports.  The Program Managers shall be responsible for preparing “Dashboard” reports in the format set forth in Exhibit 9 (Reports, Section 2), which shall be submitted on a monthly basis to the Steering Committee.

4.  Policies and Procedures Manual.  The Policies and Procedures Manual will provide comprehensive documentation of the procedures that will be followed by Supplier to implement and manage the EDC.  The responsibilities of Supplier and Chordiant will be clearly indicated within the document (including specific responsibilities by job title or function).  The manual will be used jointly by the Parties to assist with overall coordination and communication regarding the Agreement.  During the Transition Period, Supplier and Chordiant shall jointly develop and approve the Policies and Procedures Manual including, at a minimum, the content indicated in Attachment 6-B (Policies and Procedures Manual Content) to this Exhibit.

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 6-A
Steering Committee Membership

1.	Steering Committee Members

1.1  Chordiant:

Title	Name	Contact Information
[ * ]

1.2  Supplier:

Title	Name	Contact Information
[ * ]

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 6-B
Policies & Procedures Manual Content

1.
Introduction.  This document describes in summary the general content and organization of the Policies and Procedures Manual that will be developed by Supplier and Chordiant during the Transition Period to support Governance of the Agreement.

2.  Topics.  The Policies and Procedure Manual will cover the topics identified below, as well as any additional content as may be agreed upon by the Parties during the Supplier/Chordiant planning sessions held during the Transition Period:

▪	Procedures for setting priorities regarding scheduling the performance of Services;

▪	Reporting frequency;

▪	Meetings, frequency;

▪	Change Control Procedures; and

▪	the topics identified in the table below:

Content	Brief Description
ORGANIZATIONAL OVERVIEW
1. Chordiant Governance Organization.	Include organization charts, description of functions performed, contact information.
2. Supplier Management Organization	Include organization charts, description of functions performed, contact information.
3. Key Contacts – Chordiant	A list of contacts within Chordiant that perform a liaison function in regard to the Services (by business unit, by geography).
4. Key Contacts – Supplier	A list of the Supplier employee key contacts (name, contact number, e-mail address, etc.)
PERFORMANCE MANAGEMENT PROCEDURES	Ongoing, “steady state” procedures and policies; content below shall include information on coordination activities, responsibilities of each party (by title / function).
1. Performance Monitoring and Reporting Procedures (by Line of Business, as applicable)	Supplier and Chordiant to describe procedures it will use to verify proper Service delivery on a day-to-day basis, including internal reporting and reporting to Chordiant.
2. Problem Management and Escalation Procedures (by Line of Business, as applicable)	Supplier and Chordiant to describe procedures it will use to identify problems, report and resolve problems, and escalate as necessary within Supplier organization and/or Chordiant.
3. Root Cause Analysis Procedures (by Line of Business, as applicable)	Supplier and Chordiant to describe procedures it will use to determine root cause of problems, including involvement of (and/or support to) Chordiant.
4. Service Level Measurement and Reporting Procedures	Supplier and Chordiant to describe procedures it will use to measure and report Service Levels to Chordiant.
5. Project Management Procedures	Supplier and Chordiant to describe the methodology and procedures it will use to manage and report on Projects.
6. Change Management – Operational and Technical Procedures
Supplier and Chordiant to describe the procedures it will use (including the notification process, timing, planning, authorization, and implementation) regarding changes to the operational and technical environment. Supplier will include responsibilities and authority of Chordiant.

7. Asset Management	Supplier and Chordiant to describe procedures for installing, tracking, and removing Equipment and Software assets.
8. Physical Access & Security Procedures	Supplier to describe the physical access and security procedures it will use.
9. Network Access & Security Procedures	Supplier to describe the network access and security procedures it will use.
10. Disaster Recovery and Business Continuity Procedures
Supplier and Chordiant to describe the procedures it will use in regard to Disaster Recovery and business continuity (Supplier may reference other documents containing comprehensive procedures, but should provide general overview within the Policies and Procedures Manual).

FINANCIAL MANAGEMENT PROCEDURES	Ongoing, “steady state” procedures and policies; content below shall include information on coordination activities, responsibilities of each party (by title / function).
1. Invoicing
Supplier and Chordiant to describe procedures for invoicing (and verification of invoice by Chordiant).  Content to include procedures for calculating Base Charges (per Line of Business, as applicable), invoicing of projects, etc.  Content to include procedures regarding disputed invoice amounts.

2. Performance Credits	Supplier and Chordiant to describe procedures for calculating Performance Credits on invoices.
CONTRACT MANAGEMENT PROCEDURES	Ongoing, “steady state” procedures and policies; content below shall include information on coordination activities, responsibilities of each party (by title / function)
1. Change Control Procedures	Supplier and Chordiant to describe procedures regarding Changes under the Agreement. Content to include notification period and process, authority levels, and escalation procedures for Changes.
1. Reporting	Supplier and Chordiant to describe procedures and activities regarding key standard reports and requests for ad-hoc reports from Chordiant.
2. Benchmarking
Supplier and Chordiant to describe procedures for Benchmarking exercises, including determination and agreement of benchmark firm, sample peer group and process used for benchmark, payment for benchmark, review of results, and potential outcome.  Content should include dispute resolution process.

3. Auditing	Supplier and Chordiant to describe procedures for operational and/or financial audits. Supplier to describe notification process and procedures to resolve audit findings.
4. Supplier Key Personnel	Supplier and Chordiant to describe procedures for Chordiant approval regarding replacement or removal of Key Personnel.
5. Dispute Resolution	Supplier and Chordiant to describe procedures regarding formal dispute resolution process.
RELATIONSHIP MANAGEMENT PROCEDURES	Ongoing, “steady state” procedures and policies; content below shall include information on coordination activities, responsibilities of each party (by title / function).
1. Customer Satisfaction Surveys
Supplier and Chordiant to describe the process to be used for conduct of customer satisfaction surveys.  Content should include procedures regarding action items and attempts to resolve customer issues.

2. Business Units
Supplier and Chordiant to describe procedures and responsibilities regarding the relationship between the Lines of Business, the Chordiant Governance organization, and the Supplier.  Content to include procedures regarding communication and coordination regarding Statements of Work, Service delivery issues, budgeting and financial issues, etc.

SUPPLIER OPERATIONAL PROCEDURES	Ongoing, “steady state” procedures and policies; content below shall include information on coordination activities, responsibilities of each party (by title / function).
1. Operational Procedures (by Line of Business, as applicable)
The activities that the Supplier proposes to undertake in order to provide the Services, including those directions, supervision, monitoring, staffing, reporting, planning and oversight activities normally undertaken by the Supplier which shall be consistent with those Supplier activities used to provide services similar to the Services.

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 7

Facility Locations & Standards

1.	Introduction.

This Exhibit describes the sites at which the Services are performed.

2.	Attachments.

Attachment 7-A                                           Chordiant Sites

Attachment 7-B                                           Supplier Site

Attachment 7-C                                           Dedicated Lab Standards

Attachment 7-D                                           Chordiant Affiliates

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,           has been omitted and filed separately           with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 7-A
Chordiant Sites

Supplier EDC Personnel may be required to provide Services onsite at the following Chordiant locations, or such other locations as may be specified in an applicable Statement of Work.

[ * ]

Supplier personnel will comply with all Chordiant safety and security procedures when on-site at Chordiant facilities.  While at Chordiant facilities, Supplier will not perform any activities other than the Services for Chordiant.

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,           has been omitted and filed separately           with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 7-B
Supplier EDC Site

Supplier will provide a dedicated “Chordiant” facility in Bangalore India, which will be contained in a dedicated, secured area (card access capable of restricting access to individual employees) in Supplier’s building.  The EDC Site will be contained on a single floor (for initial resource level) and is to be furnished to Supplier’s standard.  Supplier’s standard should be in line with other comparable companies in Bangalore.

Supplier’s facility must have a permanently sustainable, autonomous power supply using diesel generators or alternative power generation with a minimum ten (10) day fuel supply on hand at all times.  In addition, all critical systems, including without limitation, computers, servers and the telephone system must be protected by minimum two (2) hour full UPS to prevent power loss during switch over to generators.

Supplier will implement industry standard access controls to EDC Site.  At a minimum, Supplier will control access using security-cards, exclusively limited to EDC Personnel and mutually agreed IT and services staff, and Supplier will implement second level of access to server rooms and other labs.

Without limiting the foregoing, Supplier will maintain and enforce at the EDC Site safety and security procedures that are at least equal to (a) industry standards for similar facilities, or (b) Chordiant’s procedures for similar facilities, or (c) the procedures agreed upon by the parties, whichever is most protective.

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,           has been omitted and filed separately           with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 7-C
Dedicated Lab Standards

1.	EDC Dedicated Laboratory

[ * 1 page of text omitted ]

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,           has been omitted and filed separately           with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 7-D
Chordiant Affiliates

{To be updated by the Parties as applicable per Section 4.4(a) of the Agreement}

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,           has been omitted and filed separately           with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 8

Infrastructure

1.	Introduction.

The following attachments list the minimum standard hardware, software and communications configurations to be provided by Supplier for the EDC.

2.	Attachments.

Attachment 8-A                                           Hardware Requirements

Attachment 8-B                                           Software Requirements

Attachment 8-C                                           Communications Requirements

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately w           ith the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 8-A
Hardware Requirements

Minimum Standard Hardware Configuration Provided by Supplier and Included in Standard Charge Rate

1.	Standard Desktops for all EDC Personnel. Desktops should have a minimum of 1 GB of RAM memory, 50 GB of hard disc capacity and a Pentium IV CPU processor running at 1.2 GHz or faster.

2.	Supplier will provide an appropriate number of shared/networked printers, faxes, copiers and other business-essential peripherals for EDC Personnel.

3.	Per headcount of 25 EDC Personnel, the following servers will be provided by Supplier:

A.	1 X Sun E 250/280 server ( or IBM AIX equivalent) with Base+1 configuration, or 2 X Windows or equivalent.

B.	Incremental servers will be added as and when the headcount numbers increase in multiples of 25.

C.	During the resource ramp-up period (as defined in Exhibit 5) the supplier will provide servers at the following staff numbers:

i.	A server at the start of ramping the first 25 staff.

ii.	A server at the start of ramping the second 25 staff.

iii.	A server at the start of ramping the remaining staff.

4.
The E-mail (MS-Exchange) Local Server will be provided by Supplier for Chordiant-Supplier-EDC purposes at no additional cost to Chordiant.  Chordiant will assess the system configuration to ensure adequate performance footprint.

5.	All EDC hardware will be on a dedicated subnet(s).

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately w           ith the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 8-B
Software Requirements

A.	Minimum Standard Software Configuration Provided by Vendor

1.	Standard Desktops for all EDC Personnel will include Windows XP, MS Office applications (Word, Excel, PowerPoint), Microsoft Project Office, and virus scan software.

2.	EDC Servers provided by Supplier will include default Operating System, default networking and systems management software, and virus scan software.

3.	Supplier will ensure appropriate software versions and patch levels are maintained as per Chordiant corporate standard

4.	Supplier will ensure license compliance for all workstations and servers provided under the Attachment 8-A.

5.
Supplier will provide EDC Intranet site providing online access to EDC Handbook, Policies and Procedures Manual, Plans, reports, product documentation including dashboards. EDC intranet site will be available to Chordiant employees as required.

6.
The E-mail (MS-Exchange) Local Server will be provided by Supplier for Chordiant-Supplier-EDC purposes.  Supplier will ensure sufficient licenses for the mail accounts.  Supplier will provide anti virus and anti-Spam software on the Exchange server as per Chordiant corporate standard.

B.	Software Provided by Chordiant for use on Supplier-provided hardware defined in Exhibit 8, Attachment 8-A (Hardware Requirements)

1.	Chordiant-provided software will be installed and managed by EDC Personnel.

2.
Chordiant will supply Chordiant Development Environments comprising Database, Application Servers, Databases, development tools, access to Clearcase and Clearquest production systems for use on Supplier-provided desktops and servers.

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately w           ith the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 8-C
Communications Requirements

[ * 2 pages of text omitted ]

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately w           ith the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 9

Reports

1.
General.  Supplier shall provide reports requested by Chordiant, including those reports listed in Section 3 below.  Supplier shall deliver all reports according to the format, content, and frequency specifications below (as may be amended by Chordiant from time to time).  It is expected that the reporting process will reflect the “best practice” used by the Supplier with other its other customers.

2.  EDC Dashboard Report.  The key report will be the EDC Dashboard that reports on a broad range of areas including, but not limited too(all reports weekly unless stated otherwise):

[ * ]

3.  Project Status Reports. Supplier will report the status of all projects assigned to the EDC under the applicable Lines of Business in a weekly Project Status Report (due each Friday by close of business Pacific time) substantially in the form attached to this Exhibit as Attachment 9-A (Project Status Report).

4.	Other Report Descriptions.

4.1  Product Support Line of Business Reports.  As described in Exhibit 2.1 (Product Support Line of Business Description).

[ * 1 page of text omitted]

4.2  Product Sustaining Line of Business Reports.  As described in Exhibit 2.2 (Product Sustaining Line of Business Description, Section 6).

[ * 2 pages of text omitted]

4.3  Technical Stack Sustaining Line of Business Reports.

Report Name	Description	Frequency	Recipient(s)	Media
Project Status Report	See Attachment 9-A	Weekly	Chordiant Product Sustaining Manager	Softcopy

4.4  Product Test Line of Business Reports.  As described in Exhibit 2.3 (Product Test Line of Business Description, Section 6).

[ * 1 page of text omitted]

4.5  Development Line of Business Reports.  As described in Exhibit 2.4 (Development Line of Business Description, Section 6).

[ * ]

4.6  Additional Supplier Reports.  During the Transition Period, the Parties will determine the nature of any additional regular reporting required from Supplier to Chordiant regarding the Services and update this Exhibit to indicate such reports in the following table.

Report Name	Description	Frequency	Recipient(s)	Media

                  [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 9-A

Form of Project Status Report

Attachment to Exhibit 9 (Reports)

Chordiant

Project XXX Status Report

Current Project Phase:                                                                Execution
Current Report Date:                                                                14 November 2003

1.	Milestones

1.1	Chordiant Life Cycle Milestones

	Original	Last Week	Current	Notes
Design Complete
Code Complete
Integration Complete
GA Release Candidate
Product Test Complete
Verification Complete
Platform Certification Complete
Master GA CD(s) Ready

1.2	Dependencies (Need Dates)

Dependencies should include items required from other teams in order to meet scheduled deliverables.
Dependency	For Team	From Team	Need Date	Dependency Description

1.3	Internal Project Milestones

In addition to the milestones listed below, Internal Project Milestones should include a listing of all key milestones noted in development, test and documentation project schedules (i.e. review docs, test builds, etc).  The time for all dates is assumed to be Close of Business (COB) unless stated otherwise.

[ * 2 pages of text omitted]

1.4	Milestones Delayed (new estimate + impact assessment)

[ * ]

1.5 Milestones Completed this week

[ * ]

1.6 Milestones Planned next week

[ * ]

                  [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2	Tasks

[ * 2 pages of text omitted]

2.2	Tasks Completed this week

[ * ]

2.3	Tasks Planned next week

[ * ]

3	Unplanned Activities

[ * ]

4	Issues

[ * 1 page of text omitted]

5	Other

6	Release Criteria (not enhancement based)

•	0 Severity 1’s
•	0 Priority 1’s assigned for Release 5.6
 (includes Assigned, Need_Info, Opened, Submitted and Under_Review state defects)
Criteria	03 Oct 2003	10 Oct 2003	17 Oct 2003	24 Oct 2003	31Oct 2003	7 Nov 2003	14 Nov 2003
P 1/Sev x: Assigned/with Postponed
Sev 1/not P1: Assigned/with Postponed
Sev 2/not P1: Assigned/with Postponed
Sev 3/not P1: Assigned/with Postponed
Sev 4/not P1: Assigned/with Postponed
5.5 Backlog Bugs Fixed
Overall
Defect Data (cc: EngDocs\Product_Releases\ FSCTP_5.6_Defect Reporting
Overall with enhancements

7	Staffing And Project Statistics

	Last Week (reporting week)		Current Week	Next Week	Week +1	Notes
Staff	Planned	Actual	Plan	Plan	Plan
Design

Development

Product Test

Platform certification

Tech Comm

If time planned is different than actual, the difference should be recorded in the table below:

Staff	Support	Notes (Customer or Issue)

For execute phase prior to code complete, include the project tracking graph here.

[ * ]

                  [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10

Customer Satisfaction Surveys

1.	Introduction.

This Exhibit describes the Supplier’s obligations related to Customer Satisfaction Surveys.

2.  General Requirements.  During the Transition Period, Supplier and Chordiant will mutually agree upon the nature of the Customer Satisfaction Surveys to be conducted.  Supplier in all its reasonable capacity will cooperate with Chordiant or its affiliates in the Customer Satisfaction Survey process.  Any time spent by EDC Personnel in connection with the Customer Satisfaction Survey process, as approved by Chordiant, will be included within the Base Charges for the applicable Line of Business.

3.	Sample Survey.

Attachment 10-A:  Sample Customer Survey.  The sample survey contained in the Attachment will serve as the basis for the typical point of service satisfaction measurements required by Chordiant from the Customer Satisfaction Surveys conducted by Supplier during the Term.

                  [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ATTACHMENT 10-A
SAMPLE CUSTOMER SURVEY

PLEASE COMPLETE AND RETURN BY 29 APRIL 2002

CUSTOMER INFORMATION

Your Organisation:

Your Name:

Your Primary Role                                           ☐           Overall responsibility for Chordiant
☐                 Functional owner
☐                 IT/System owner
☐                 Project manager for implementation
☐                 Other – please specify……………………………………………

Introduction

Thank you for agreeing to complete this questionnaire. Completion should take no more than 15 minutes. We believe passionately in placing the customer first and serving the customer agenda. This questionnaire has the objective of supporting these beliefs and helping us deliver a service that reflects our own internal value of Customer Obsession.

Your views are important to us and will be used as input to our Customer First Programme.  This is the second survey and we really appreciate the contribution that many of you made to the last survey.  We implemented many changes based on the suggestions you made. The Executive Team will similarly review the results from this survey.  Be assured that specific actions will be taken based on your feedback and Chordiant Software commits to communicating back to you progress made against these actions.

Questionnaire

Each area contains a number of multiple-choice questions; please mark your selected answer with a tick in the relevant box.  If you have any queries about the form or its completion please contact Colin Stares our [ * ].  They will be pleased to assist you.  Please post or fax the completed questionnaire to Colin Stares.

Information provided will only be used to help us improve our service to our customers.  No sales or marketing activity will be initiated based on your responses unless you give us your permission to do so. Your participation will not be publicised to anyone outside of Chordiant Software.

Thank you for your participation in this pilot survey.  As a token of our appreciation we will draw one name from the UK respondents and one from the US respondents to receive a bottle of quality champagne.  We will send all participants a summary of the key findings of the full survey, together with a list of the prize-winners.  Further details of the prize draw have been enclosed with the pack issued to you.

                  [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

OVERALL SATISFACTION

1.	How satisfied are you overall with Chordiant as a company?
Very satisfied                                           ☐
Satisfied                                ☐
Neutral                                           ☐
Slightly Dissatisfied                                           ☐
Very Dissatisfied                                ☐

2.	How satisfied are you with the Chordiant products you use?
Very satisfied                                           ☐
Satisfied                                ☐
Neutral                                           ☐
Slightly Dissatisfied                                           ☐
Very Dissatisfied                                ☐

3.	Why?

………………………………………………………………………………………………………………………………

………………………………………………………………………………………………………………………………

………………………………………………………………………………………………………………………………

……………………………………………………………………………………………………………………………..

Business Features & Usability of Chordiant Software Products
[ * 1 page of text omitted]

Implementation

[ * 1 page of text omitted]

Post Implementation Support

[ * 2 pages of text omitted]

Training

[ * 1 page of text omitted]

Our Relationship with You

[ * 5 pages of text omitted]

LIVING WITH THE CHORDIANT PRODUCT
[ * 2 pages of text omitted ]

FINAL QUESTIONS
[ * 2 pages of text omitted]

Thank you for your help in completing this questionnaire.  Your views are invaluable to us.  Please post or fax the completed questionnaire to:

[ * ]

                  [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 11

Disaster Recovery Plan

As soon as possible, but no later than within the first ninety (90) days of the Term, the Parties shall create and agree to the Disaster Recovery Plan, which shall be set forth in this Exhibit 11.

1.  Topics.  The Disaster Recovery Plan will include the following topics, as applicable.

INTRODUCTION

Purpose

Scope

Definitions, Acronyms, and Abbreviations

References

Current Execution model

Key Assumptions

OPERATIONAL PLAN

Overview

Organization & Management

Current Setup

Details of Software Licenses
Disaster Recovery Center Setup

SEVERITY CLASSIFICATION

SCENARIO PLANNING

Scenarios

Scenario Details

Scenario 1: Travel Restrictions
Scenario 2: Data Loss
Scenario 3: Loss of Data Communications
Scenario 4: Loss of Voice Communication
Scenario 5: Loss of Equipment
Scenario 6: “Doomsday”
KEY PEOPLE IN CHORDIANT INDIA AND THEIR ROLES

chordiant Organization Chart

RISKS OF PROPOSED RECOVERY APPROACH

Infrastructure

People

SET-UP AND RE-START WORK PLANS

IMPORTANT VENDOR CONTACT LIST

CHECK LIST FOR PERIODIC REVIEW

2.  Backup-Recovery Implementation Approach.  The Supplier’s approach to backup-recovery to be implemented for the EDC will include the following:

JOINT PLANNING
▪	Identification of scope of backup (Work items, data etc.), Frequency
▪	Identify Backup infrastructure (Servers, Software required)
▪	Documentation of Backup/Restoration procedures, including testing

SETUP
▪	Procurement of necessary Hardware, Software
▪	Backup infrastructure setup
▪	Testing as per the documentation

OPERATIONAL PROCEDURE
As a standard operating procedure, Ness Project-Admin and IT staff conduct a daily/weekly backup schedule both on media and on network (often times clients also conduct a similar schedule on their side – specially easy with distributed ClearCase). Such backup media are kept in fireproof, secured cabinets on both on-site and off-site facilities. Ness runs a surprise drill (to restore the data) once a month, just to check the sanity and workability of such backups/process.

In summary:

▪	Daily Tape backup in India (EDC)
▪	Incremental weekly Tape backup (kept offsite and in fireproof location)
▪	Ship the backups to alternate site, NESS Mumbai (2-4 weeks backups available at anytime)
▪	Backup Data to be sent/synced up with Chordiant (Program Managers to decide operating procedure)
▪	Restoration drill on a monthly/quarterly basis as per the documented procedure
▪	Conduct root-cause analysis and make the necessary amendments to the preventive procedures.
▪	Active relationship is maintained with local hardware vendors – SUN, Dell, IBM to help in recovery procedures on a need basis. Chordiant would need to facilitate the same.

Practices

RESPONSIBILITY MATRIX
S.No	Event	Responsibility	Dependencies
1	Backup Infrastructure Planning	IT Coordinator – Chordiant-EDC, IT Coordinator – Chordiant, EDC Program Manager, Chordiant Program Manager
2	Documentation of Restoration procedures	IT Coordinator – Chordiant-EDC
3	Backup Infrastructure Setup	IT Coordinator – Chordiant-EDC, IT Coordinator – Chordiant
4	Backup of Data	IT Coordinator – Chordiant-EDC
5	Restoration of data from Back Up	IT Coordinator – Chordiant-EDC
6	Loss of Data event escalation	Program Manager – Chordiant EDC

                  [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 12

Security

4.	Introduction.

This Exhibit sets forth the requirements that must be met by Supplier with regard to physical and data security procedures.

5.	Attachments.

Attachment 12-A                                           Data Security

Attachment 12-B                                           Physical Security

Attachment 12-C                                           Terms for EU Directive on Data Protection

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,           has been omitted and           filed           separately           with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 12-A
Data Security

1.	Secure Procedures for Handling Confidential Information.

1.1  Designated Facility.  Supplier shall access Chordiant’s software only on a Secure Computer System (as defined below) at Supplier’s dedicated physical facility for the Chordiant EDC (the “EDC Site”).

1.2  Authorized Employees.  Supplier will ensure that all EDC Personnel receive the following notice of confidentiality before they receive access to Confidential Information:

“Employee has previously signed an agreement with {name of Supplier} pursuant to which Employee has agreed to maintain the confidentiality of confidential information of {name of Supplier} and other parties and to use the confidential information solely for the benefit of {name of Supplier}.  The purpose of this notice is to apprise Employee that {name of Supplier} will be receiving certain proprietary information of Chordiant, all of which is of a confidential nature and which contains information that Chordiant considers valuable trade secrets and proprietary know-how of Chordiant (the “Confidential Information”) and which constitutes Confidential Information under Employee’s agreement with {name of Supplier}.

This is to inform Employee that the Confidential Information cannot be used for any purpose except for performing services for Chordiant, and that Employee is not authorized to disclose the Confidential Information to any person at any time except to employees of Chordiant and to those authorized employees which {name of Supplier} informs Employee are authorized to receive such Confidential Information.

All documents and materials furnished to Employee by {name of Supplier} or Chordiant or created by Employee in connection with Employee’s use or evaluation of the Confidential Information remain the property of Chordiant and must be returned to Chordiant promptly at its request.”

Supplier agrees that any breach by any EDC Personnel of his or her obligations under such confidentiality agreements with respect to any Confidential Information protected by this Agreement will also constitute a breach by Supplier of this Agreement.

1.3  No Commingling Of Technology.  Supplier shall ensure that there is no use of the Confidential Information in the development of any products or software by Supplier except in connection with the Services.  In furtherance of this requirement, Supplier shall ensure that there is no (a) disclosure of any Confidential Information or other information based upon or derived from the Confidential Information to any participant in any development project outside the Services; or (b) participation in development of any product or software similar in features or functions to Chordiant’s software (“Similar Products”) by any person with access to such Confidential Information.  Supplier shall ensure that all EDC Personnel who have had previous access to Confidential Information will be precluded for a period of twelve (12) months after their latest access to such Confidential Information from being employed in any development of Similar Products (either internally or externally) by or for Supplier.  “Employment in the development of Similar Products” means having direct access to, or producing any specifications, documentation, or source code for, components of a Similar Product.  Supplier shall further ensure that each such employee signs, before beginning work on any Similar Product within Supplier, a written affirmation to Supplier on a form provided by Supplier which states that the employee (i) has neither retained nor had access for a minimum period of twelve (12) months to any Confidential Information, and (ii) will not utilize, or facilitate use of, any Confidential Information in such development.

1.4  Certification.  At Chordiant’s request Supplier will provide Chordiant with written certification by an officer of Supplier of Supplier’s compliance with its obligations under this Section 1.

1.5  Inspections.  Upon reasonable advance written notice from Chordiant to Supplier, an independent auditor selected by Chordiant may inspect Supplier’s records and premises to allow Chordiant to determine whether Supplier has complied with this Section.  Such inspections will be conducted (a) during Supplier’s regular business hours, (b) in a manner such that, to the extent possible, Supplier’s regular business activities are minimally disrupted, and (c) under the terms of an appropriate confidentiality agreement executed by firm conducting the inspection.  If Chordiant determines, after receiving the inspector’s report at the conclusion of the inspection, that Supplier has not complied with its obligations with respect to handling Confidential Information as set forth under this Section 1, Supplier shall pay the costs of the inspection (including the fees and expenses of the firm that conducted the inspection).  Otherwise, Chordiant will pay the costs of the inspection.  Supplier shall immediately correct any breaches or non-compliance discovered in the course of the inspection (in addition to all other rights and remedies of Chordiant arising from or relating to such breaches or non-compliances).

2.	Secure EDC Computer Environment

2.1  Definition.  All computer systems within the EDC, including Supplier-provided personal workstations and servers defined in Attachment 8-A and all computer systems provided by Chordiant, will be used to hold and access Chordiant Source Code and design documentation.  Therefore the entire EDC computer infrastructure is must be maintained by Supplier as a “Secure EDC Computer Environment.”  Such Secure EDC Computer Environment must consist of an isolated network (subnet or subnets) containing all EDC computer systems.  The Secure EDC Computer Environment will be housed in a secure portion of the EDC Site according to the provisions set forth below.

2.2  Site Security Provisions.

(a)  The entire EDC Secure Computer Environment must be located in a confined area at the EDC Site that is accessible only to persons authorized under Section 2.3 below.

(b)  Regular access to the secured area must be limited to EDC Personnel and the designated Supplier Systems and Security Administrator (“SSA”) for the EDC.

(c)  Restricted access to the secured area by other individuals will be allowed but such individuals must be approved by the SSA and must be limited to maintenance, housekeeping, management, and similar activities.

(d)  The EDC Secure Computer Environment must be governed by a security policy established by the SSA as submitted to, and approved in writing by, Chordiant’s Program Manager (the “Security Policy for Handling Source Code”).  The Security Policy for Handling Source Code must govern the ingress and egress of all materials and equipment including computer hardware and software, documents, notebooks, manuals, listings, furniture, supplies, media (including magnetic and optical diskettes, cartridges and tapes).  Removal of any materials from this secured area will be absolutely controlled by the SSA so as to prevent removal of the Confidential Information, or any partial or modified portion thereof, from the secured area except as specified herein or in the Security Policy for Handling Source Code.  Supplier will not change the approved Security Policy for Handling Source Code without the express prior written consent of Chordiant.

(e)  The EDC Secure Computer Environment must not be remotely accessible (e.g., by telecommunications) except through the secure communications link established between the EDC and Chordiant or as otherwise expressly provided in the Security Policy for Handling Source Code.

(f)  All copies and partial copies in any form including all hard copy printouts of Confidential Information supplied to Supplier by Chordiant or created by Supplier must be retained exclusively within the EDC Site.

2.3  EDC Secure Computer Environment Security Provisions.

(a)  Access to Chordiant software within the EDC Secure Computer Environment must be limited to (a) EDC Personnel and (b) the SSA for the purpose of system maintenance and backups.

(b)  All such individuals must have signed a confidentiality agreement.

(c)  Access to the EDC Secure Computer Environment must be controlled by password identification and will be permission and policy based.  Passwords must be issued and controlled by the SSA.

(d)  Backups of Chordiant software must be administered by the SSA and must be securely archived within the controlled access site containing the EDC Secure Computer Environment or at a site approved in writing by Chordiant.  All backup tapes containing Confidential Information must be labeled “{Supplier} Confidential” and must be subject to Supplier’s maximum security measures.  Network system maintenance must be conducted under the supervision of the SSA by EDC Personnel.

(e)  Confidential Information delivered to Supplier must be transported to the Supplier SSA by one of the following methods:  (i) on magnetic media by a mutually agreed upon carrier, or (ii) transmitted by the approved secure communications link established between the EDC and Chordiant.

(f)  Any hardware used in the EDC Secure Computer Environment may be removed from the EDC Site only if any persistent storage capacity has been erased or reformatted with the effect of erasing any data contained therein.

2.4  Backup of Supplier-Provided Systems.  Supplier will provide backups of Supplier-supplied systems at no additional cost to Chordiant and as follows:

(a)  Daily incremental back-up of all systems.

(b)  Weekly back-up (kept off-site and in fireproof location).

(c)  Back-up Data to be sent/synced up with Chordiant on daily basis.  (Program Managers to decide upon operating procedure)

2.5  Backup of Chordiant-Supplied Systems.

(a)  The NAS system installed in the dedicated EDC Lab will provide high availability and fault tolerant storage and will provide first level of data security.

(b)  Production Systems for Clearcase, Clearquest and Case tracking are all multi-site implementations and will be synchronized with Chordiant -based systems at least once per hour providing continuous backup of Source Code and key operational data.

(c)  Local tape backup will also be carried out as defined by Chordiant and Supplier Program Managers.  The backup process will be carried out by the Supplier as part of the Shared Common Services it provides as set forth on Exhibit 13.

2.6  Responsibility.  The EDC Manager will be responsible for ensuring the EDC backup processes defined in Sections 2.4 and 2.5 above are implemented.

2.7  Audits.  Chordiant IT will have the right to perform periodic audits to verify that the data security processes set forth in this Section 2 are being implemented.

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,           has been omitted and           filed           separately           with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 12-B
Physical Security

o	Facilities/Physical Controls
✓	Security Force manually guards the premises at all times.
✓	All perimeter doors are equipped with strong and effective locks.
✓	Fire escape entrances are properly secured.

o	Fire/Safety
✓	The building has round-the-clock security.
✓	Access to Alarm system is restricted to a minimum of key personnel.
✓	Heat sensitive sprinklers are located in all areas of the building.
✓	Fire extinguishers are located throughout the building with proper signage for identification.
✓	The extinguishers are inspected on a periodic basis.
✓	Heat/Smoke detection system is in place.
✓	Fire exits are clearly identified by signage.
✓	Fire drills are conducted on a periodic basis.
✓	Security guard force is in place with documented processes and procedures.

o	Employees/Visitors Access
✓	Employees are required to show proper company identification (badge with ID) to gain entrance to the building. Employee identification must be visible at all times.
✓	All employees enter/exit the facility via the secured access.
✓	All visitors on a daily basis are required to be identified in a log that documents name, person visited, time in and time out.
✓	Visitors are required to wear badges and badge process is in place to ensure that badges cannot be retained in an unauthorized manner.
✓	The Card Access system records individual personnel entrance and exit times in an audit trail that is retained and reviewed regularly.
✓	Inspection of incoming and outgoing packages (e.g., bags, briefcases, boxes, etc.) is conducted on a random basis.

o	General Procedures
✓	Documented procedures and tracking are in place for approving access requests to secured/restricted areas of the building.
✓	Security and Emergency procedures are defined, documented, and distributed to all employees.
✓	A disposition strategy is in place and documented which includes: sensitive trash, electronic media, and volatile or hazardous materials.
✓	Client information is protected from unauthorized disclosure and not divulged without expressed approval.
✓	All personnel are required to attend an annual security awareness briefing.
✓	All personnel are required to sign a statement acknowledging their awareness and acceptance of responsibility for the security and integrity of Client information assets.

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,           has been omitted and           filed           separately           with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 12-C
Terms for EU Directive on Data Protection

1.	Definition and Interpretation

1.1	Throughout this Attachment 12-C to Exhibit 12 of the Master Services Agreement (the “Agreement”) between the Parties, the following words and phrases shall bear the following meanings:

“Confidential Information” means all:

(a)	Chordiant’s Personal Data; and

(b)	any other information, data, drawings, graphics, experience, trade secrets, know-how, samples, devices or demonstrations relating to the business of Chordiant which is directly or indirectly disclosed to Supplier by Chordiant or any person authorised by Chordiant for this purpose whether orally or in writing and whether before, on or after the date of the Agreement or which is otherwise directly or indirectly acquired by Supplier from Chordiant or any person authorised by Chordiant for this purpose, and shall include, without limitation, information, data or research relating to Chordiant’s services, products, suppliers, customers, business plans and financial situation and any notes, memoranda, summaries, analyses, data, compilations or any other writings relating thereto prepared by Supplier or on its behalf;

“Chordiant’s Personal Data” means Personal Data in relation to which Chordiant is the Data Controller of;

“DPA” means the Data Protection Act 1998 and all regulations and orders made pursuant thereto as the same may from time to time be modified, replaced, re-enacted or consolidated in so far as such modification, replacement, re-enactment or consolidation applies or is capable of applying to any action and/or transaction entered into pursuant to the Agreement;

“Data” shall have the meaning set out in the DPA;

“Data Controller” shall have the meaning set out in the DPA;

“Effective Date” means the date Supplier first Processed any Chordiant’s Personal Data;

“Personal Data” shall have the meaning set out in the DPA; and

“Processing” shall have the respective meaning set out in the DPA and the term “Processed” shall be construed accordingly.

1.2	The Annex to this Exhibit shall be considered part of this Exhibit and any reference to this Exhibit shall include the Annex.

2.	Contracts for Processing

2.1	Supplier agrees to undertake processing of Chordiant’s Personal Data for Chordiant from time to time upon the terms of this Exhibit.

2.2	Supplier will process Chordiant’s Personal Data only on, and in accordance with, the instructions of Chordiant.

2.3
Supplier agrees that it will co-operate with Chordiant to enable Chordiant to monitor compliance by Supplier with its obligations under this Exhibit and in particular that Chordiant shall on giving reasonable prior notice to Supplier have access to any premises of Supplier where Processing of Chordiant’s Personal Data is being carried out for the purposes of the Agreement and this Exhibit.

2.4	Supplier will implement any change to its Processing operations that is identified by Chordiant as being necessary for Supplier to comply with its obligations in this Exhibit.

4.           DPA

4.1
Supplier shall, and shall procure that sub-contractors that it uses to Process Chordiant’s Personal Data shall, comply with the DPA, and in particular Supplier shall comply with obligations equivalent to those imposed on Chordiant by the Seventh Data Protection Principle set out in the DPA, in connection with the subject matter of this Exhibit.

4.2	Without prejudice to the generality of Clause 4.1, Supplier will:

4.2.1
take all reasonable steps (including the development of password and other security systems) with a view to ensuring that only directors and employees of Supplier who are engaged in the Processing of Chordiant’s Personal Data will have access to Chordiant’s Personal Data;

4.2.2	keep in safe custody all documentation, tapes, discs and other media used to record or store Chordiant’s Personal Data and other Confidential Information;

4.2.3
issue to all directors and employees who have access to Chordiant’s Personal Data or other Confidential Information a regulation in the form included in the Annex to this Exhibit or in such other form as the parties may from time to time agree.  In the event of any director or employee breaching the terms of the regulation Supplier will invoke its internal disciplinary procedures and will advise Chordiant of the action taken;

4.2.3
not, without the prior written consent of Chordiant, divulge Chordiant’s Personal Data or other Confidential Information to any person, firm or company other than its directors and employees who have been issued with the regulation included in the Annex to this Exhibit and who have agreed to comply with such regulation and the obligations of confidentiality imposed on Supplier hereunder or make any use of it except only as has been agreed in writing between the Parties.

4.3	Supplier warrants to Chordiant that it will not do or omit to do anything which would cause Chordiant to be in breach of the DPA.

4.4	All Chordiant’s Personal Data Processed by Supplier on behalf of Chordiant shall belong to Chordiant and shall form part of Chordiant’s Personal Data.

5.	Return of Confidential Information

Upon Chordiant’s request at any time and/or on termination of the Agreement for any reason Supplier shall transfer to Chordiant or a third party nominated by Chordiant without charge or delay:

5.1           any and all property belonging to Chordiant; and

5.2
any and all Chordiant’s Personal Data and any other Confidential Information, customer or other records, documents, stationery, computer discs, marketing and sales literature, and statistics which have been supplied to Supplier by Chordiant or generated or processed by Supplier pursuant to the Agreement (and all copies and reproductions thereof);

and will not retain any copies, extracts and analysis and reproductions in whole or in part of such material except where and for so long as such Confidential Information, records or documentation are required to be kept by Supplier for statutory or regulatory requirements.

6.           Confidentiality

6.1	Supplier undertakes subject to Clause 6.2 below, that it will not without Chordiant’s express prior written consent:

6.1.1
disclose any Confidential Information to any other third party including for the purpose of communication (by whatever means) any advertising or marketing material which is directed to particular individuals, or otherwise for the promotion of any trade or business of any party; or

6.1.2	use any Confidential Information for any purpose other than the purpose of carrying out its obligations under the Agreement; or

6.1.3	copy, reproduce, divulge, publish or circulate (or authorize or permit anyone else to copy, reproduce, divulge, publish or circulate) any of the Confidential Information.

6.2	The restrictions on use and disclosure set out in this Exhibit shall not apply to any Confidential Information which:

6.2.1	at the date of its disclosure by Chordiant is in the public domain or which subsequently enters the public domain other than through unauthorized disclosure by Supplier;

6.2.2	was in Supplier’s possession prior to the time of its disclosure by Chordiant to Supplier;

6.2.3	was received by Supplier from a third party which is lawfully in possession of such Confidential Information and is not in breach of any obligation to Chordiant; or

6.2.4           is required to be disclosed by Supplier by applicable law, regulation or court order in which event Supplier shall promptly notify Chordiant of the requirement for such disclosure and co-operate through all reasonable and legal means in any attempts by Chordiant to prevent or otherwise restrict disclosure of such Confidential Information.

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,           has been omitted and           filed           separately           with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ANNEX

Confidentiality Regulation

Data Protection Act 1998

You are reminded that information held by this company about individuals (for example, customers contacts, suppliers and fellow employees) is confidential to this company and is likely to be regulated by the Data Protection Act (DPA).  This means that it should only be used for the legitimate purposes of this company’s business.  Such information must not be used for any other purpose or disclosed to anyone not authorised to receive it.

In addition staff may from time to time in the course of their duties have access to similar information held by other companies (for example because this company is processing information on behalf of such other companies) or other confidential information relating to such other companies and their products and processes.  Staff must not access, use, process or disclose any such information except for the legitimate purposes of the other company’s business and in accordance with this company’s specific instructions.

Failure to comply with the DPA may result in criminal offences being committed by this company and/or the employee responsible.  Breach of the DPA will also constitute a disciplinary offence which may result in suspension or dismissal.

                  [ * ]            = Certain confidential information contained in this document, marked by brackets,           has been omitted and           filed           separately           with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 13

Shared Common Services

Supplier will provide shared common services for EDC purposes, including, for example:

▪	Quality Assurance and Project Office Functions.

▪	HR Services, including recruitment (dedicated HR for over 50 EDC Staff)

▪	Finance and Facilities support

▪	UNIX and NT Admin (excluding dedicated Chordiant Lab)

▪	Database and Network Admin (excluding dedicated Chordiant Lab)

▪	Systems administration services will include backup of EDC Personnel workstations, email servers and supplier supplied servers

▪	Execution of defined backup process for production servers at no charge to Chordiant, but for which Chordiant will provide backup Equipment and Software

                  [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 14

Technology Refresh Standards

1.	Introduction.

This Exhibit sets forth the technology refresh standards to be used by Supplier in connection with the maintenance of the hardware and software it employs in its performance of the Services.

2.	Supplier Obligations.

2.1  Supplier is responsible for refresh of Equipment and Software identified in Exhibit 8. The Supplier and Chordiant IT teams will jointly decide on the Technology-Refresh (new releases) schedule of such Equipment and Software.  If the agreed upon schedule is in line with Supplier-IT corporate schedule, the resource effort for technology refresh will be not be charged to Chordiant.

2.2  Supplier will actively seek new technologies and service-delivery methods to reduce the cost to Chordiant of receiving and using the Services, and Supplier will identify such technologies and methods to Chordiant.

2.3  Throughout the Term, Supplier will maintain technology and service-delivery methods at a level of currency equal to Chordiant’s own systems and methods for similar tasks and functions, and in any event at a level sufficient to meet Chordiant’s business needs and for Chordiant to take advantage of technological advances in order to remain competitive.

2.4  Supplier will update anti-virus software virus definitions on Supplier supplied Equipment (desktops and servers) as per Ness IT guidelines.

2.5  Supplier will implement security patch updates as per Ness IT guidelines.

                  [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 15

LEFT BLANK

        [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 16

Transition Plan

1.       Introduction

This document outlines the transition plan for the establishment of the EDC.  It highlights the key phases and milestones that are to be achieved and identifies key activities during the transition.  During the Transition Period, the Parties will work together to accomplish the transition in accordance with the milestones set forth herein. During that time, the plan will be reviewed jointly between the Supplier-EDC team and the Chordiant Team and may need changes/tuning in light of the key activities and milestones to be accomplished.

2.       Transition Overview

Four Lines of Business are being established under this Agreement:
▪	Product Support
▪	Product Test
▪	Product Sustaining and Technical Stack Sustaining
▪	Product Development (Marketing Director product)

In addition to the individual lines of business, transition plans are required for Hardware, EDC Personnel recruitment and staff management, establishment of EDC Handbook covering working methodologies and reporting, and shared services.

The EDC Project Manager is expected to be in place by January 5th 2004. All dates in this document are 2004 unless otherwise specified.

All start dates for EDC Personnel are the Start Date that the full team is available – not the hire or assignment dates for individuals.

3.	Product Support Transition

[ * ]

3.1           Staff Ramp and Training

[ * ]

3.2           Infrastructure

All hardware and software required by the EDC Product Support Team will be in place and fully tested by February 13th, 2004. This includes the availability of the Dedicated EDC Lab and a fully functional network link back to Chordiant.

This includes the set up of the integrated Case tracking and Defect tracking systems, enabling full access to all systems from all Chordiant and EDC locations.

3.3           Processes

The Chordiant Product Support process, including the operation of the EDC Product Support Team will be defined (based on the process defined in Exhibit 2.1), agreed and documented by January 23rd, 2004. This will include training materials for use in the EDC Personnel training sessions.

4.       Product Test Transition
[ * ]

4.1           Staff Ramp and Training

The training program is outlined in Exhibit 5 (Human Resources). It comprises a 6 week program at a Chordiant Location (including travel) and a 4 week mentoring period.

[ * ]

4.2           Infrastructure

All hardware and software required by the EDC Product Test Team will be in place and fully tested by May 19th. This includes the set up of Rational Test Tools, access to W/W Test Script repository in line with Chordiant Testing Standards.

4.3           Processes

The Chordiant Product Test process, including the operation of the EDC Product Test Team will be defined (based on the process defined in Exhibit 2.3), agreed and documented by April 14th. This will include training materials for use in the staff training sessions.

4.4           Test Designs and Test Scripts

All Chordiant’s existing Test Scripts, Test documentation, Test data, Test System configuration set up will be transitioned to the EDC Test Leadership team during the 1:1 Mentoring Sessions that take place during the training process.

5.       Product Sustaining and Technical Stack Transition

[ * ]

5.1           Staff Ramp and Training

The training program is outlined in Exhibit 5 (Human Resources).  It comprises a 6 week program at a Chordiant Location (including travel) and a 4 week mentoring period.

The team of 7 staff will go through the training program starting June 25th, 2004.

5.2           Infrastructure

All hardware and software required by the EDC Product Sustaining and Tech Stack Team will be in place and fully tested by June 25th. This includes the set up of all required Operating systems, Application Servers and Databases along with installation of Chordiant product versions.

Also included is the set-up of the clearcase source code control system, including all source code (except MD) and build processes for all products.

5.3           Processes

The Chordiant Product Sustaining process, including the operation of the EDC Product Sustaining Team will be defined (based on the process defined in Exhibit 2.2), agreed and documented by June 14th, 2004.  This will include training materials for use in the staff training sessions.

For the Technical Stack team the initial roadmap of investigations and certifications including definitions of configurations will be defined by April 15th to enable set-up of appropriate configurations. In addition, the ongoing process for the operation of this team will be defined.

5.4           Sustaining and Technical Stack Knowledge and Materials Transfer

All Chordiant’s existing Sustaining and Tech Stack test Scripts, test documentation, test data, test System configuration set up will be transitioned to the EDC Sustaining Leadership team during the 1:1 Mentoring Sessions that take place during the training process.

6.	Product Development [ * ]

6.1           Staff Ramp and Training

The training program is outlined in Exhibit 5 (Human Resources).  It comprises a 6 week program at a Chordiant Location (including travel) and a 4 week mentoring period.

[ * ]

The second group of staff will be trained internally at the EDC by EDC staff.

6.2           Infrastructure

All hardware and software required by the EDC Product Development Team will be in place and fully tested by August 25th, 2004. This includes the set up of all required Operating systems, Application Servers and Databases along with installation of Development environments Chordiant product versions.

6.3           Processes

The Chordiant Product Development process, including the operation of the EDC Product Development Team will be defined (based on the process defined in Exhibit 2.4), agreed and documented by June 30th. This will include training materials for use in the staff training sessions.

6.4           Product Source, Test materials transfer

All Chordiant’s existing Source Code, build processes, build validation processes, design documentation, functional specifications, test Scripts, test documentation, test data, test System configuration set up will be transitioned to the EDC Development Leadership team during the 1:1 Mentoring Sessions that take place during the training process.

Also included is the transfer and set up of source trees for the [ * ] product line, build processes on the production systems

7.       Other Transfer Considerations

Governance and reporting processes will be defined prior to January 5th, 2004.

The EDC Intranet will be established within 60 days of the Effective Date.  As the transition continues the intranet site will be updated with all relevant information such that the Intranet becomes the repository and access point for all EDC information.

The Hardware and Software environment, including the Dedicated laboratory will be defined by January 5th, 2004.  An infrastructure detailed plan that delivers on the go-live dates outline above will be delivered by January 15th, 2004.

        [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 17

Benchmarkers

1.	Introduction.

This Exhibit sets forth the third party service providers that have been pre-approved by the Parties to conduct the Benchmark Process identified in Article 9 (Customer Satisfaction and Benchmarking) of the Agreement.

2.	Benchmarkers.

[ * ]

        [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         Page

Exhibit 18

Competitors

1.	Introduction.

This Exhibit, as updated by Chordiant from time to time as provided below, documents the recognized Chordiant Competitors for purposes of the restrictions set forth in Section 11.9 (Assignment to Competitors) and Section 31.1 (Non-compete) of the Agreement.

2.	Competitors.

▪	Siebel

▪	Epiphany

3.	Additions.

Chordiant reserves the right to name additional third parties as Competitors upon written notice to Supplier; provided, however, that if Supplier has a pre-existing relationship with such third party prior to Chordiant’s naming them as a competitor, such relationship will be excluded for purposes of the limitation set forth in the first sentence of Section 31.1).

                  [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 19

Deliverables

1.           Introduction.

This Exhibit sets forth any Supplier Background Technology, third party materials and open source code included in the Deliverables.  Supplier shall update such information in a timely manner by amendment to the appropriate attachment, listed below

2.           Attachments.

Attachment 19-A                                           Supplier Background Technology

Attachment 19-B                                           Third Party Materials

Attachment 19-C                                           Open Source Code

                  [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 19-A
Supplier Background Technology

This Attachment lists the Supplier Background Technology included within any Deliverable provided to Chordiant by Supplier in the performance of the Services.

                  [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 19-B
Third Party Materials

This Attachment lists the third party materials included within any Deliverable provided to Chordiant by Supplier in the performance of the Services.

                  [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 19-C
Open Source Code

This Attachment lists the open source code incorporated into any Deliverable provided to Chordiant by Supplier in the performance of the Services.

                  [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 20-21

LEFT BLANK

                  [           *           ] = Certain confidential information contained in this document, marked by brackets,            has been omitted and filed separately            with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 22

Transfer Option

The Parties agree that the following terms shall govern the “Transfer” of the EDC to Chordiant (“Transfer Co.”) should Chordiant elect to exercise such option under Section 30 of the Agreement.

	HEADING	Terms of the Agreement
I.	BOT Transfer Model	The EDC will be established on a Build-Operate-Transfer (BOT) model of operation.
A.	Minimum Build-Operate Phase	Chordiant may exercise the Transfer Option any time twenty four (24) months after [ * ].
B.	Minimum Personnel Transfer	[ * ] of EDC Personnel at time of transfer or [ * ] EDC Personnel, whichever is greater (“Minimum Personnel Transfer”).
C.	Transfer transition timing	Supplier will use all efforts to complete the transfer within [ * ] from Chordiant’s election to exercise the Transfer Option, with the recognition that government approvals will be required.
D.	Transfer of EDC Personnel
i.  At least [ * ] of EDC Personnel at time of exercise must stay with Transfer Co. for the Transfer Option to be completed.  Buffer Resources that stay with Transfer Co. shall be included in this calculation per iv below.
ii.  For each EDC Personnel not remaining, Supplier shall replace such employee [ * ].
iii.  Chordiant has the right in its sole discretion to select how many and which EDC Personnel and Buffer Resources stay with Transfer Co.
iv.  If Buffer Resources are used to meet the Minimum Personnel Transfer requirement, Chordiant and Supplier shall agree, in good faith, upon the number of “effective Buffer Resources” necessary to meet that requirement.

E.	Benefits to Chordiant
The Parties will structure the transfer to maximize benefits to Chordiant and minimize taxes paid or payable, fees, tariffs or penalties of any kind levied by any governmental or administrative body paid by Chordiant.

II.	TRANSFER PRICING OPTIONS
	Option Selection	Chordiant, in its sole discretion, may select the pricing option at the time of exercise of the Transfer Option.
A.	Option A: Physical Transfer (Buy Out)
Physical Transfer (Buy Out) Option
Transfer pricing structure will have four elements:
1.  Live business transfer price
2.  Transfer management fee
3.  Infrastructure Transfer Price
4.  Facilities Price (at Chordiant’s option)

1.	Live Business Transfer Price	Chordiant will pay [ * ] of annualized billing rate. (Annualized billing = 2 x preceding 6 months actual billings.)
2.	Transfer Management Fees
[ * ] per Transferred Employee to manage successful transfer, including, but not limited to, obtaining government and legal approvals, payable upon certification of sufficient Transferred Employees.  For a period of one (1) year following transfer, Supplier will not solicit, hire or influence directly or indirectly any Transferred Employees.

3.	Infrastructure Transfer Price	Chordiant shall purchase any hardware and software infrastructure at the amount remaining to be depreciated.
4.	Facilities Price
i.  Chordiant has the option to remain in Supplier facility or relocate to its own facility following Transfer.
ii.  Should Chordiant relocate to its owns facility, it will not be charged for Supplier’s freed up office space.
iii.  Supplier will assist Chordiant in searching for alternative office space free of charge.
iv.  Should Chordiant desire to remain in Supplier facilities, Supplier will charge lease/rent for occupied space at cost [ * ].
v.  Should Chordiant continue to use shared services (security, HR, Admin etc) Supplier will charge for portion of services at cost [ * ].

B.	Option B: Management Transfer	Management Transfer Option
1.	Transfer price/fee	None
2.	Monthly Operational Fee	Chordiant to pay Supplier portion of direct costs for running the EDC. (EDC utilities, infrastructure and shared services.)
3.	Management Fee
$X per month per employee for managing and running EDC, per the following sliding scale where X is:
Þ  [ * ] employees
Þ  [ * ] employees
(e.g., for [ * ])
Management fees cover shared services such as HR, Finance, Management, Quality and IT (TBD – Chordiant).

                  [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.